FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226943-03

August 5, 2019

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$811,119,305

(Approximate Total Mortgage Pool Balance)

$677,165,000

(Approximate Offered Certificates)

CD 2019-CD8

Deutsche Mortgage & Asset Receiving Corporation

Depositor

German American Capital Corporation

MUFG Principal Commercial Capital

Cantor Commercial Real Estate Lending, L.P.

Citi Real Estate Funding Inc.

Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	Citigroup	Cantor Fitzgerald & Co.

Co-Lead Managers and Joint Bookrunners

MUFG	Academy Securities	Drexel Hamilton

Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-226943) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. This free writing prospectus does not contain all information that is required to be included in the prospectus.

CD 2019-CD8 Mortgage Trust

Capitalized terms used but not defined herein have the meanings assigned to them in the Preliminary Prospectus expected to be dated August 5, 2019 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	Deutsche Bank Securities Inc., Cantor Fitzgerald & Co. and Citigroup Global Markets Inc.
Co-Managers:	MUFG Securities Americas Inc., Academy Securities, Inc. and Drexel Hamilton, LLC
Sponsors and Mortgage Loan Sellers:	German American Capital Corporation* (“GACC”) (35.7%), MUFG Union Bank, N.A. d/b/a MUFG Principal Commercial Capital (“MPCC”) (30.9%), Cantor Commercial Real Estate Lending, L.P. (“CCRE”) (19.4%) and Citi Real Estate Funding Inc. (“CREFI”) (14.0%) *An indirect wholly owned subsidiary of Deutsche Bank AG
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association (“Midland”)
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Wells Fargo Bank, National Association
Rating Agencies:	Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (“S&P”) and DBRS, Inc. (“DBRS”).
Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by GACC, as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.
Determination Date:	11th day of each month, or if such 11th day is not a business day, the immediately following business day, commencing in September 2019.
Distribution Date:	4th business day following the Determination Date in each month, commencing in September 2019.
Cut-off Date:	With respect to each mortgage loan, the later of the related payment date of such mortgage loan in August 2019 (or, in the case of any mortgage loan that has its first due date subsequent to August 2019, the date that would have been its due date in August 2019 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such mortgage loan. Unless otherwise noted, all mortgage loan statistics are based on balances as of the Cut-off Date.
Closing Date:	On or about August 22, 2019
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	August 2057
Minimum Denominations:	$10,000 (for each class of offered principal balance certificates) and $100,000 (for each class of offered interest-only certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1% (with certain exceptions described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus)

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2019-CD8 Mortgage Trust

TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
German American Capital Corporation	7	7	$279,305,000	34.4%
MUFG Principal Commercial Capital	11	11	$250,705,000	30.9%
Cantor Commercial Real Estate Lending, L.P.	7	19	$127,419,965	15.7%
Citi Real Estate Funding Inc.	7	20	$113,689,341	14.0%
Cantor Commercial Real Estate Lending, L.P. / German American Capital Corporation(1)	1	1	$40,000,000	4.9%
Total:	33	58	$811,119,305	100.0%
Collateral Facts
Initial Outstanding Pool Balance:				$811,119,305
Number of Mortgage Loans:				33
Number of Mortgaged Properties:				58
Average Mortgage Loan Cut-off Date Balance:				$24,579,373
Weighted Average Mortgage Rate:				4.2661%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months)(2):				119
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months)(2):				118
Weighted Average Mortgage Loan Seasoning (months):				1
% of Mortgaged Properties Leased to a Single Tenant:				7.2%
Credit Statistics(3)
Weighted Average Mortgage Loan U/W NCF DSCR:				2.32x
Weighted Average Mortgage Loan Cut-off Date LTV(4):				55.9%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(2)(4):				53.5%
Weighted Average U/W NOI Debt Yield:				11.0%
Amortization Overview
% Mortgage Loans with Amortization through Maturity Date or ARD(2):				10.6%
% Mortgage Loans which pay Interest Only through Maturity or ARD Date(2):				76.4%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD(2):				13.0%
Weighted Average Remaining Amortization Term (months)(5):				366
Amortization Overview
% Mortgage Loans with Upfront or Ongoing Tax Reserves:				80.6%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(6):				81.1%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:				50.9%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(7):				80.4%
% Mortgage Loans with In Place Hard Lockboxes(8):				64.8%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x:				90.1%
% Mortgage Loans with Cash Traps Triggered at Debt Yield Levels ≥ 7.25%:				9.9%

Prepayment Provisions
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:				76.6%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with a Yield Maintenance Charge:				4.8%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with Defeasance or a Yield Maintenance Charge:				9.2%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with a Yield Maintenance Charge or After a Lockout Period with Defeasance or a Yield Maintenance Charge:				4.2%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge Prior to an Open Period and with Defeasance or a Yield Maintenance Charge After a Lockout Period and Prior to an Open Period:				5.2%

(1)	Includes the $40.0 million pari passu portion of the Wind Creek Leased Fee mortgage loan, as to which CCRE is acting as mortgage loan seller of the $30.0 million Note A-1 and GACC is acting as the mortgage loan seller of the $10.0 million Note A-2.

(2)	With respect to the Moffett Towers II – Buildings 3 & 4 mortgage loan (the “ARD Loan”), the Original Term to Maturity Date or ARD, Remaining Term to Maturity Date or ARD and Maturity Date or ARD LTV are calculated through the anticipated repayment date.

(3)	The LTV, DSCR and Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(4)	With respect to 9 mortgage loans (32.2%) (including 888 Figueroa, Uline Arena, Moffett Towers II – Buildings 3 & 4, The Citizen Hotel Sacramento, 1440 N Dayton, Visions Hotel Portfolio II, Hilton Garden Inn Sugarland, The Real Real and Holiday Inn Express - Bluffton), the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated using a value other than the “As Is” appraised values. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(5)	Excludes mortgage loans which are interest only for the full loan term.

(6)	Includes FF&E reserves.

(7)	Represents the percent of the allocated Initial Outstanding Pool Balance of office, retail, industrial and mixed use properties only structured with TI/LC reserves.

(8)	With respect to the Crescent Club mortgage loan (3.4%), there is an in place hard lockbox for the commercial tenants and an in place soft lockbox for the multifamily units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2019-CD8 Mortgage Trust

STRUCTURE SUMMARY

OFFERED CERTIFICATES

Class(1)	Ratings (S&P/Fitch/DBRS)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)
Class A-1	AAA(sf)/AAAsf/AAA(sf)	$10,401,000	30.000%(7)	3.00	1 – 59	39.1%	15.7%
Class A-2	AAA(sf)/AAAsf/AAA(sf)	$7,644,000	30.000%(7)	4.90	59 – 59	39.1%	15.7%
Class A-SB	AAA(sf)/AAAsf/AAA(sf)	$16,457,000	30.000%(7)	7.43	59 – 117	39.1%	15.7%
Class A-3	AAA(sf)/AAAsf/AAA(sf)	(8)	30.000%(7)	(8)	(8)	39.1%	15.7%
Class A-4	AAA(sf)/AAAsf/AAA(sf)	(8)	30.000%(7)	(8)	(8)	39.1%	15.7%
Class X-A(9)	AA+(sf)/AAAsf/AAA(sf)	$598,653,000(10)	N/A	N/A	N/A	N/A	N/A
Class A-M	AA+(sf)/AAAsf/AAA(sf)	$49,070,000	23.750%	9.98	120 – 120	42.6%	14.4%
Class B	NR/AA-sf/AAA(sf)	$40,237,000	18.625%	9.98	120 – 120	45.5%	13.5%
Class C	NR/A-sf/AA(low)(sf)	$38,275,000	13.750%	9.98	120 – 120	48.2%	12.8%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (S&P/Fitch/DBRS)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)
Class X-B(9)	NR/A-sf/AA(sf)	$78,512,000(10)	N/A	N/A	N/A	N/A	N/A
Class X-D(9)	NR/BBB-sf/A(low)(sf)	$44,163,000(10)	N/A	N/A	N/A	N/A	N/A
Class X-F(9)	NR/BB-sf/BBB(low)(sf)	$21,591,000(10)	N/A	N/A	N/A	N/A	N/A
Class D	NR/BBBsf/A(low)(sf)	$24,535,000	10.625%	9.98	120 – 120	50.0%	12.3%
Class E	NR/BBB-sf/BBB(high)(sf)	$19,628,000	8.125%	9.98	120 – 120	51.4%	12.0%
Class F	NR/BB-sf/BB(high)(sf)	$21,591,000	5.375%	9.98	120 – 120	52.9%	11.6%
Class G-RR(11)	NR/B-sf/BB(sf)	$8,832,000	4.250%	9.98	120 – 120	53.5%	11.5%
Class H-RR(11)	NR/NR/B(low)(sf)	$16,684,000	2.125%	9.98	120 – 120	54.7%	11.2%
Class J-RR(11)	NR/NR/NR	$16,684,305	0.000%	9.98	120 – 120	55.9%	11.0%

NON-OFFERED VERTICAL RISK RETENTION INTEREST

Non-Offered Vertical Risk Retention Interest	Ratings (S&P/Fitch/DBRS)	Initial Certificate Balance or Notional Amount	Initial Subordination Levels	Weighted Average Life (years)(12)	Principal Window (months)(12)	Certificate Principal to Value Ratio	Certificate Underwritten NOI Debt Yield
VRR Interest(13)(14)	NR/NR/NR	$26,000,000(15)	N/A	9.67	1 - 120	N/A	N/A

(1)	The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class H-RR and Class J-RR certificates (the “Principal Balance Certificates”) will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related Distribution Date occurs (the “WAC” Rate”), (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate.

(2)	Approximate; subject to a permitted variance of plus or minus 5%. The Certificate Balance of the VRR Interest is not included in the Certificate Balance or notional amount of any Class of Certificates set forth under “Offered Certificates” or “Non-Offered Certificates” in the table above.

(3)	The initial subordination levels are calculated based on the initial Certificate Balance. The approximate initial credit support percentages shown in the table above for the Principal Balance Certificates do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the Non-VRR Certificates (exclusive of the Class X, Class S and Class R certificates), on the other hand, pro rata in accordance with their respective outstanding Certificate Balances. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

(4)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of Principal Balance Certificates are based on (i) modeling assumptions described in the Preliminary Prospectus, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions or forbearances of maturity dates and mortgage loans with anticipated repayment dates, if any, are repaid on the respective anticipated repayment dates. The weighted average life and principal window of the Class A-3 and Class A-4 certificates are subject to change as described in footnote (8) below.

(5)	“Certificate Principal to Value Ratio” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average mortgage loan Cut-off Date LTV of the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	“Certificate Underwritten NOI Debt Yield” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average Underwritten NOI Debt Yield for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The initial subordination levels for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are represented in the aggregate.

(8)	The exact initial Certificate Balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balances, weighted average lives and principal windows of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-3 and Class A-4 certificates is expected to be approximately $515,081,000, subject to a variance of plus or minus 5.0%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Avg. Life (years)(4)	Principal Window (months)(4)
Class A-3	$75,000,000 - $257,000,000	9.39 - 9.67	112-113 / 112-119
Class A-4	$258,081,000 - $440,081,000	9.94 - 9.88	119-120 / 113-120

(9)	As further described in the Preliminary Prospectus, the pass-through rates applicable to the Class X-A, Class X-B, Class X-D and Class X-F certificates (collectively, the “Class X Certificates” and, together with the Principal Balance Certificates, the “Regular Certificates”) for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii)(A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates (based on their respective Certificate Balances immediately prior to such Distribution Date), (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (based on their respective Certificate Balances immediately prior to such Distribution Date), (C) with respect to the Class X-D certificates, the weighted average of the pass-through rates of the Class D and Class E certificates (based on their respective Certificate Balances immediately prior to such Distribution Date) and (D) with respect to the Class X-F certificates, the pass-through rate of the Class F certificates.

(10)	The Class X Certificates will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates. The interest accrual amounts on the Class X-B certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class B and Class C certificates. The interest accrual amounts on the Class X-D certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class D and Class E certificates. The interest accrual amounts on the Class X-F certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class F certificates. The notional amount of each class of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2019-CD8 Mortgage Trust

STRUCTURE SUMMARY

Class X Certificates is subject to change depending upon the final pricing of the Principal Balance Certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates whose Certificate Balance comprises such notional amount is equal to the WAC Rate, the Certificate Balance of such class of Principal Balance Certificates may not be part of, and will reduce accordingly, such notional amount of the related Class X Certificates (or, if as a result of such pricing the pass-through rate of the related Class X Certificates is equal to zero, such Class X Certificates may not be issued on the Closing Date), and/or (2) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates that does not comprise such notional amount of the related Class X Certificates is equal to less than the WAC Rate, such class of Principal Balance Certificates may become a part of, and will increase accordingly, such notional amount of the related Class X Certificates.

(11)	The Class G-RR, Class H-RR and Class J-RR certificates (collectively, the “HRR Certificates”) are expected to be retained by Eightfold Real Estate Capital Fund V, L.P. or its affiliate, in partial satisfaction of the retention obligations of German American Capital Corporation in its capacity as the retaining sponsor in accordance with the credit risk retention rules applicable to this securitization transaction. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

(12)	The weighted average life and principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates and mortgage loans with anticipated repayment dates, if any, are repaid on the respective anticipated repayment dates.

(13)	German American Capital Corporation, as the retaining sponsor, is expected to acquire from the depositor, on the Closing Date, an “eligible vertical interest” (as defined in Regulation RR) in the form of a single vertical security with an expected aggregate initial Certificate Balance of $26,000,000.00 (the “VRR Interest”), which is expected to represent approximately 3.21% of all classes of Regular Certificates and the VRR Interest. A portion of the VRR Interest will be retained by each of German American Capital Corporation or its “majority-owned affiliate” and MUFG Principal Commercial Capital in accordance with the credit risk retention rules applicable to this securitization transaction. See “Credit Risk Retention” in the Preliminary Prospectus.

(14)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the WAC rate.

(15)	The initial VRR interest balance is subject to change depending on the final pricing of all classes of Regular Certificates with the final VRR interest balance determined such that, upon initial issuance, the percentage of the fair value of the HRR Certificates and the percentage of the VRR Interest (in the aggregate) will equal at least 5.00. If the initial Certificate Balance of the VRR Interest is reduced, the initial Certificate Balance of each class of Principal Balance Certificates (and correspondingly, the initial notional amount of each class of Class X Certificates) will be increased on a pro rata basis (based on the initial Certificate Balance set forth in the table above) in an aggregate amount equal to such reduction in the initial Certificate Balance of the VRR Interest. If the initial Certificate Balance of the VRR Interest is increased, the initial Certificate Balance of each class of Principal Balance Certificates (and correspondingly, the initial notional amount of each class of Class X Certificates) will be decreased on a pro rata basis (based on the initial Certificate Balance set forth in the table above) in an aggregate amount equal to such increase in the initial VRR interest balance. For a further description, see “Credit Risk Retention” in the Preliminary Prospectus.

Class A-2 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
A-2	CREFI	Holiday Inn Express - Bluffton	Hospitality	$8,639,341	59	61.3%	2.13x	14.3%
(1)	This table reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2019-CD8 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per NRA/Room(1)	Cut-off Date LTV(1)(2)	U/W NCF DSCR after IO(1)	U/W NOI Debt Yield(1)
888 Figueroa	MPCC	Los Angeles, CA	Office	$75,000,000	9.2%	$285	54.8%	2.53x	10.1%
Woodlands Mall	GACC	The Woodlands, TX	Retail	$70,000,000	8.6%	$327	26.0%	3.95x	17.4%
Hilton Penn's Landing	GACC	Philadelphia, PA	Hospitality	$70,000,000	8.6%	$200,000	61.4%	2.12x	12.5%
Uline Arena	CCRE	Washington, DC	Mixed Use	$42,000,000	5.2%	$483	56.6%	1.75x	7.4%
171 N Aberdeen	MPCC	Chicago, IL	Mixed Use	$41,000,000	5.1%	$342	56.1%	1.86x	9.0%
Lakewood Square	GACC	Lakewood, CA	Retail	$41,000,000	5.1%	$219	64.6%	2.10x	9.0%
505 Fulton Street	CREFI	Brooklyn, NY	Retail	$40,000,000	4.9%	$744	48.6%	2.67x	9.9%
Pharr Town Center	GACC	Pharr, TX	Retail	$40,000,000	4.9%	$160	67.1%	1.36x	8.6%
Wind Creek Leased Fee	CCRE/GACC	Bethlehem, PA	Other	$40,000,000	4.9%	$56(3)	85.0%	1.27x	7.1%
Moffett Towers II - Buildings 3 & 4	GACC	Sunnyvale, CA	Office	$34,450,000	4.2%	$499	44.3%	3.46x	13.2%
Total/Weighted Average				$493,450,000	60.8%		54.9%	2.39x	10.9%
(1)	The Cut-off Date Balance per NRA/Room Cut-off Date LTV, U/W NCF DSCR after IO and U/W NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	With respect to the 888 Figueroa, Uline Arena and Moffett Towers II – Buildings 3 & 4 mortgage loans, the Cut-off Date LTV have been calculated based on the appraised values other than “As Is” respectively. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(3)	With respect to the Wind Creek Leased Fee mortgage loan, the Cut-off Date Balance per NRA/Room is based on the total sq. ft. of the land.

Existing Mezzanine Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu/ Subordinate Companion Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV(2)	Total Debt Cut-off Date LTV(1)(2)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(1)
Woodlands Mall	$70,000,000	$355,000,000	$40,000,000	3.95x	1.79x	26.0%	48.8%	17.4%	9.3%
Moffett Towers II – Buildings 3 & 4	$34,450,000	$470,550,000	$85,000,000	3.46x	1.91x	44.3%	74.7%	13.2%	7.9%
Crescent Club	$27,500,000	$0	$34,000,000	4.58x	1.08x(3)	28.3%	63.3%	14.6%	6.6%
(1)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), any related subordinate companion loan(s) and/or any related mezzanine loan(s).

(2)	With respect to the Moffett Towers II – Buildings 3 & 4 mortgage loan, the Cut-off Date LTV has been calculated based on the appraised value other than “As Is”. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(3)	With respect to the Crescent Club mortgage loan, the total Debt U/W NCF DSCR is calculated (only for the mezzanine loan) based on an annual debt service amount equal to the aggregate of the first 12 principal and interest payments based on an assumed principal payment schedule.

Subordinate Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loans Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV(2)	Total Debt Cut-off Date LTV(1)(2)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(1)
Woodlands Mall	$70,000,000	$177,600,000	$177,400,000	3.95x	1.79x	26.0%	48.8%	17.4%	9.3%
Moffett Towers II – Buildings 3 & 4	$34,450,000	$315,550,000	$155,000,000	3.46x	1.91x	44.3%	74.7%	13.2%	7.9%
The Citizen Hotel Sacramento(3)	$34,000,000	$0	$11,950,000	2.95x	2.06x	53.4%	62.8%	14.9%	12.7%
(1)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

(2)	With respect to the Moffett Towers II – Buildings 3 & 4 mortgage loan, the Cut-off Date LTV has been calculated based on the appraised value other than “As Is” . For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(3)	The Subordinate Debt Summary includes a $6.0 million B Note and $5.95 million of subordinate debt held by the Redevelopment Successor Agency of its City of Sacramento (“RASA”). Total Debt metrics exclude the RASA subordinate debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2019-CD8 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Companion Loan Summary

Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	888 Figueroa	A-1	$75,000,000	$75,000,000	CD 2019-CD8	Yes	Midland	Midland
		A-2, A-3	$40,000,000	$40,000,000	MPCC	No
		Total	$115,000,000	$115,000,000
2	Woodlands Mall	A-1-1, A-5, A-7	$76,200,000	$76,200,000	Benchmark 2019-B12	No
		A-2, A-6	$70,000,000	$70,000,000	CD 2019-CD8	No
		A-1-2, A-3, A-4	$101,400,000	$101,400,000	DBRI	No
		Total Senior Notes	$247,600,000	$247,600,000
		B	$177,400,000	$177,400,000	Benchmark 2019-B12	Yes	Midland	Pacific Life Insurance Company
		Total	$425,000,000	$425,000,000
4	Uline Arena	A-1	$42,000,000	$42,000,000	CD 2019-CD8	Yes	Midland	Midland
		A-2, A-3, A-4, A-5	$42,000,000	$42,000,000	CCRE	No
		A-6, A-7	$36,000,000	$36,000,000	Natixis	No
		Total	$120,000,000	$120,000,000
7	505 Fulton Street	A-2	$45,000,000	$45,000,000	CGCMT 2019-GC41	Yes	Midland	Rialto Capital Advisors, LLC
		A-1	$40,000,000	$40,000,000	CD 2019-CD8	No
		Total	$85,000,000	$85,000,000
8	Pharr Town Center	A-1	$40,000,000	$40,000,000	CD 2019-CD8	Yes	Midland	Midland
		A-2	$30,000,000	$30,000,000	DBRI	No
		Total	$70,000,000	$70,000,000
9	Wind Creek Leased Fee	A-4, A-5, A-6	$61,600,000	$61,600,000	DBRI(2)	Yes
		A-1, A-2	$40,000,000	$40,000,000	CD 2019-CD8	No
		A-3	$45,000,000	$45,000,000	CGCMT 2019-GC41(2)	No	Midland	Rialto Capital Advisors, LLC
		Total	$146,600,000	$146,600,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2019-CD8 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
10	Moffett Towers II - Buildings 3 & 4	A-1-A, A-2-A, A-3-A	$5,000,000	$5,000,000	MFTII 2019-B3B4	No
		A-2-B	$34,450,000	$34,450,000	CD 2019-CD8	No
		A-2-C, A-3-C	$55,250,000	$55,250,000	CGCMT 2019-GC41	No
		A-1-C	$50,000,000	$50,000,000	BANK 2019-BNK19	No
		A-1-B, A-1-D, A-1-E	$139,750,000	$139,750,000	Barclays	No
		A-3-B	$65,550,000	$65,550,000	GS Bank	No
		Total Senior Notes	$350,000,000	$350,000,000
		B-1, B-2, B-3	$155,000,000	$155,000,000	MFTII 2019-B3B4	Yes	KeyBank	Situs
		Total	$505,000,000	$505,000,000
11	The Citizen Hotel Sacramento	A	$34,000,000	$34,000,000	CD 2019-CD8	No	Midland	Midland
		B	$6,000,000	$6,000,000	KCM Sacramento, LLC	Yes
		Total	$40,000,000	$40,000,000
15	Liberty MA Portfolio	A-1	$20,000,000	$20,000,000	CD 2019-CD8	Yes	Midland	Midland
		A-2	$10,000,000	$10,000,000	CCRE
		A-3	$5,500,000	$5,500,000	CCRE
		Total	$35,500,000	$35,500,000
18	Visions Hotel Portfolio II	A-1	$28,500,000	$28,466,411	MSC 2019-H7	Yes	Midland	LNR
		A-2	$17,000,000	$16,979,965	CD 2019-CD8	No
		A-3	$16,700,000	$16,680,318	SMC	No
		Total	$62,200,000	$62,126,694
(1)	The identification of a securitization trust means we have identified another securitization trust that has closed or as to which a preliminary prospectus (or preliminary offering circular) or final prospectus (or final offering circular) has printed that has or is expected to include the identified Mortgage Note(s).

(2)	Prior to the applicable servicing shift securitization date, the related whole loan will be serviced under the pooling and servicing agreement for CGCMT 2019-GC41 securitization. From and after the related servicing shift securitization date, the related whole loan will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related control note.

Distribution of Cut-off Date Balances(1)
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV(3)	Maturity Date or ARD LTV(2)(3)
$2,700,000	-	$7,499,999	8	$45,645,000	5.6%	4.5103%	118	1.93x	57.1%	55.1%
$7,500,000	-	$14,999,999	6	$68,244,341	8.4%	4.4698%	112	1.83x	67.5%	61.8%
$15,000,000	-	$24,999,999	6	$115,279,965	14.2%	4.5577%	117	1.79x	61.8%	56.1%
$25,000,000	-	$49,999,999	10	$366,950,000	45.2%	4.1016%	118	2.31x	56.7%	54.4%
$50,000,000	-	$75,000,000	3	$215,000,000	26.5%	4.2739%	120	2.86x	47.6%	47.6%
Total/Weighted Average			33	$811,119,305	100.0%	4.2661%	118	2.32x	55.9%	53.5%

Distribution of Mortgage Rates(1)
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV(3)	Maturity Date or ARD LTV(2)(3)
3.1320%	-	3.9999%	6	$220,725,000	27.2%	3.6679%	119	2.88x	50.5%	50.5%
4.0000%	-	4.2499%	6	$137,645,000	17.0%	4.0863%	120	2.15x	59.7%	58.5%
4.2500%	-	4.7499%	13	$283,924,305	35.0%	4.4163%	117	2.22x	56.0%	50.7%
4.7500%	-	4.9999%	6	$144,600,000	17.8%	4.8867%	117	1.95x	60.7%	59.5%
5.0000%	-	5.3350%	2	$24,225,000	3.0%	5.2722%	113	1.49x	54.7%	50.6%
Total/Weighted Average			33	$811,119,305	100.0%	4.2661%	118	2.32x	55.9%	53.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2019-CD8 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Property Type Distribution(1)(4)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of NRA/Units/Rooms	Weighted Averages
					Cut-off Date Balance per # of NRA/Unit/Room	Mortgage Rate	Stated Remaining Term (Mos.)(2)	Occupancy	U/W NCF DSCR	Cut-off Date LTV(3)	Maturity Date or ARD LTV(2)(3)
Retail	9	$242,605,000	29.9%	1,782,491	$321	4.2409%	119	98.1%	2.56x	49.3%	47.5%
Anchored	5	$156,900,000	19.3%	944,519	$329	4.1867%	118	98.9%	2.01x	58.8%	56.1%
Super Regional Mall	1	$70,000,000	8.6%	758,231	$327	4.2560%	120	95.8%	3.95x	26.0%	26.0%
Unanchored	2	$8,280,000	1.0%	34,093	$249	4.3438%	120	100.0%	2.04x	60.5%	58.5%
Single Tenant	1	$7,425,000	0.9%	45,648	$163	5.1300%	112	100.0%	1.68x	55.0%	55.0%
Office	6	$156,555,000	19.3%	1,317,106	$337	3.8849%	119	90.8%	2.61x	55.5%	55.2%
CBD	3	$108,560,000	13.4%	499,440	$313	3.8925%	119	87.5%	2.36x	57.8%	57.8%
Suburban	2	$43,745,000	5.4%	786,788	$416	3.8459%	119	99.2%	3.32x	48.1%	48.1%
Medical Office	1	$4,250,000	0.5%	30,878	$138	4.0900%	120	90.0%	1.66x	72.7%	61.4%
Hospitality	14	$146,419,305	18.1%	1,815	$158,231	4.6839%	115	80.3%	2.23x	58.5%	56.2%
Full Service	3	$106,068,625	13.1%	666	$188,825	4.6267%	120	85.6%	2.39x	58.8%	58.6%
Limited Service	10	$23,550,680	2.9%	947	$73,986	4.4766%	97	66.2%	2.10x	60.0%	50.9%
Select Service	1	$16,800,000	2.1%	202	$83,168	5.3350%	113	66.2%	1.40x	54.5%	48.6%
Mixed Use	5	$127,302,817	15.7%	607,920	$779	4.4341%	116	96.6%	1.79x	58.5%	58.3%
Office/Retail	1	$42,000,000	5.2%	248,381	$483	4.0400%	120	92.1%	1.75x	56.6%	56.6%
Multifamily/Office/Retail	1	$41,000,000	5.1%	120,020	$342	4.6700%	113	100.0%	1.86x	56.1%	56.1%
Industrial/Self Storage	1	$24,000,000	3.0%	201,455	$119	4.9500%	113	95.9%	1.89x	62.8%	62.8%
Multifamily/Retail	1	$18,500,000	2.3%	5,540	$3,339	4.1500%	118	100.0%	1.65x	62.1%	62.1%
Office/Industrial	1	$1,802,817	0.2%	32,524	$98	4.3000%	120	100.0%	1.52x	66.2%	48.2%
Multifamily	5	$48,440,000	6.0%	441	$170,405	3.8296%	120	97.2%	3.23x	45.6%	43.5%
High-Rise	1	$27,500,000	3.4%	130	$211,538	3.1320%	120	96.2%	4.58x	28.3%	28.3%
Garden	2	$12,000,000	1.5%	243	$49,507	4.8500%	120	97.5%	1.33x	71.4%	63.0%
Mid-Rise	1	$6,240,000	0.8%	62	$100,645	4.5000%	120	100.0%	1.69x	65.0%	65.0%
Low-Rise	1	$2,700,000	0.3%	6	$450,000	4.8500%	120	100.0%	1.44x	62.8%	62.8%
Other	1	$40,000,000	4.9%	2,608,541	$56	4.3800%	120	NAP	1.27x	85.0%	72.8%
Industrial	15	$33,597,183	4.1%	698,667	$74	4.2394%	120	91.4%	1.73x	62.3%	48.5%
Manufacturing	1	$15,042,254	1.9%	277,575	$96	4.3000%	120	81.9%	1.52x	66.2%	48.2%
Warehouse/Distribution	12	$9,100,000	1.1%	171,287	$53	4.0900%	120	100.0%	1.66x	72.7%	61.4%
Warehouse	1	$6,300,000	0.8%	199,435	$32	4.2800%	119	97.5%	2.46x	36.2%	30.7%
Flex	1	$3,154,930	0.4%	50,370	$111	4.3000%	120	100.0%	1.52x	66.2%	48.2%
Self Storage	3	$16,200,000	2.0%	256,934	$70	4.3094%	120	91.5%	1.93x	61.9%	58.3%
Total/Weighted Average	58	$811,119,305	100.0%			4.2661%	118	92.5%	2.32x	55.9%	53.5%

Geographic Distribution(1)(4)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV(3)	Maturity Date or ARD LTV(2)(3)
California	8	$242,730,000	29.9%	4.0608%	118	2.53x	55.1%	55.1%
Southern(5)	6	$174,280,000	21.5%	4.1099%	118	2.27x	57.5%	57.5%
Northern(5)	2	$68,450,000	8.4%	3.9358%	119	3.21x	48.8%	48.8%
Texas	3	$126,800,000	15.6%	4.4602%	119	2.80x	42.7%	39.3%
Pennsylvania	3	$110,827,450	13.7%	4.6971%	120	1.81x	69.9%	65.4%
New York	13	$104,852,515	12.9%	3.7261%	119	2.87x	47.7%	45.9%
New York City	4	$88,700,000	10.9%	3.5761%	119	3.01x	45.6%	45.6%
New York State	9	$16,152,515	2.0%	4.5500%	119	2.08x	59.2%	48.0%
Illinois	2	$60,000,000	7.4%	4.4737%	115	1.95x	58.7%	58.7%
DC	1	42,000,000	5.2%	4.0400%	120	1.75x	56.6%	56.6%
Other	28	$123,909,341	15.3%	4.5170%	114	1.78x	64.1%	57.3%
Total/Weighted Average	58	$811,119,305	100.0%	4.2661%	118	2.32x	55.9%	53.5%

Distribution of Cut-off Date LTVs(1)(3)
Range of Cut-off Date LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV	Maturity Date or ARD LTV(2)
26.0%	-	54.9%	10	$333,825,000	41.2%	3.9910%	119	3.06x	43.7%	43.3%
55.0%	-	59.9%	5	$114,184,965	14.1%	4.4343%	117	1.86x	56.8%	55.1%
60.0%	-	64.9%	9	$199,659,341	24.6%	4.4816%	116	2.06x	62.7%	62.5%
65.0%	-	69.9%	6	$96,600,000	11.9%	4.4796%	120	1.50x	66.5%	58.0%
70.0%	-	85.0%	3	$66,850,000	8.2%	4.3999%	120	1.37x	79.8%	68.5%
Total/Weighted Average			33	$811,119,305	100.0%	4.2661%	118	2.32x	55.9%	53.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2019-CD8 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Maturity Date or ARD LTVs(1)(2)(3)
Range of Maturity Date or ARD LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV	Maturity Date or ARD LTV
26.0%	-	49.9%	10	$261,804,965	32.3%	4.1116%	118	3.04x	42.0%	39.4%
50.0%	-	54.9%	2	$109,000,000	13.4%	3.8451%	119	2.66x	54.4%	54.4%
55.0%	-	59.9%	7	$152,744,341	18.8%	4.4215%	114	1.70x	59.9%	57.0%
60.0%	-	72.8%	14	$287,570,000	35.5%	4.4837%	119	1.86x	67.1%	64.2%
Total/Weighted Average			33	$811,119,305	100.0%	4.2661%	118	2.32x	55.9%	53.5%

Distribution of Underwritten NCF Debt Service Coverages(1)
Range of Underwritten NCF Debt Service Coverages			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV(3)	Maturity Date or ARD LTV(2)(3)
1.27x	-	1.44x	6	$118,400,000	14.6%	4.6016%	119	1.34x	71.6%	62.5%
1.45x	-	1.74x	6	$75,915,000	9.4%	4.3915%	118	1.61x	65.6%	57.7%
1.75x	-	2.49x	13	$323,784,305	39.9%	4.5061%	116	2.00x	59.3%	58.5%
2.50x	-	3.49x	6	$195,520,000	24.1%	3.7797%	119	2.82x	51.7%	51.7%
3.50x	-	4.58x	2	$97,500,000	12.0%	3.9390%	120	4.13x	26.6%	26.6%
Total/Weighted Average			33	$811,119,305	100.0%	4.2661%	118	2.32x	55.9%	53.5%

Original Terms to Maturity or ARD(1)(2)
Original Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(3)	Maturity Date or ARD LTV(3)
60	-	60	1	$8,639,341	1.1%	4.3500%	59	2.13x	61.3%	56.0%
120	-	120	32	$802,479,965	98.9%	4.2652%	119	2.32x	55.9%	53.5%
Total/Weighted Average			33	$811,119,305	100.0%	4.2661%	118	2.32x	55.9%	53.5%

Distribution of Remaining Terms to Maturity or ARD(1)(2)
Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(3)	Maturity Date or ARD LTV(3)
59	-	59	1	$8,639,341	1.1%	4.3500%	59	2.13x	61.3%	56.0%
112	-	120	32	$802,479,965	98.9%	4.2652%	119	2.32x	55.9%	53.5%
Total/Weighted Average			33	$811,119,305	100.0%	4.2661%	118	2.32x	55.9%	53.5%

Distribution of Underwritten NOI Debt Yields(1)
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(2)(3)
7.0%	-	8.9%	10	$196,425,000	24.2%	4.2936%	120	1.59x	67.3%	62.8%
9.0%	-	9.9%	7	$172,205,000	21.2%	4.2993%	117	2.08x	58.4%	57.8%
10.0%	-	12.4%	7	$165,325,000	20.4%	4.2409%	118	2.09x	57.5%	53.3%
12.5%	-	14.9%	7	$200,864,305	24.8%	4.2344%	117	2.86x	52.4%	51.3%
15.0%	-	17.4%	2	$76,300,000	9.4%	4.2580%	120	3.83x	26.8%	26.4%
Total/Weighted Average			33	$811,119,305	100.0%	4.2661%	118	2.32x	55.9%	53.5%

Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(2)(3)
Interest Only	21	$585,300,000	72.2%	4.2143%	118	2.51x	52.5%	52.5%
Interest Only, then Amortizing	7	$105,750,000	13.0%	4.6140%	119	1.49x	64.6%	56.4%
Amortizing Balloon	4	$85,619,305	10.6%	4.3920%	114	1.58x	73.1%	60.4%
Interest Only-ARD	1	$34,450,000	4.2%	3.7639%	119	3.46x	44.3%	44.3%
Total/Weighted Average	33	$811,119,305	100.0%	4.2661%	118	2.32x	55.9%	53.5%

Footnotes:

(1)	The U/W NCF DSCR, Cut-off Date LTV Ratio, Maturity Date or ARD LTV, Underwritten NOI Debt Yield and Cut-off Date Balance per # of NRA/Units/Rooms calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	With respect to the ARD Loan, the Original Term to Maturity or ARD, Remaining Term to Maturity or ARD, Maturity Date or ARD LTV Ratio, Stated Remaining Term (Mos.) and Maturity Date or ARD LTV is calculated through the related anticipated repayment date.

(3)	With respect to 9 mortgage loans(32.2%) (including 888 Figueroa, Uline Arena, Moffett Towers II – Buildings 3 & 4, The Citizen Hotel Sacramento, 1440 N Dayton, Visions Hotel Portfolio II, Hilton Garden Inn Sugarland, The Real Real and Holiday Inn Express - Bluffton), the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated using a value other than the “As Is” appraised values. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(4)	Reflects allocated loan amount for properties securing multi-property Mortgage Loans.

(5)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2019-CD8 Mortgage Trust
STRUCTURE OVERVIEW

Allocation between VRR Interest and the Non-VRR Certificates:	The aggregate amount available for distribution to holders of the Certificates (including the VRR Interest) on each Distribution Date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the Mortgage Loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, costs and expenses reimbursable or indemnifiable therefrom to, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer and CREFC®; and (ii) allocated to amounts available for distribution to the holders of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the remaining Certificates (the “Non-VRR Certificates”), on the other hand. On each Distribution Date, the portion of such aggregate available funds allocable to: (a) the VRR Interest will be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the VRR Interest, and the denominator of which is the aggregate initial Certificate Balances of the Principal Balance Certificates and the initial Certificate Balance of the VRR Interest (the “VRR Percentage”); and (b) the Non-VRR Certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the VRR Percentage (such difference, the “Non-VRR Percentage”). See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.
Principal Payments:

Payments in respect of the Non-VRR Percentage of principal on the Non-VRR Certificates will be distributed, first, to the Class A-SB certificates, until the Certificate Balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex E to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class H-RR and Class J-RR certificates, in that order, until the Certificate Balance of each such class is reduced to zero. Notwithstanding the foregoing, if the total Certificate Balance of the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class H-RR and Class J-RR certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, on a pro rata basis, based on the Certificate Balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class H-RR and Class J-RR certificates, in that order, in each case until the Certificate Balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each class of Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates; (ii) the notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class B and Class C certificates; (iii) the notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class D and Class E certificates; and (iv) the notional amount of the Class X-F certificates will be reduced by the principal distributions and realized losses allocated to the Class F certificates.

Interest Payments:

On each Distribution Date, interest accrued for each class of Non-VRR Certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of the Non-VRR Percentage of the aggregate available funds (exclusive of any portion thereof that represents the Non-VRR Percentage of (i) any yield maintenance charges and prepayment premiums and/or (ii) any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date): first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D and Class X-F certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class H-RR and Class J-RR certificates, in that order, in each case until the interest payable to each such class is paid in full.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class H-RR and Class J-RR certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the WAC Rate, (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2019-CD8 Mortgage Trust
STRUCTURE OVERVIEW

As further described in the Preliminary Prospectus, the pass-through rates applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates (based on their respective Certificate Balances immediately prior to that Distribution Date), (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (based on their respective Certificate Balances immediately prior to that Distribution Date), (C) with respect to the Class X-D certificates, the weighted average of the pass-through rates of the Class D and Class E certificates (based on their respective Certificate Balances immediately prior to that Distribution Date) and (D) with respect to the Class X-F certificates, the pass-through rate of the Class F certificates.

Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.

Loss Allocation:

The Non-VRR Percentage of losses on the Mortgage Loans will be allocated to each class of Non-VRR Certificates entitled to principal in reverse alphabetical order starting with Class J-RR through and including Class A-M and then to Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the class(es) of certificates that are component(s) of the notional amount of such class of Class X Certificates.

Prepayment Premiums:

A percentage of the Non-VRR Percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class H-RR and Class J-RR certificates on such Distribution Date, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of each such class of certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the related Net Mortgage Rate of the related Mortgage Loan over the relevant Discount Rate.

Prepayment Premium Allocation Percentage for all YM P&I Certificates =

(Pass-Through Rate - Discount Rate) (Net Mortgage Rate – Discount Rate)	X	The percentage of the principal distribution amount to such class as described in (a) above

The remaining percentage of the Non-VRR Percentage of prepayment premiums will be allocated to the Class X-A, Class X-B and Class X-D certificates in the manner described in the Preliminary Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A, Class X-B and Class X-D certificates as Discount Rates decrease and a decrease in the percentage allocated to such classes as Discount Rates rise.

Whole Loans:

The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as 888 Figueroa, Woodlands Mall, Uline Arena, 505 Fulton Street, Pharr Town Center, Wind Creek Leased Fee, Moffett Towers II – Buildings 3 & 4, The Citizen Hotel Sacramento, Liberty MA Portfolio and Visions Hotel Portfolio II each secure both a mortgage loan to be included in the trust fund and one or more other companion loans that will not be included in the trust fund, each of which will be pari passu and/or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of related loans as a “whole loan”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2019-CD8 Mortgage Trust
STRUCTURE OVERVIEW

As of the Closing Date, the pari passu companion loans and the subordinate companion loans are expected to be held by the party identified in “—Companion Loan Summary” above and in “Description of the Mortgage Pool—The Whole Loans—General—Whole Loan Control Notes and Non-Control Notes” in the Preliminary Prospectus.

Control Rights and Directing Holder:

Controlling Class Certificateholders will generally have certain control rights over servicing matters with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. The majority owner or appointed representative of the class of Control Eligible Certificates that is the Controlling Class (such owner or representative, the “Directing Holder”) will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

It is expected that Eightfold Real Estate Capital Fund V, L.P. or its affiliate will be the initial Directing Holder with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans (other than with respect to any Serviced AB Mortgage Loan or Servicing Shift Mortgage Loan).

For a description of the directing holder for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus.

Control Eligible Certificates:	Class F, G-RR, Class H-RR and Class J-RR certificates.
Controlling Class:

The Controlling Class will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any appraisal reduction amounts and any collateral deficiency amounts allocable to such class, equal to at least 25% of the initial Certificate Balance of such class; provided that if at any time the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any appraisal reduction amounts (but without regard to any collateral deficiency amounts) allocable to such classes, have been reduced to zero, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate principal balance greater than zero; provided, further that if at any time the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero (without regard to the application of appraisal reduction amounts or any collateral deficiency amounts to notionally reduce the Certificate Balance of such class).

The Controlling Class as of the Closing Date will be the Class J-RR certificates.

Appraised-Out Class:

Any class of Control Eligible Certificates that has been determined, as a result of appraisal reductions amounts and collateral deficiency amounts allocable to such class, to no longer be the Controlling Class.

Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an allocation of appraisal reduction amounts and collateral deficiency amounts in respect of such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal for any Serviced Mortgage Loan for which an appraisal reduction event has occurred or as to which there exists a collateral deficiency amount. Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, a recalculation of the appraisal reduction amount or collateral deficiency amount is warranted. If warranted, the Special Servicer will direct the Master Servicer to recalculate the appraisal reduction amount or collateral deficiency amount based on the second appraisal, and if required by such recalculation, the Special Servicer will reinstate the Appraised-Out Class as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the class is reinstated as the Controlling Class.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2019-CD8 Mortgage Trust
STRUCTURE OVERVIEW

Control Termination Event:

Will occur when (a) with respect to any Mortgage Loan (other than any Serviced AB Whole Loan) the Class F certificates have a Certificate Balance (taking into account the application of any appraisal reduction amounts and collateral deficiency amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class and (b) with respect to any Serviced AB Whole Loan, at any date on which both the event described in clause (a) above occurs and a control appraisal period under the related co-lender agreement exists; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to an excluded loan relating to the Directing Holder, a Control Termination Event will be deemed to exist.

Upon the occurrence and the continuance of a Control Termination Event, the Directing Holder will no longer have any control rights. The Directing Holder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans.

Upon the occurrence and continuation of a Control Termination Event, the Directing Holder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:

Will occur when (a) with respect to any Mortgage Loan (other than any Serviced AB Whole Loan) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of such class, in each case, without regard to the application of any appraisal reduction amounts and collateral deficiency amounts and (b) with respect to any Serviced AB Whole Loan, at any date on which both the event described in clause (a) above occurs and a control appraisal period under the related co-lender agreement exists; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to an excluded loan relating to the Directing Holder, a Consultation Termination Event will be deemed to exist.

Upon the occurrence and continuance of a Consultation Termination Event, the Directing Holder will have no rights under the PSA other than those rights that all Certificateholders have.

Risk Retention Consultation Party:

The risk retention consultation parties will have certain non-binding consultation rights with respect to certain material servicing actions. Each holder of the VRR Interest, which is expected to be transferred on the Closing Date by GACC to Deutsche Bank AG, New York Branch (“DBNY”) and MPCC, will be entitled to appoint a risk retention consultation party. Each of DBNY and MPCC are expected to be appointed as the initial risk retention consultation parties.

Appointment and Replacement of Special Servicer:

The Directing Holder will appoint the initial Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Directing Holder generally may replace the Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans with or without cause at any time.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Whole Loans) will occur based on a vote of holders of all voting eligible classes of certificates as described below. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Replacement of Special Servicer by Vote of Certificateholders:	Other than with respect to Non-Serviced Whole Loans, if a Control Termination Event has occurred and is continuing, upon (i) the written direction of holders of certificates evidencing not less than 25% of the voting rights of all classes of Principal Balance Certificates and the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2019-CD8 Mortgage Trust
STRUCTURE OVERVIEW

VRR Interest (taking into account the application of appraisal reduction amounts to notionally reduce the Certificate Balances of classes to which such appraisal reduction amounts are allocable) and requesting a vote to replace the Special Servicer with a replacement special servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and Trustee of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates, the Certificate Administrator will be required to promptly post notice of such request on the Certificate Administrator’s website and concurrently provide written notice of such request by mail to all Certificateholders of such request and conduct the solicitation of votes of all certificates in such regard. Upon the written direction (within 180 days) of (i) holders of Principal Balance Certificates and the VRR Interest evidencing at least 66 2/3% of a Certificateholder Quorum or (ii) holders of Principal Balance Certificates and the VRR Interest evidencing more than 50% of the aggregate voting rights of Principal Balance Certificates and the VRR Interest outstanding that has not been reduced to less than 25% of its initial Certificate Balance through the application of appraisal reduction amounts and realized losses), the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to Non-Serviced Whole Loans).

"Certificateholder Quorum" means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above or the Asset Representations Reviewer as described below, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account other than with respect to the termination of the Asset Representations Reviewer, the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates and the VRR Interest, on an aggregate basis.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer. The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect Non-Serviced Whole Loans) must be confirmed by a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates and the VRR Interest on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not risk retention affiliated with each other) within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates.

See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Cap on Workout and Liquidation Fees:

The workout fees and liquidation fees payable to a Special Servicer under the PSA will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation, subject to a minimum of $25,000 and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout fee (only after receipt by the Special Servicer of workout fees of $25,000) and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Trust under the PSA will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:	The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable with a minimum monthly fee of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2019-CD8 Mortgage Trust
STRUCTURE OVERVIEW

$3,500. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the PSA (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan and any related Serviced Companion Loans, if any, and any purchaser of any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Mortgage Loan and any related Serviced Companion Loans, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than as expressly permitted in the PSA and other than commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:

With respect to the Serviced Mortgage Loans and any related Serviced Companion Loans the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website and will have certain monitoring responsibilities on behalf of the entire trust. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the Operating Advisor will have consultation rights with respect to certain major decisions.

The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote (in the case of each of such vote and approval, taking into account Realized Losses and the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates), provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

An “Operating Advisor Consultation Event” will occur upon the earlier of (i) the aggregate Certificate Balances of the HRR Certificates (taking into account the application of any appraisal reduction amounts and any collateral deficiency amounts to notionally reduce the Certificate Balance of any such class of certificates) is 25% or less of the initial aggregate Certificate Balances of the HRR Certificates and (ii) a Control Termination Event has occurred and is continuing (or a Control Termination Event would occur and be continuing if not for the last proviso in the definition of Control Termination Event).

The Operating Advisor will not have consultation rights in respect of Non-Serviced Mortgage Loans.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and the required percentage of Certificateholders vote to direct a review of such delinquent Mortgage Loans. An asset review will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2019-CD8 Mortgage Trust
STRUCTURE OVERVIEW

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (taking into account Realized Losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer" in the Preliminary Prospectus.

Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by such Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related Mortgage Loan Seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the initial requesting Certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or material breach has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied according to the PSA, so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include (a) any amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) Accrued AB Loan Interest. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of (a) accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) any Accrued AB Loan Interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

888 South Figueroa Street Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 1 888 Figueroa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 54.8% 2.53x 10.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

888 South Figueroa Street Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 1 888 Figueroa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 54.8% 2.53x 10.1%

888 Figueroa

Floor	Tenant	SF	Exp.
21	Fidelity National Title	9,251 SF	Exp. 9/2021
21	Superior Property Holdings	2,451 SF	Exp. 1/2021
21	Pexeso	3,456 SF	Exp. 4/2021
21	MVE + Partners, Inc	3,660 SF	Exp. 7/2021
20	Vacant	5,257 SF	
20	GSA: Dept of Justice	1,902 SF	Exp. 9/2028
20	Vacant	2,875 SF	
20	Vacant	1,916 SF	
20	State of CA: State Controllers Office	5,565 SF	Exp. 11/2023
19	Jade Enterprises, LLC	10,091 SF	Exp. 6/2029
19	Vacant	5,656 SF	
19	Vacant	2,242 SF	
19	Reuben Realty Inc	935 SF	Exp. 5/2020
18	Englekirk Structural Engineers	18,925 SF	Exp. 3/2029
17	RMC Water & Environment	5,483 SF	Exp. 3/2022
17	RPA Insurance Services LLC	1,009 SF	Exp. 6/2021
17	GSA: Alcohol & Tobacco, Firearms & Explosives	8,638 SF	Exp. 3/2024
17	Vacant	3,795 SF	
16	NBC Operating (TJX Companies)	18,925 SF	Exp. 12/2031
15	NBC Operating (TJX Companies)	18,731 SF	Exp. 12/2031
14	Vacant	7,104 SF	
14	NBC Operating (TJX Companies)	1,565 SF	Exp. 12/2031
14	NBC Operating (TJX Companies)	3,322 SF	Exp. 12/2031
14	NBC Operating (TJX Companies)	6,564 SF	Exp. 12/2031
12	NBC Operating (TJX Companies)	18,224 SF	Exp. 12/2031
11	NBC Operating (TJX Companies)	6,407 SF	Exp. 12/2031
11	NBC Operating (TJX Companies)	1,645 SF	Exp. 12/2031
11	GSA: Office of Inspector General	4,624 SF	Exp. 11/2026
11	NBC Operating (TJX Companies)	6,057 SF	Exp. 12/2031
10	Connect PR Corporation	7,957 SF	Exp. 10/2024
10	Law Office of Sean F Salamati	1,993 SF	Exp. 6/2021
10	James Y. Wang MD	2,636 SF	Exp. 4/2029
10	Vacant	1,859 SF	
10	GSA: Social Security Admin	4,366 SF	Exp. 8/2027
9	State of CA: Dept of Rehabilitation	10,865 SF	Exp. 10/2027
9	Vacant	5,476 SF	
8	GSA: Office of Disability Adjudication & Review	14,446 SF	Exp. 10/2029
8	Hinesreporters.com	1,579 SF	Exp. 2/2024
8	Vacant	529 SF	
8	Guckenheimer Corporate Dining	2,356 SF	Exp. 6/2021
7	State of CA: Dept of Social Services-State Hearings	7,205 SF	Exp. 9/2027
7	The Agency Legal Staffing	2,308 SF	Exp. 12/2024
7	Jung & Yuen, LLP	4,288 SF	Exp. 3/2020
7	Dr. Jennifer Nguyen DDS	2,067 SF	Exp. 1/2029
7	Johnson O'Connor Research	1,647 SF	Exp. 12/2019
6	Grammy Museum Foundation, Inc	11,457 SF	Exp. 3/2029
6	Grupo Deco American Corp	1,740 SF	Exp. 1/2023
6	Canon Business Process Service	2,658 SF	Exp. 7/2022
6	MP Monte Construction	1,033 SF	Exp. 11/2022
6	GSA: Alcohol & Tobacco, Tax & Trade Bureau	2,079 SF	Exp. 8/2025
5	Metro PCS	5,670 SF	Exp. 4/2023
5	Israel Discount Bank	8,179 SF	Exp. 11/2021
5	Vacant	4,969 SF	
4	John Stewart Company	4,261 SF	Exp. 6/2026
4	888 Tower, LP (BMO Space)	1,469 SF	
4	Vacant	480 SF	
4	GSA: DOT	6,555 SF	Exp. 6/2027
4	Vacant	2,501 SF	
4	The Guardian Life Insurance Co.	3,623 SF	Exp. 2/2020
3	First Republic Bank	5,044 SF	Exp. 9/2027
3	State of CA: Dept of Alcoholic Beverage Control	4,195 SF	Exp. 11/2026
3	State of CA: Dept of Social Services	4,938 SF	Exp. 10/2026
3	Vacant	2,637 SF	
2	State of CA: Employee Development Dept	16,412 SF	Exp. 11/2024
7–2	Parking Structure (7 stories total; ground floor retail)		
1	Denny's	4,500 SF	Exp. 12/2020
1	Mrs. Winston's Green Grocery	2,880 SF	Exp. 7/2026
1	Avis Rent A Car Systems, Inc	1,071 SF	Exp. 8/2021
1	Fatburger	1,482 SF	Exp. 6/2023
1	First Republic Bank	10,049 SF	Exp. 9/2027
1	Trimana	1,054 SF	Exp.10/2025
1	Lobby		
B	Vacant	4,283 SF	
B	Verizon Strg	75 SF	Exp. 5/2022
B	BMO Janitorial Supply	589 SF	
B	Englekirk	581 SF	Exp. 3/2029
B	Trimana	171 SF	Exp. 10/2025
B	BMO Supply Room	1,092 SF	
B	John Stewart Co.	212 SF	Exp. 11/2019
B	BMO Jade	442 SF	
B	888 Tower, LP	227 SF	
B	NBC Operating (TJX Companies)	9,198 SF	Exp. 12/2031
B	NBC Operating (TJX Companies)	7,829 SF	Exp. 12/2031
B	Vacant	4,840 SF	
B	Vacant	5,109 SF	

BMO = Borrower Management Office

VACANT | BUILDING | 2019 – 2020 | 2021 – 2022 | 2023 – 2024 | 2025+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

888 South Figueroa Street Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 1 888 Figueroa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 54.8% 2.53x 10.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

888 South Figueroa Street Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 1 888 Figueroa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 54.8% 2.53x 10.1%

Mortgage Loan Information
Loan Seller:	MPCC
Loan Purpose:	Refinance
Borrower Sponsor:	David Taban
Borrower:	888 Tower, LP
Original Balance(1):	$75,000,000
Cut-off Date Balance(1):	$75,000,000
% by Initial UPB:	9.2%
Interest Rate:	3.72500%
Payment Date:	1st of each month
First Payment Date:	August 1, 2019
Maturity Date:	July 1, 2029
Amortization:	Interest Only
Additional Debt(1):	$40,000,000 Pari Passu Debt
Call Protection(2):	L(25), DorYM1(88), O(7)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(3)
	Initial	Monthly	Cap
Taxes:	$314,024	$78,506	NAP
Insurance:	$0	Springing	NAP
Replacement(4):	$0	$5,050	$60,600
TI/LC(5):	$1,645,592	$17,055	$204,660
Free Rent:	$312,549	$0	NAP
Earnout(6):	$6,600,000	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Los Angeles, CA
Year Built / Renovated:	1985 / NAP
Total Sq. Ft. (7):	404,136
Property Management:	Beverly Management Group, Inc.
Underwritten NOI(8):	$11,667,882
Underwritten NCF:	$10,980,851
Appraised Value(9):	$210,000,000
Appraisal Date:	April 18, 2019

Historical NOI
Most Recent NOI(8):	$9,681,789 (T-12 March 31, 2019)
2018 NOI:	$9,807,352 (December 31, 2018)
2017 NOI:	$10,175,687 (December 31, 2017)
2016 NOI:	$10,458,823 (December 31, 2016)

Historical Occupancy(10)
Most Recent Occupancy(11):	84.8% (July 23, 2019)
2018 Occupancy:	76.4% (December 31, 2018)
2017 Occupancy:	78.4% (December 31, 2017)
2016 Occupancy:	86.9% (December 31, 2016)

Financial Information(1)(7)(9)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$75,000,000
Pari Passu Notes	40,000,000
Whole Loan	$115,000,000	$285 / $285	54.8% / 54.8%	2.69x / 2.53x	10.1% / 9.5%	10.1% / 9.5%

(1)	The 888 Figueroa Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $115.0 million.

(2)	The defeasance lockout period will be at least 25 payments beginning with and including the first payment date of August 1, 2019. The borrower has the option to (i) prepay the full $115.0 million 888 Figueroa Whole Loan (as defined below) after August 31, 2021, with payment of a yield maintenance premium, or (ii) defease the full $115.0 million 888 Figueroa Whole Loan at any time after the date that is 24 months after the closing date of the securitization that includes the last pari passu note to be securitized. The actual lockout period may be longer.

(3)	See “Initial and Ongoing Reserves” herein for further discussion of reserve requirements.

(4)	If during the loan term, the debt service coverage ratio is less than 1.25x, the monthly Replacement Reserve deposit will increase to $6,733 and the cap will increase to $80,797.

(5)	The Initial TI/LC Reserve includes outstanding tenant improvement and leasing commission obligations with respect to three recent leases (two with the State of California (“CA”) (Suites 360 and 700) and one with the General Services Administration (“GSA”) (Suite 800)). If during the loan term, the debt service coverage ratio is less than 1.25x, the monthly TI/LC Reserve deposit will increase to $34,110 and the cap will increase to $409,320.

(6)	An executed lease was received on July 19, 2019 that satisfies the Earnout Reserve requirements for a portion of the Earnout Reserve to be disbursed to borrower upon written request by borrower. The remaining amount retained in the Earnout Reserve will be an amount necessary to cover tenant improvements and leasing commissions, free rent (if applicable) and any other borrower obligations. This remaining amount is currently estimated to be approximately $650,000.

(7)	The Total Sq. Ft. is comprised of net rentable and usable sq. ft. All of the State of CA leases are based upon usable sq. ft. while the remaining leases are based upon net rentable sq. ft. The difference between rentable sq. ft. and usable sq. ft. is 9,154 sq. ft. Total Sq. Ft. would be 413,290 sq. ft. if reported based on net rentable area (“NRA”).

(8)	The increase from Most Recent NOI to Underwritten NOI was primarily due to six new leases for a total of approximately $1.87 million in U/W Base Rent. This is comprised of GSA: Office of Disability Adjudication & Review ($578,707 U/W Base Rent), State of CA: Dept of Rehabilitation ($537,360 U/W Base Rent), State of CA: Dept of Social Services-State Hearings ($348,720 U/W Base Rent), State of CA: Dept of Social Services ($236,200 U/W Base Rent), Dr. Jennifer Nguyen, DDS ($75,652 U/W Base Rent) and James Y. Wang MD ($96,478 U/W Base Rent). In addition, United Valet Parking, Inc. recently signed an amendment which increased annual rent by $420,000 effective May 1, 2019.

(9)	The Appraised Value reflects a “Hypothetical As-Leased” value as of April 18, 2019 that assumes suites 360, 700, 800 and 900 are occupied with tenants that are paying rent with all lease-up costs incurred. The “as is” appraised value of $205,000,000 as of April 18, 2019 results in a Cut-off Date LTV Ratio of 56.1%.

(10)	Historical occupancy at the property has averaged 86.7% since 2010. Occupancy dipped in late 2017 largely due to two tenants vacating three suites or approximately 7.2% of NRA. Both suites have since been re-leased. Prior to the dip, average occupancy was 91.2% from 2013 to 2016.

(11)	The Most Recent Occupancy includes four leases with tenants that were not in occupancy or paying rent as of loan origination. The related tenants include the State of CA: Dept of Social Services (“Suite 360”; 4,938 sq. ft. or 1.2% of NRA), State of CA: Dept of Social Services-State Hearings (“Suite 700”; 7,205 sq. ft. or 1.8% of NRA), and GSA: Office of Disability Adjudication & Review (“Suite 800”; 14,446 sq. ft. or 3.6% of NRA) and State of CA: Dept of Rehabilitation (“Suite 900”; 10,865 sq. ft. or 2.7% of NRA). All of the leases have been signed and occupancy is expected between September and November 2019. Occupancy without these tenants is 75.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

888 South Figueroa Street Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 1 888 Figueroa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 54.8% 2.53x 10.1%

The Loan. The 888 Figueroa mortgage loan (the “888 Figueroa Loan”) is part of a whole loan that has an outstanding principal balance as of the Cut-off Date of $115.0 million (the “888 Figueroa Whole Loan”) evidenced by three pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a 404,136 sq. ft. office building located in Los Angeles, California (the “888 Figueroa Property”). The 888 Figueroa Loan, which is evidenced by the controlling note A-1, has an outstanding principal balance as of the Cut-off Date of $75.0 million. The non-controlling Notes A-2 and A-3 are currently held by MUFG Principal Commercial Capital and are expected to be contributed to one or more future securitization transactions.

The relationship between the holders of the 888 Figueroa Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	CD 2019-CD8	Yes
A-2, A-3	40,000,000	40,000,000	MUFG Principal Commercial Capital	No
Total	$115,000,000	$115,000,000

The 888 Figueroa Whole Loan, which accrues interest at an interest rate of 3.72500% per annum, was originated by MUFG Principal Commercial Capital on June 18, 2019, had an original principal balance of $115.0 million and has an outstanding principal balance as of the Cut-off Date of $115.0 million. The 888 Figueroa Whole Loan had an initial term of 120 months, has a remaining term of 119 months and is interest-only for the term of the loan. The 888 Figueroa Whole Loan has a maturity date of July 1, 2029. The proceeds of the 888 Figueroa Whole Loan were primarily used to refinance prior debt secured by the 888 Figueroa Property, pay closing costs, fund upfront reserves, and return a portion of equity to the borrower sponsor. Based on the Hypothetical As-Leased appraised value of $210,000,000 as of April 18, 2019, the 888 Figueroa Whole Loan Cut-off Date LTV is 54.8%. The most recent prior financing of the 888 Figueroa Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$115,000,000	100.0%	Loan Payoff	$82,330,276	71.6%
			Closing Costs	311,753	0.3
			Upfront Reserves	8,872,166	7.7
			Return of Equity	23,485,806	20.4
Total Sources	$115,000,000	100.0%	Total Uses	$115,000,000	100.0%

The Borrower / Borrower Sponsor. The borrower is 888 Tower, LP, a California limited partnership and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 888 Figueroa Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is David Taban, the managing partner of Jade Enterprises, LLC (“Jade Enterprises”). Jade Enterprises is a family-owned, private commercial real estate investment and development company that is headquartered at the 888 Figueroa Property. Jade Enterprises has been in business for over 35 years and currently owns more than 100 properties totaling over 5 million sq. ft., with at least 3 million sq. ft. of office and medical office and 2 million sq. ft. of retail space. The firm has commercial properties across California and southern Nevada.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

888 South Figueroa Street Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 1 888 Figueroa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 54.8% 2.53x 10.1%

The Property.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)(3)	% of Net Rentable Area	U/W Base Rent PSF(4)	% of Total U/W Base Rent	Lease Expiration
NBC Operating (TJX Companies)(5)	NR/A2/A+	98,467	24.4%	$31.61	24.3%	12/31/2031
State of CA(6)	AA-/Aa3/AA-	49,180	12.2	$50.57	19.5	Various
GSA(7)	AAA/Aaa/AA+	42,610	10.5	$36.33	12.1	Various
First Republic Bank(8)	NR/Baa1/A-	15,093	3.7	$45.86	5.4	9/30/2027
Englekirk Structural Engineers(9)	NR/NR/NR	19,516	4.8	$34.32	5.2	3/31/2029
Grammy Museum Foundation, Inc	NR/NR/NR	11,457	2.8	$38.88	3.5	3/31/2029
Jade Enterprises, LLC(10)	NR/NR/NR	10,091	2.5	$39.00	3.1	6/30/2029
Fidelity National Title	A/A2/A	9,251	2.3	$36.41	2.6	9/30/2021
Israel Discount Bank	NR/NR/BBB+	8,179	2.0	$33.44	2.1	11/30/2021
Connect PR Corporation(11)	NR/NR/NR	7,957	2.0	$34.37	2.1	10/31/2024
Total / Wtd. Avg. Major Tenants		271,801	67.3%	$37.65	80.0%
Remaining Tenants(10)		70,717	17.5	$36.08	20.0
Total / Wtd. Avg. Occupied Collateral		342,518	84.8%	$37.32	100.0%
Vacant		61,618	15.2
Total		404,136	100.0%

(1)	Based on the underwritten rent roll dated July 23, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	The net rentable area (“NRA”) is a combination of net rentable sq. ft. and usable sq. ft. The State of CA leases are based on usable sq. ft. while the remaining leases are based upon net rentable sq. ft.

(4)	Includes contractual rent steps of $156,719 through February 1, 2020.

(5)	NBC Operating (TJX Companies) has a termination option that is effective prior to the lease expiration date, as described in “Major Tenants” below.

(6)	The State of CA leases six different suites (five different state agencies) with Lease Expirations that range from 2023 to 2027 (5,565 sq. ft. in 2023, 16,412 sq. ft. in 2024, 9,133 sq. ft. in 2026, and 18,070 sq. ft. in 2027). All leases have termination options that are effective prior to the lease expiration date, but none are currently active.

(7)	The GSA leases seven different suites (all different agencies) with Lease Expirations that range from 2024 to 2029 (8,638 sq. ft. in 2024, 2,079 sq. ft. in 2025, 4,624 sq. ft. in 2026, 10,921 sq. ft. in 2027, 1,902 sq. ft. in 2028 and 14,446 sq. ft. in 2029). All leases have termination options that are effective prior to the lease expiration date, as described in “Major Tenants” below, but none are currently active other than a termination option that is currently exercisable for 8,638 sq. ft. or 2.1% of NRA.

(8)	Includes 10,049 sq. ft. of retail space and 5,044 sq. ft. of office space. First Republic Bank pays $51.23 per sq. ft. NNN for its leased retail space and $35.15 per sq. ft. over a base year stop for its leased office space.

(9)	Includes 591 sq. ft. of storage space. Englekirk Structural Engineers pays $34.63 per sq. ft. over a base year stop for its leased office space and $24.24 per sq. ft. full service gross for its leased storage space.

(10)	Jade Enterprises, LLC is affiliated with the borrower sponsor and operates its private commercial real estate investment and development company in its leased space. There is an additional 4,419 sq. ft. included in the Remaining Tenants that is borrower space (janitorial, supply room, etc.); however, there is no lease and no base rent paid for this additional space.

(11)	Connect PR Corporation has a termination option that is effective on November 30, 2022 with six months’ notice.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	2	1,859	0.5	1,859	0.5%	$35.77	0.5	0.5%
2020	4	13,346	3.3	15,205	3.8%	$35.55	3.7	4.2%
2021	9	33,426	8.3	48,631	12.0%	$36.76	9.6	13.8%
2022	4	9,249	2.3	57,880	14.3%	$37.75	2.7	16.6%
2023	4	14,457	3.6	72,337	17.9%	$44.51	5.0	21.6%
2024	5	36,894	9.1	109,231	27.0%	$42.26	12.2	33.8%
2025	3	3,304	0.8	112,535	27.8%	$33.58	0.9	34.7%
2026	5	20,898	5.2	133,433	33.0%	$45.21	7.4	42.1%
2027	6	44,084	10.9	177,517	43.9%	$44.41	15.3	57.4%
2028	1	1,902	0.5	179,419	44.4%	$40.30	0.6	58.0%
2029	7	60,213	14.9	239,632	59.3%	$37.53	17.7	75.7%
Thereafter	15	102,886	25.5	342,518	84.8%	$30.26	24.3	100.0%
Vacant	NAP	61,618	15.2	404,136	100.0%	NAP	NAP
Total / Wtd. Avg.	65	404,136	100.0%			$37.32	100.0%

(1)	Based on the underwritten rent roll dated July 23, 2019.

(2)	Certain tenants have more than one lease and/or multiple suites. Certain tenants have lease termination options that will become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Includes contractual rent steps of $156,719 through February 1, 2020. Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

888 South Figueroa Street Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 1 888 Figueroa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 54.8% 2.53x 10.1%

The 888 Figueroa Property is a Class A office building located at the northeast corner of South Figueroa Street and 9th Street in the Financial District of downtown Los Angeles, Los Angeles County, California. The 888 Figueroa Property consists of a 20-story, 404,136 sq. ft. urban high-rise office building with an adjacent seven-story parking structure on a 1.43-acre site. The parking structure has a small retail component on the ground level and the remaining levels provide parking for 610 vehicles (1.51/1,000 sq. ft.), including a rooftop outdoor patio/garden area. The 888 Figueroa Property is 84.8% leased as of July 23, 2019 by 36 distinct tenants. The top tenants at the 888 Figueroa Property based on underwritten base rent consist of NBC Operating (TJX Companies), State of CA and GSA (collectively representing 47.1% of NRA and 55.9% of U/W Base Rent (inclusive of rent steps)).

The 888 Figueroa Property was built in 1985 and the borrower sponsor has owned the property since August 2004. Since 2005, the borrower sponsor has invested approximately $4.2 million in capital improvements, $15.1 million in tenant improvements and $3.5 million in leasing commissions.

Major Tenants.

NBC Operating (TJX Companies) (TJX Companies is rated A2/A+ by Moody’s/S&P; 98,467 sq. ft.; 24.4% of NRA; 24.3% of U/W Base Rent): NBC Operating, LP, an operating subsidiary of The TJX Companies, Inc. (“TJX”), hereinafter “NBC (TJX),” leases 98,467 sq. ft. of office space through December 2031 with one, five-year renewal option. NBC (TJX) has a one-time right to terminate its lease effective on January 31, 2029 with 12 months’ notice if no earlier than 18 months and no later than 12 months prior to January 31, 2029 tenant requests to expand within the 888 Figueroa Property and (i) landlord has not been able to reasonably accommodate such request and (ii) tenant has leased alternative space of equal size (including the requested expansion space). The NBC (TJX) space consists of 17,027 sq. ft. on the basement level, 14,109 sq. ft. on the 11th floor, 11,451 sq. ft. on the 14th floor, and the entire 12th, 15th and 16th floors (55,880 sq. ft.). TJX is an off-price apparel and home fashions retailer in the United States and worldwide with over 4,300 stores. TJX operates its business in four main segments: Marmaxx (T.J. Maxx/Marshalls) and HomeGoods, both in the U.S., TJX Canada, and TJX international. NBC (TJX) has been a tenant at the 888 Figueroa Property since 1987, continuously expanding from its original 2,860 sq. ft. to its existing 98,467 sq. ft. Per the property manager, NBC (TJX)’s west coast buying branch operates out of the 888 Figueroa Property.

State of CA (AA-/Aa3/AA- by Fitch/Moody’s/S&P; 49,180 sq. ft.; 12.2% of NRA; 19.5% of U/W Base Rent): The State of CA, through its Department of General Services Real Estate Services Division (“RESD”), leases 49,180 sq. ft. of office space on behalf of five different agencies. These agencies include: Employment Development Department (“EDD”); State Controller; Department of Social Services; Department of Alcohol Beverage Control; and Department of Rehabilitation. The State of CA space consists of six different suites which include: the entire 2nd floor (16,412 sq. ft. expiring in 2024; on-going termination option beginning in 2020); 9,133 sq. ft. on the 3rd floor expiring in 2026 (on-going termination option beginning in 2022); 7,205 sq. ft. on the 7th floor expiring in 2027 (on-going termination option beginning in 2023); 10,865 sq. ft. on the 9th floor expiring in 2027 (on-going termination option beginning in 2023); and 5,565 sq. ft. on the 20th floor expiring in 2023 (on-going termination option beginning in November 2019). The State of CA has been a tenant at the 888 Figueroa Property since at least 2006. The largest agency, the EDD (4.1% of NRA), has been a tenant at the property since 2008. State of CA is not yet in occupancy or paying rent for its space in Suites 360, 700 and 900, which represent 5.7% of NRA and 8.8% of U/W Base Rent (termination options for Suites 700 and 900 if they are not delivered on time). Occupancy is expected between September and November 2019. The RESD is a full-service real estate organization that fulfills the state agencies’ facility and real property needs. RESD manages over 24 million sq. ft. of space in state owned or managed facilities.

GSA (AAA/Aaa/AA+ by Fitch/Moody’s/S&P; 42,610 sq. ft.; 10.5% of NRA; 12.1% of U/W Base Rent): The United States of America, acting by and through the designated representative of the GSA leases 42,610 sq. ft. on behalf of seven different agencies. These agencies include: Department of Transportation; Alcohol & Tobacco, Tax & Trade Bureau; Social Security Administration; Office of Inspector General; Alcohol & Tobacco, Firearms & Explosives; Department of Justice; and Office of Disability Adjudication & Review. The GSA space consists of seven different suites which include: 6,555 sq. ft. on the 4th floor expiring in 2027 (on-going termination option in 2022); 2,079 sq. ft. on the 6th floor expiring in 2025 (on-going termination option beginning in 2020); 14,446 sq. ft. on the 8th floor expiring in 2029 (on-going termination option beginning in 2024); 4,366 sq. ft. on the 10th floor expiring in 2027 (on-going termination option beginning in 2022); 4,624 sq. ft. on the 11th floor expiring in 2026 (on-going termination option beginning in 2021); 8,638 sq. ft. on the 17th floor expiring in 2024 (termination option at any time with 90 days’ notice); and 1,902 sq. ft. on the 20th floor expiring in 2028 (on-going termination option beginning in 2023). The GSA has been a tenant at the 888 Figueroa Property since at least 1994. The GSA is not yet in occupancy or paying rent for its space in Suite 800 which represents 3.6% of NRA and 4.5% of U/W Base Rent. Occupancy is expected in November 2019. The GSA has four months of free rent for Suite 800, which has been fully reserved for. The GSA is an independent agency of the United States Government that was established in 1949 to help manage and support the basic functioning of federal agencies.

Environmental Matters. The Phase I environmental report dated April 23, 2019, did not identify any recognized environmental conditions and recommended no further action at the 888 Figueroa Property.

The Market. The 888 Figueroa Property is located in Los Angeles, California, within the Financial District area of Downtown Los Angeles. Located at the corner of South Figueroa Street and 9th Street, the 888 Figueroa Property is within walking distance to public transportation, LA Live (a 4 million sq. ft. retail/entertainment/theater/hotel residential complex), the Staples Center and the Los Angeles Convention Center. The US-110 Freeway, which connects to both the I-10 and US-101 freeways, is 0.2 miles from the 888 Figueroa Property with access via 8th and 9th Streets.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

888 South Figueroa Street Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 1 888 Figueroa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 54.8% 2.53x 10.1%

According to the appraisal, the 888 Figueroa Property is part of the Downtown Los Angeles Submarket. As of the first quarter of 2019, the Downtown Los Angeles Submarket contained approximately 63.8 million sq. ft. of office space, had a vacancy rate of 14.3% and average asking rents of $39.76 per sq. ft. According to the appraisal, the 888 Figueroa Property is part of a competitive set of eight office properties which reported an average vacancy of 8.2%.

In determining market rent for the 888 Figueroa Property, the appraiser identified the eight comparable office properties within a 2-mile radius listed in the table below.

Office Building Comparables(1)
Property Name Address, City, State	NRA (SF)	Year Built/ Renovated	Total Occupancy (%)	Tenant	Lease Start	Lease Term (years)	Rent PSF(2)
888 Figueroa Property 888 South Figueroa Street Los Angeles, CA	404,136(3)	1985	84.8%(3)	Various(3)	Various(3)	Various(3)	$37.32(3)(4)
777 Tower 777 S Figueroa Street Los Angeles, CA	1,018,633	1990	95.0%	Hartford Fire Insurance	Nov-18	5.5	$41.64
Figueroa at Wilshire 601 South Figueroa Street Los Angeles, CA	1,038,971	1990	92.0%	Various	Aug-18 to Jun-19	5.0-11.5	$28.00 NNN-$42.24
NineFifteen 915 Wilshire Boulevard Los Angeles, CA	390,312	1980/1994	90.0%	Various	Feb-18 to Jan-20	2.0-13.0	$40.00-$45.00
611 Wilshire 611 Wilshire Boulevard Los Angeles, CA	146,848	1958/1986	93.0%	New Tenant All American Creations	Mar-19 Dec-18	2.0 5.0	$30.00 NNN $29.40
Wedbush Center 1000 Wilshire Boulevard Los Angeles, CA	476,491	1987/2017	90.0%	Various	Dec-17 to Nov-18	5.0-7.0	$26.00 NNN -$27.00 NNN
801 Tower 801-813 S Figueroa Street Los Angeles, CA	458,631	1992	92.0%	New Tenant Kuwait Consulate	Mar-19 Feb-19	5.0 5.0	$44.00 $43.20
Wilshire-Grand Building 600 Wilshire Boulevard Los Angeles, CA	296,456	1981/2002	100.0%	New Tenant New Tenant	Dec-18 Dec-18	3.0 5.0	$42.00 $42.00
The BLOC 700 S Flower Street Los Angeles, CA	737,709	1973/2015	85.0%	Pfeiffer Partners Axos Financial	Sep-19 Apr-19	7.6 6.5	$41.40 $43.80
(1)	Source: Appraisal.

(2)	Rent PSF are full service gross unless noted otherwise.

(3)	Based on the underwritten rent roll dated July 23, 2019.

(4)	Represents the weighted average underwritten rent for in-place leases at the 888 Figueroa Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

888 South Figueroa Street Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 1 888 Figueroa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 54.8% 2.53x 10.1%

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-12 3/31/2019	U/W(1)(2)(3)	U/W PSF
Base Rent	$11,123,942	$10,873,345	$10,941,104	$10,839,066	$12,784,070	$31.63
Potential Income from Vacant Space	0	0	0	0	2,332,594	$5.77
Gross Potential Rent	$11,123,942	$10,873,345	$10,941,104	$10,839,066	$15,116,664	$37.40
Total Reimbursements	1,061,969	612,074	993,301	1,020,482	1,244,733	$3.08
Other Income(4)	3,021,835	3,034,139	2,973,766	3,077,092	3,573,264	$8.84
Net Rental Income	$15,207,746	$14,519,558	$14,908,171	$14,936,640	$19,934,661	$49.33
Less: Vacancy	0	0	0	0	(2,524,564)	($6.25)
Effective Gross Income	$15,207,746	$14,519,558	$14,908,171	$14,936,640	$17,410,098	$43.08
Total Fixed Expenses	973,968	974,209	996,779	1,025,057	1,463,527	$3.62
Total Variable Expenses	3,774,955	3,369,662	4,104,040	4,229,794	4,278,690	$10.59
Total Expenses	$4,748,923	$4,343,871	$5,100,819	$5,254,851	$5,742,216	$14.21
Net Operating Income	$10,458,823	$10,175,687	$9,807,352	$9,681,789	$11,667,882	$28.87
TI/LC	0	0	0	0	606,204	$1.50
Capital Expenditures	0	0	0	0	80,827	$0.20
Net Cash Flow	$10,458,823	$10,175,687	$9,807,352	$9,681,789	$10,980,851	$27.17
(1)	U/W Base Rent is based upon the underwritten rent roll dated July 23, 2019 and is inclusive of rent steps through February 1, 2020. U/W Base Rent includes rent from four leases where the related tenants are not in occupancy or paying rent. All of the leases are signed with expected occupancy between September and November 2019. All outstanding tenant improvements, leasing commissions and certain contractual free rent obligations were escrowed with the lender at loan origination.

(2)	The increase in U/W Base rent from T-12 3/31/2019 Base Rent is primarily due to six new leases for a total of approximately $1.87 million in U/W Base Rent. This is comprised of GSA: Office of Disability Adjudication & Review ($578,707 U/W Base Rent), State of CA: Dept of Rehabilitation ($537,360 U/W Base Rent), State of CA: Dept of Social Services-State Hearings ($348,720 U/W Base Rent), State of CA: Dept of Social Services ($236,200 U/W Base Rent), Dr. Jennifer Nguyen, DDS ($75,652 U/W Base Rent) and James Y. Wang MD ($96,478 U/W Base Rent).

(3)	Leases for nineteen tenants provide for an abatement of rent at certain points during the tenant’s lease term; however full contract rents were underwritten. These tenants have signed leases and are in occupancy and paying rent. The highest amount of free rent in any given year is in 2021, spread across thirteen tenants with a total of $241,607 or 2.2% of U/W Net Cash Flow. The borrower and non-recourse carve-out guarantor provided a carve-out guaranty for any loss or damage related to the contractual free rent and outstanding landlord obligations subject to a total combined amount of $1.5 million. The combined amount totaled approximately $1.3 million as of loan origination.

(4)	Other Income consists mainly of parking income and signage income with a small component of miscellaneous other income. The increase in U/W Other Income from T-12 Other Income is due to a recently signed amendment with United Valet Parking, Inc. which increased annual rent by $420,000 effective May 1, 2019.

Property Management.  The 888 Figueroa Property is managed by Beverly Management Group, Inc., an affiliate of the borrower sponsor.

Lockbox / Cash Management. The 888 Figueroa Whole Loan documents require a springing hard lockbox account with springing cash management. The lockbox account was set up, opened and under lender control at loan origination. Upon the occurrence and during the continuance of an 888 Figueroa Cash Sweep Trigger Event (as defined below), the borrower is required to deliver a tenant direction letter to each tenant directing each of them to remit their rent payments directly to the lender-controlled lockbox account. The borrower is also required to (and is required to cause the property manager to) deposit all revenue derived from the 888 Figueroa Property into the lockbox account within two business days of receipt. Following the occurrence of an 888 Figueroa Cash Sweep Trigger Event and until the occurrence of an 888 Figueroa Cash Sweep Cure (as defined below), all funds in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the 888 Figueroa Whole Loan documents, and excess cash is required to be swept and held in a lender controlled account (the “888 Figueroa Sweep Account”) as additional collateral for the 888 Figueroa Whole Loan. Upon an 888 Figueroa Cash Sweep Cure, all funds in the lockbox account and 888 Figueroa Sweep Account are required to be swept to the borrower’s operating account.

An “888 Figueroa Cash Sweep Trigger Event” means the occurrence of any one or more of the following as determined by the lender in its sole discretion: (a) an event of default under the 888 Figueroa Whole Loan documents; (b) the debt service coverage ratio being less than 1.15x; (c) an NBC Operating Trigger Event (as defined below); or (d) in the event there is any prepayment premium amounts in excess of $600,000 (“Prepayment Premium Excess”) in connection with any application by the lender of the Earnout Reserve (as defined below) to reduce the loan amount and the borrower fails to pay the Prepayment Premium Excess in connection with any such application.

An “888 Figueroa Cash Sweep Cure” means the following, as determined by the lender in its sole discretion: (i) with respect to an 888 Figueroa Cash Sweep Trigger Event described in clause (a) above, upon the waiver by the lender of such event of default and no event of default exists for one quarter, or cure accepted by the lender of, such event of default, (ii) with respect to an 888 Figueroa Cash Sweep Trigger Event described in clause (b) above, the debt service coverage ratio exceeds 1.15x for one calendar quarter on an actual basis determined by the lender as of the last day of a calendar quarter, (iii) with respect to an 888 Figueroa Cash Sweep Trigger Event described in clause (c) above, an NBC Operating Cure Event (as defined below); or (iv) with respect to a 888 Figueroa Cash Sweep Trigger Event described in clause (d) above, the borrower has paid in full any Prepayment Premium Excess or alternatively, there is sufficient excess cash flow to satisfy any Prepayment Premium Excess due in connection with a reduction of the loan amount by the lender with the Earnout Reserve funds.

An “NBC Operating Trigger Event” means the following, as determined by the lender in its sole discretion: (a) NBC (TJX) files voluntary bankruptcy or insolvency proceedings, or any person files an involuntary bankruptcy or insolvency proceeding against NBC (TJX) and such involuntary filing is not dismissed within thirty (30) days of such involuntary filing; (b) NBC (TJX) provides notice of early termination

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

888 South Figueroa Street Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 1 888 Figueroa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 54.8% 2.53x 10.1%

of the NBC (TJX) lease; or (c) a default (including non-payment of rent or other financial obligations under the NBC (TJX) lease) exists under the NBC (TJX) lease after the expiration of any applicable notice and cure periods.

An “NBC Operating Cure Event” means the following, as determined by the lender in its sole discretion: (i) with respect to an NBC Operating Trigger Event described in clause (a) above, NBC (TJX) has (A) obtained the applicable bankruptcy court’s approval of its affirmation of the NBC (TJX) lease, and (B) delivered to the lender a new estoppel certificate in form and substance reasonably acceptable to the lender, which estoppel certificate must certify, among other things, that (1) the NBC (TJX) lease has been validly affirmed in the bankruptcy proceeding and remains in full force and effect on the same terms and conditions as the NBC (TJX) lease in effect as of the date of loan origination, unless approved by the lender in writing, (2) there is no default existing under the NBC (TJX) lease, (3) NBC (TJX) is in occupancy of, and open for business to the general public, (4) NBC (TJX) is paying full, unabated rent under the NBC (TJX) lease, and (5) the NBC (TJX) lease has not been amended or modified without the lender’s prior written consent; provided, however, with respect to an involuntary bankruptcy or insolvency proceeding, the NBC Operating Cure Event will be deemed to occur when such involuntary bankruptcy or insolvency proceeding is dismissed; (ii) with respect to an NBC Operating Trigger Event described in clause (b) above, (I) the borrower has re-let the entire space leased to NBC (TJX) or to one or more replacement tenants reasonably acceptable to the lender pursuant to executed leases containing terms and conditions reasonably acceptable to the lender, and (A) such replacement tenant’s lease is in full force and effect, and (B) such replacement tenant has commenced paying rent required under its lease, all as evidenced by an estoppel certificate from the replacement tenant in form and substance reasonably satisfactory to the lender; or (II) the borrower has re-let at least 75% of the space currently leased to NBC (TJX) to one or more replacement tenants reasonably acceptable to the lender pursuant to executed leases containing terms and conditions reasonably acceptable to the lender, and (A) such replacement tenant’s lease is in full force and effect, (B) such replacement tenant has commenced paying rent required under its lease, all as evidenced by an estoppel certificate from the replacement tenant in form and substance satisfactory to the lender, (C) not less than 75% of the entire premises is occupied under leases that have been approved by the lender or are otherwise in full compliance with the terms of the 888 Figueroa Whole Loan Documents, and (D) the debt service coverage ratio is equal to or greater than 1.85x, calculated as of the last day of a calendar quarter, as determined by the lender; or (iii) with respect to an NBC Operating Trigger Event described in clause (c) above, the curing of the applicable lease default under the NBC (TJX) lease.

Initial and Ongoing Reserves.

Tax Reserves. At loan origination, the borrower deposited $314,024 into a real estate tax reserve account. On each payment date, the borrower is required to deposit reserves of 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be $78,506).

Insurance Reserves. Insurance escrows are waived so long as the 888 Figueroa Property is covered by an acceptable blanket policy (which is currently maintained) and an event of default has not occurred under the 888 Figueroa Whole Loan documents. If such conditions are no longer satisfied, on each payment date, the borrower will be required to fund an insurance reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage.

Replacement Reserves. On each payment date, the borrower is required to deposit $5,050 into a replacement reserve for capital expenditures (subject to a cap of $60,600 with replenishment obligations). If during the loan term, the debt service coverage ratio is less than 1.25x, the monthly deposit will increase to $6,733 (subject to a cap of $80,797).

TI/LC Reserve. At loan origination, the borrower deposited $1,645,592 in outstanding tenant improvement and leasing commissions with respect to two new leases with the State of CA and one new lease with the GSA. On each payment date, the borrower is required to deposit $17,055 into a TI/LC reserve (subject to a cap of $204,660 with replenishment obligations). If during the loan term, the debt service coverage ratio is less than 1.25x, the monthly deposit will increase to $34,110 (subject to a cap of $409,320).

Free Rent Reserve. At loan origination, the borrower deposited $312,549 for outstanding free rent obligations related to the new GSA lease (Suite 800) which has an executed lease but rent payments have not yet commenced and the tenant has not yet taken occupancy.

Earnout Reserve. At loan origination, the borrower deposited $6,600,000 comprised of $6,000,000 in holdback funds and $600,000 in estimated prepayment premium funds as further described below.

Earnout Reserve. The Earnout Reserve includes (A) a $6,000,000 holdback to be maintained for as long as the lease for Suite 900 is not signed and (B) $600,000 for any potential prepayment premium in the event the escrow proceeds are applied against the loan amount. On July 19, 2019, the lender received a fully executed lease with the State of California for Suite 900 that satisfies the requirements for release of a portion of the $6,600,000 earnout reserve (leaving a reserve equal to the amount necessary to cover all tenant improvements and leasing commissions (currently estimated to be approximately $650,000), free rent (if applicable) and any other borrower obligations), which portion may be disbursed to the borrower upon written request by the borrower. If the Earnout Reserve is not fully disbursed within two years of loan origination, lender may either grant a one-year extension (if borrower is diligently pursuing a new lease) or use the escrow funds to pay-down the loan, which will require payment of the prepayment premium.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

888 South Figueroa Street Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 1 888 Figueroa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 54.8% 2.53x 10.1%

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK]

1201 Lake Woodlands Drive The Woodlands, TX 77380	Collateral Asset Summary – Loan No. 2 Woodlands Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 26.0% 3.95x 17.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Lake Woodlands Drive The Woodlands, TX 77380	Collateral Asset Summary – Loan No. 2 Woodlands Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 26.0% 3.95x 17.4%

NORDSTROM
jcpenney
Dillard's
macy's
ARHAUS
HOLLISTER
SEPHORA
ALDO
FOREVER 21
DICK'S
BANANA REPUBLIC
URBAN OUTFITTERS
pottery barn kids
LOFT
xfinity
BARNES & NOBLE
LEVEL ONE
Anchor
Non Anchor / In-line
Vacant

NORDSTROM
jcpenney
Dillard's
macy's
ARHAUS
EXPRESS
PACSUN
FOREVER 21
DICK'S
BARNES & NOBLE
LEVEL TWO
Anchor
Non Anchor / In-line
Vacant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Lake Woodlands Drive The Woodlands, TX 77380	Collateral Asset Summary – Loan No. 2 Woodlands Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 26.0% 3.95x 17.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Lake Woodlands Drive The Woodlands, TX 77380	Collateral Asset Summary – Loan No. 2 Woodlands Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 26.0% 3.95x 17.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Lake Woodlands Drive The Woodlands, TX 77380	Collateral Asset Summary – Loan No. 2 Woodlands Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 26.0% 3.95x 17.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Credit Assessment
Fitch/DBRS/S&P(8):	BBB-sf / AA / N/A
Borrower Sponsors:	Brookfield Property REIT Inc.; Brookfield Property Partners L.P.; Brookfield Asset Management Inc.
Borrower:	The Woodlands Mall Associates, LLC
Original Balance(1):	$70,000,000
Cut-off Date Balance(1):	$70,000,000
% by Initial UPB:	8.6%
Interest Rate:	4.25600%
Payment Date:	1st of each month
First Payment Date:	September 1, 2019
Maturity Date:	August 1, 2029
Amortization:	Interest Only
Additional Debt(1)(2):	$177,600,000 Pari Passu Debt; $177,400,000 B Note; $40,000,000 Mezzanine Debt; Future Mezzanine Debt Permitted
Call Protection(3)(4):	L(24), D(91), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(5)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	$377,291
TI/LC:	$0	Springing	$3,018,324
Outstanding Tenant Obligations:	$2,174,886	NAP	NAP
Major Anchor:	$0	Springing	(5)
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Super Regional Mall
Collateral:	Fee Simple
Location:	The Woodlands, TX
Year Built / Renovated:	1994; 2003; 2016 / NAP
Total Sq. Ft.(6):	758,231
Property Management:	Self-Managed
Underwritten NOI:	$43,116,674
Underwritten NCF:	$42,206,797
Appraised Value:	$953,400,000
Appraisal Date:	April 20, 2019

Historical NOI
Most Recent NOI:	$43,706,659 (T-12 May 31, 2019)
2018 NOI:	$43,176,859 (December 31, 2018)
2017 NOI:	$41,521,330 (December 31, 2017)
2016 NOI:	$37,955,056 (December 31, 2016)

Historical Occupancy(7)
Most Recent Occupancy:	95.8% (May 28, 2019)
2018 Occupancy:	94.2% (December 31, 2018)
2017 Occupancy:	95.8% (December 31, 2017)
2016 Occupancy:	96.1% (December 31, 2016)

Financial Information(1)(2)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$70,000,000
Pari Passu Notes	177,600,000
Total Senior Notes	$247,600,000	$327 / $327	26.0% / 26.0%	4.04x / 3.95x	17.4% / 17.0%	17.4% / 17.0%
B Note	177,400,000
Whole Loan	$425,000,000	$561 / $561	44.6% / 44.6%	2.35x / 2.30x	10.1% / 9.9%	10.1% / 9.9%
Mezzanine Loan(2)	40,000,000
Total Debt	$465,000,000	$613 / $561	48.8% / 44.6%	1.83x / 1.79x	9.3% / 9.1%	10.1% / 9.9%
(1)	The Woodlands Mall Loan (as defined below) is part of a whole loan evidenced by eight pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $247.6 million and one subordinate note with an outstanding principal balance as of the Cut-off Date of $177.4 million.

(2)	See “Current Mezzanine or Subordinate Indebtedness” and “Future Mezzanine or Subordinate Indebtedness Permitted” herein. The mezzanine loan was sold to a third party.

(3)	The lockout period will be at least 24 payments beginning with and including the first payment date of September 1, 2019. The borrower has the option to defease the full $425.0 million Woodlands Mall Whole Loan (as defined below) after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the first payment date. The actual lockout period may be longer.

(4)	See “Partial Releases” herein.

(5)	See “Initial and Ongoing Reserves” herein.

(6)	Based on total collateral sq. ft. of 758,231, which does not account for an additional 713,438 sq. ft. for Dillard’s (229,866 sq. ft.), Macy’s (199,019 sq. ft.), JCPenney (146,553 sq. ft.) and Nordstrom (138,000 sq. ft.), which are not part of the collateral.

(7)	Borrower provided information, reflects collateral occupancy only. Inclusive of the non-collateral anchors, 2016 Occupancy was 96.6%, 2017 Occupancy was 96.4%, 2018 Occupancy was 94.9% and Most Recent Occupancy was 97.8%.

(8)	Fitch and DBRS provided the listed assessments for the Woodlands Mall Loan in the context of its inclusion in the mortgage pool. S&P does not provide a credit assessment but confirmed that the Woodlands Mall Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Lake Woodlands Drive The Woodlands, TX 77380	Collateral Asset Summary – Loan No. 2 Woodlands Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 26.0% 3.95x 17.4%

The Loan.    The Woodlands Mall loan (the “Woodlands Mall Loan”) is part of a whole loan (the “Woodlands Mall Whole Loan”) evidenced by eight pari passu notes with an aggregate principal balance as of the Cut-off Date of $247.6 million (the “Woodlands Mall Senior Notes”) and one subordinate note with a principal balance as of the Cut-off Date of $177.4 million (the “Woodlands Mall Subordinate Note”). The Woodlands Mall Whole Loan has an aggregate principal balance as of the Cut-off Date of $425.0 million and is secured by a first mortgage lien on the borrower’s fee simple interest in a 758,231 sq. ft. portion (the “Woodlands Mall Property”) of an approximately 1.47 million sq. ft. super regional mall located in The Woodlands, Texas (the “Woodlands Mall Shopping Center”). Only the non-controlling Note A-2 and Note A-6, with an aggregate outstanding principal balance as of the Cut-off Date of $70.0 million, are being contributed to the CD 2019-CD8 Trust and constitute the Woodlands Mall Loan.

The relationship between the holders of the Woodlands Mall Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans—Woodlands Mall Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-2, A-6	$70,000,000	$70,000,000	CD 2019-CD8	No
A-1-1, A-5, A-7	76,200,000	76,200,000	Benchmark 2019-B12(1)	No(1)
A-1-2, A-3, A-4	101,400,000	101,400,000	DBRI	No
Total Senior Notes	$247,600,000	$247,600,000
B	177,400,000	177,400,000	Benchmark 2019-B12 (Loan Specific Certificates)(1)	Yes(1)
Total	$425,000,000	$425,000,000

(1)	Anticipated to be transferred to the Benchmark 2019-B12 securitization upon the closing of such securitization. The holder of the Woodlands Mall Subordinate Note will have the right to appoint the special servicer of the Woodlands Mall Whole Loan and to direct certain decisions with respect to the Woodlands Mall Whole Loan, unless a control appraisal event exists under the related co-lender agreement; provided that after the occurrence of a control appraisal event with respect to the Woodlands Mall Subordinate Note, the holder of the Woodlands Mall Note A-1-1 will have such rights. For so long as the Woodlands Mall Subordinate Note is included in the Benchmark 2019-B12 securitization, if a control appraisal event does not exist, such rights will be exercised by the directing holder of the Benchmark 2019-B12 loan specific certificates, and if a control appraisal event exists, will be exercised by the directing holder of the Benchmark 2019-B12 securitization.

The Woodlands Mall Whole Loan has a 10-year term and is interest only for the entire term. The Woodlands Mall Whole Loan accrues interest at an interest rate of 4.25600% per annum. The Woodlands Mall Whole Loan proceeds, together with a mezzanine loan, were used to refinance existing debt, fund outstanding landlord obligations in connection with recent leasing, pay closing costs, and return equity to the borrower. Based on the “as is” appraised value of $953.4 million as of April 20, 2019, the Cut-off Date LTV Ratio for the Woodlands Mall Senior Notes is 26.0%, for the Woodlands Mall Whole Loan is 44.6% and for the Woodlands Mall Total Debt is 48.8%. The most recent financing of the Woodlands Mall Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$425,000,000	91.4%	Loan Payoff	$322,891,259	69.4%
Mezzanine Loan	40,000,000	8.6	Upfront Reserves	2,174,886	0.5
			Closing Costs	3,880,393	0.8
			Return of Equity	136,053,462	29.3
Total Sources	$465,000,000	100.0%	Total Uses	$465,000,000	100.0%

The Borrower / Borrower Sponsors. The borrower is The Woodlands Mall Associates, LLC, a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure (the “Woodlands Mall Borrower”). The borrower sponsors are Brookfield Property REIT Inc., Brookfield Property Partners L.P. and Brookfield Asset Management Inc. and the non-recourse carveout guarantor is BPR OP, LP, each an affiliate of Brookfield Properties.

Brookfield Properties is a fully-integrated, global real estate services company, providing development and portfolio management capabilities across the real estate investment strategies of Brookfield Asset Management — a global alternative asset manager with over $365 billion in assets under management. Brookfield Properties manages or owns approximately 320 million sq. ft. of office, retail and multifamily commercial real estate worldwide. The Woodlands Mall Property has historically been indirectly owned by GGP Inc. In August 2018, GGP Inc. was acquired by Brookfield Property Partners L.P.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Lake Woodlands Drive The Woodlands, TX 77380	Collateral Asset Summary – Loan No. 2 Woodlands Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 26.0% 3.95x 17.4%

The Property.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
							Sales PSF(3)	Occupancy Cost(3)
Forever 21(4)	NR / NR / NR	85,150	11.2%	$20.53	5.4%	6/30/2025	$90	22.9%
Dick’s Sporting Goods	NR / NR / NR	83,075	11.0	$18.50	4.7	1/31/2027	$153	16.1%
Victoria’s Secret	NR / Ba1 / BB	9,474	1.2	$77.00	2.2	1/31/2027	$824	15.6%
Barnes & Noble	NR / NR / NR	30,471	4.0	$22.97	2.2	1/31/2020	$268	8.6%
Arhaus Furniture	NR / NR / NR	14,484	1.9	$45.92	2.0	1/31/2025	$480	11.9%
Express	NR / NR / NR	7,429	1.0	$85.89	2.0	1/31/2021	$364	23.6%
Pottery Barn	NR / NR / NR	13,363	1.8	$47.74	2.0	1/31/2022	$511	11.2%
Tyler’s	NR / NR / NR	17,116	2.3	$34.88	1.8	10/31/2023	$302	15.2%
Microsoft	AA+ / Aaa / AAA	6,506	0.9	$81.04	1.6	6/25/2024	$834	10.9%
Altar’d State	NR / NR / NR	6,809	0.9	$75.13	1.6	1/31/2025	$571	15.1%
Subtotal / Wtd. Avg.		273,877	36.1%	$30.28	25.5%
Remaining Tenants		452,171	59.6	$53.50	74.5
Occupied Subtotal / Wtd. Avg.(5)		726,048	95.8%	$46.39	100.0%
Vacant Space		32,183	4.2
Total / Wtd. Avg.		758,231	100.0%

(1)	Based on the underwritten rent roll dated May 28, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Sales PSF and Occupancy Cost are as of the trailing twelve months ending May 31, 2019.

(4)	Forever 21 has the right to terminate its lease at any time upon 180 days’ notice and payment of a termination fee equal to twelve months of minimum annual rent.

(5)	The Occupied Subtotal / Wtd. Avg. U/W Base Rent PSF excludes 25,819 sq. ft. which has no attributable base rent.

The following table presents certain information relating to the historical occupancy and tenant sales at the Woodlands Mall Property:

Historical Occupancy and Tenant Sales(1)(2)
	2010	2011	2012	2013	2014	2015	2016	2017	2018	Current(3)
Occupancy including non-collateral anchors(4)	93.1%	93.6%	96.1%	96.5%	97.7%	83.8%	96.6%	96.4%	94.9%	97.8%
Occupancy excluding non-collateral anchors(4)	91.4%	92.0%	95.4%	95.9%	97.3%	81.3%	96.1%	95.8%	94.2%	95.8%
In-line Tenant (<10,000 sq. ft.) Sales PSF(5)	NAP	NAP	NAP	NAP	NAP	NAP	$723	$711	$717	$708
In-line Tenant (<10,000 sq. ft.) Sales PSF (excl. Apple)	NAP	NAP	NAP	NAP	NAP	NAP	$622	$602	$590	$569
(1)	Historical Occupancy is based on the average of each respective year.

(2)	Not all tenants at the Woodlands Mall Property are required to report sales.

(3)	Current occupancy is based on the underwritten rent roll dated May 28, 2019, including recently executed leases. Current sales data is as of the trailing 12 months ending May 31, 2019.

(4)	In 2015, occupancy declined due to the Dick’s Sporting Goods box being added to the Woodlands Mall Property, but not capturing the Dick’s Sporting Goods lease as in-place given the store did not open for operation until October 2016.

(5)	Apple’s sales are based on the tenant’s 8,409 sq. ft. that it will be expanding into in December 2019 at the Woodlands Mall Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Lake Woodlands Drive The Woodlands, TX 77380	Collateral Asset Summary – Loan No. 2 Woodlands Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 26.0% 3.95x 17.4%

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring(4)	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	1,917	0.3%	1,917	0.3%	$0.00	0.0%	0.0%
2019	15	36,616	4.8	38,533	5.1%	$47.44	5.3	5.3%
2020	21	70,726	9.3	109,259	14.4%	$42.61	9.3	14.6%
2021	20	35,940	4.7	145,199	19.1%	$76.41	8.5	23.1%
2022	15	75,799	10.0	220,998	29.1%	$47.76	11.1	34.2%
2023	11	44,434	5.9	265,432	35.0%	$52.06	7.1	41.3%
2024	16	68,633	9.1	334,065	44.1%	$44.93	9.5	50.8%
2025	15	145,211	19.2	479,276	63.2%	$38.33	17.1	68.0%
2026	14	33,746	4.5	513,022	67.7%	$72.29	7.5	75.5%
2027	8	124,644	16.4	637,666	84.1%	$28.37	10.9	86.4%
2028	13	31,094	4.1	668,760	88.2%	$71.25	6.8	93.2%
2029	9	38,371	5.1	707,131	93.3%	$42.66	5.0	98.2%
Thereafter	4	18,917	2.5	726,048	95.8%	$30.46	1.8	100.0%
Vacant	0	32,183	4.2	758,231	100.0%	NAP	NAP
Total / Wtd. Avg. (5)	162	758,231	100.0%			$46.39	100.0%
(1)	Based on the underwritten rent roll dated May 28, 2019.

(2)	Calculated based on the approximate square footage occupied by each collateral tenant.

(3)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(4)	Number of Leases Expiring excludes approximately 30 temporary/kiosk tenants which operate under short term leases.

(5)	The Total / Wtd. Avg. Annual U/W Base Rent PSF excludes 25,819 sq. ft. which has no attributable base rent.

The Woodlands Mall Property is a 758,231 sq. ft. portion of the Woodlands Mall Shopping Center, a two-level enclosed super regional mall that contains approximately 1.47 million sq. ft. of gross leasable area. The Woodlands Mall Shopping Center is anchored by Dillard’s, Macy’s, JCPenney, and Nordstrom, which each separately own their improvements and underlying land and as such are excluded from the Woodlands Mall Whole Loan collateral. The Woodlands Mall Shopping Center is also junior anchored by Dick’s Sporting Goods and Forever 21 (both part of the Woodlands Mall Whole Loan collateral). The four major non-collateral anchors (Dillard’s, Macy’s, JCPenney, and Nordstrom) have 2018 sales estimates of $41.0 million, $73.0 million, $15.0 million, and $34.2 million, respectively. The operating covenants of the non-collateral anchors have expired, other than Nordstrom, which expires in 2029. As of the trailing 12 months ending May 2019, Dick’s Sporting Goods and Forever 21 reported total sales of approximately $12.7 million and $7.6 million, respectively.

The Woodlands Mall Property consists of a broad merchandise mix with over 150 specialty retailers including Apple, Athleta, Banana Republic, Coach, Microsoft, Pink, Pottery Barn, Michael Kors, and Sephora. Additionally, there are five office suites at the Woodlands Mall Property, which comprise 38,087 sq. ft. The Woodlands Mall Property also features diverse dining options such as Brio, The Cheesecake Factory, Fleming’s Prime Steakhouse, Panera Bread, and P.F. Chang’s Asian Bistro, which are complemented by a ten-bay food court located in the lower level of the Woodlands Mall Property. The Apple store is expanding its footprint at the Woodlands Mall Property, and is expected to comprise 8,409 sq. ft. upon expansion, which is expected to be completed in December 2019 (current footprint is 6,311 sq. ft.). The borrower sponsor spent approximately $7.9 million associated with the Apple suite, which involved creation of the space in the center court of the Woodlands Mall Property, including structural work and removal of escalators. The borrower sponsor has turned over this raw space to Apple, and according to the borrower sponsor, Apple plans to invest significant capital to renovate space. As of the trailing 12 months ending May 2019, the Apple store generated sales of approximately $50.1 million ($7,934 PSF (based on sq. ft. prior to its expansion)). Other notable features at the Woodlands Mall Property include an outdoor lifestyle shopping area connected to the Woodlands waterway where visitors can experience water taxi service to surrounding offices and residences.

The Woodlands Mall Property has an in-place underwritten occupancy of 95.8% (excluding non-collateral anchors). As of the trailing 12 months ending May 2019, the Woodlands Mall Property generated in-line (<10,000 sq. ft.) sales of $708 PSF with an occupancy cost ratio of 13.4%. Excluding the Apple store, the Woodlands Mall Property generated in-line (<10,000 sq. ft.) sales of $569 PSF with an occupancy cost ratio of 16.8% over the same period.

Environmental Matters. According to a Phase I environmental report, dated May 3, 2019, there are no recognized environmental conditions or recommendations for further action at the Woodlands Mall Property, except that the following actions were recommended: (i) the biomedical waste generated from Unit 4010 (office dental unit) be disposed of in an appropriate manner by a contracted waste hauler, and (ii) continued implementation of the company-wide environmental / asbestos policy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Lake Woodlands Drive The Woodlands, TX 77380	Collateral Asset Summary – Loan No. 2 Woodlands Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 26.0% 3.95x 17.4%

The Market. The Woodlands Mall Property is located in The Woodlands, Texas a half-mile west of the intersection of I-45. The Woodlands Mall Property was originally built across 1994, 2003 and 2016 as a two-level enclosed shopping center. The Woodlands Mall Property is located within Houston’s largest mixed-use development known as The Woodlands, which is located approximately 30 miles north of Houston. Development of The Woodlands began in 1974 by The Woodlands Corporation, a subsidiary of Mitchell Energy and Development Corporation. The Woodlands is a master-planned community that includes residential, commercial, business, and industrial segments, and is designed to be a self-supporting economic entity. The Woodlands is home to more than nearly 112,000 residents and over 900 businesses employing an estimated 40,638 people. Single and multi-family home development totals over 26,000 homes with over five million sq. ft. of retail/general commercial space and seven million sq. ft. of office and industrial space. Based on current population projections, The Woodlands’ residential component is forecasted to be fully built out by 2020 and is projected to have approximately 130,000 residents.

The following table presents certain information relating to the primary competition for the Woodlands Mall Property:

Competitive Set Summary(1)
	Woodlands Mall Shopping Center(2)	Market Street at The Woodlands	Willowbrook Mall(3)	Deerbrook Mall(3)	Houston Premium Outlets
Distance from Subject	NAP	0.1 miles	15 miles	15 miles	20 miles
Property Type	Super Regional Mall	Lifestyle Center	Super Regional Center/Mall	Super Regional Center/Mall	Outlet Center
Year Built	1994, 2003, 2016	2003	1981	1984	2008
Total GLA	1,471,669	492,244	1,449,632	1,211,733	542,000
Total Occupancy	97.8%	98.0%	97.0%	99.0%	99.0%
Sales PSF	$680	$650	$610	$530	$500
Anchors & Jr. Anchors	Macy’s, Dillard’s, JCPenney, Nordstrom, Dick’s Sporting Goods, Forever 21	HEB, Cinemark	Macy’s, Dillard’s, JCPenney, Nordstrom Rack, Sears, Dick’s Sporting Goods, Forever 21	Macy’s, Dillard’s, JCPenney, Sears, Dick’s Sporting Goods, Forever 21, AMC 24	Saks Off Fifth, Forever 21, Nike Factory Store
(1)	Source: Appraisal.

(2)	Based on Woodlands Mall Shopping Center, including non-collateral anchors.

(3)	The Willowbrook Mall and Deerbrook Mall are owned by the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Lake Woodlands Drive The Woodlands, TX 77380	Collateral Asset Summary – Loan No. 2 Woodlands Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 26.0% 3.95x 17.4%

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-12 5/31/2019	U/W(1)	U/W PSF(2)
Base Rent	$28,621,745	$31,111,560	$32,538,184	$33,313,292	$32,484,623	$42.84
Rent Steps(3)	0	0	0	0	747,681	$0.99
Gross Up Vacancy	0	0	0	0	2,965,936	$3.91
Reimbursements	11,821,126	12,508,578	11,984,194	12,383,926	13,320,934	$17.57
Other Income(4)	6,723,425	8,189,537	8,267,824	8,220,484	7,378,029	$9.73
Vacancy & Credit Loss	(122,935)	(278,970)	172,149	(109,714)	(2,965,936)	($3.91)
Effective Gross Income	$47,043,362	$51,530,705	$52,962,351	$53,807,988	$53,931,267	$71.13
Real Estate Taxes	2,779,751	3,901,952	4,054,151	4,370,019	$5,083,264	$6.70
Insurance	224,629	212,697	111,713	116,909	116,928	$0.15
Management Fee	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	$1.32
Other Operating Expenses	5,083,926	4,894,727	4,619,627	4,614,401	4,614,401	$6.09
Total Operating Expenses	$9,088,306	$10,009,375	$9,785,492	$10,101,329	$10,814,593	$14.26
Net Operating Income	$37,955,056	$41,521,330	$43,176,859	$43,706,659	$43,116,674	$56.86
TI/LC	0	0	0	0	758,231	$1.00
Capital Expenditures	0	0	0	0	151,646	$0.20
Net Cash Flow	$37,955,056	$41,521,330	$43,176,859	$43,706,659	$42,206,797	$55.66
(1)	Based on the underwritten rent roll dated May 28, 2019.

(2)	U/W PSF is based on 758,231 sq. ft.

(3)	Includes $621,640 of contractual rent steps through June 1, 2020 and $126,041 for straight line average rent for Microsoft, Starbucks, Sephora, AT&T, Coach and Michael Kors.

(4)	U/W Other Income consists of % in lieu income ($550,214), overage rent ($722,055), specialty leasing income ($5,488,535), and miscellaneous income ($617,224), which includes parking revenue, carousel revenue and trash pad/recycling income.

Property Management.   The Woodlands Mall Property is self-managed.

Lockbox / Cash Management.     The Woodlands Mall Whole Loan is structured with a hard lockbox and springing cash management. The Woodlands Mall Borrower was required at loan origination to deliver letters to all tenants at the Woodlands Mall Property directing them to deposit all rents and payments into a lender controlled lockbox account. To the extent no Cash Sweep Period (as defined below) is continuing, all funds in the lockbox account are required to be transferred to or at the direction of the Woodlands Mall Borrower. Following the occurrence and during the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents.

During the continuance of a Cash Sweep Period, all excess cash flow after debt service, reserves, operating expenses, extraordinary expenses and mezzanine debt service is required to remain in the lender controlled account and be held as additional collateral for the Woodlands Mall Whole Loan; provided, however, that if a Major Anchor Sweep Period (as defined below) is then continuing, to the extent described below, the excess cash flow is required to be deposited into a major anchor sweep reserve account to be applied pursuant to the loan documents.

A “Cash Sweep Period” means any period during the continuance of (i) an event of default under the loan documents, (ii) during a bankruptcy action of the Woodlands Mall Borrower or the non-recourse carveout guarantor, (iii) any Low DSCR Trigger Period (as defined below), (iv) a mezzanine loan default or (v) a Major Anchor Sweep Period (as defined below), until such time that the Woodlands Mall Borrower has cured the applicable Cash Sweep Period in accordance with the terms of the Woodlands Mall Whole Loan documents.

A “Low DSCR Trigger Period” means any period during the continuance of which (i) the debt service coverage ratio based on the Woodlands Mall Whole Loan is less than 2.00x or (ii) the combined debt service coverage ratio based on the Woodlands Mall Whole Loan and related mezzanine loan is less than 1.45x and will end if (a) a Woodlands Mall Whole Loan debt service coverage ratio of at least 2.00x and (b) a combined debt service coverage ratio of at least 1.45x, is achieved as of any debt service coverage ratio calculation date, as determined by the lender.

A “Major Anchor Sweep Period” will commence upon any of the following: (a) the early termination, early cancellation or early surrender of the Major Anchor (as defined below) premises or upon the Woodlands Mall Borrower’s receipt of notice by a Major Anchor of its intent to effect an early termination, early cancellation or early surrender with respect to its respective premises, (b) if a Major Anchor has ceased its business (“goes dark”) at substantially all of its space or (c) a bankruptcy action of any Major Anchor or its direct or indirect parent.

A Major Anchor Sweep Period will end (a) if such Major Anchor premises are owned by the Woodlands Mall Borrower or an affiliate of the Woodlands Mall Borrower, (i) the applicable Major Anchor lease has been renewed pursuant to its terms or (ii) a portion of the Major Anchor premises equal to at least the Occupancy Threshold (as defined below) has been re-tenanted to one or more retail or related uses (or such other use as is approved by the lender in its sole and absolute discretion) and in a manner which is not inconsistent with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Lake Woodlands Drive The Woodlands, TX 77380	Collateral Asset Summary – Loan No. 2 Woodlands Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 26.0% 3.95x 17.4%

the operation of the balance of the Woodlands Mall Property and such Major Anchor premises have been re-tenanted pursuant to the loan documents, or (b) if such Major Anchor premises are not owned by the Woodlands Mall Borrower or an affiliate of the Woodlands Mall Borrower, a portion of the Major Anchor premises equal to at least the Occupancy Threshold has been re-tenanted to or is otherwise owned and occupied by one or more retail use (or such other use approved by the lender in its sole discretion) tenants or owner and operator.

A “Major Anchor” is any of (a) Nordstrom, (b) Macy’s, (c) Dillard’s, (d) JCPenney or (e) any other owner, operator or tenant with respect to substantially all of any space occupied by such anchor tenants.

The “Occupancy Threshold” is (i) if a Major Anchor premises are 150,000 sq. ft. or greater, then 65% of such Major Anchor premises occupied and open for business or (ii) if the Major Anchor premises are less than 150,000 sq. ft., then 80% of such Major Anchor premises occupied and open for business.

Initial and Ongoing Reserves.    At origination, the borrower deposited $2,174,886 into a reserve for outstanding tenant improvement allowances and/or leasing commissions in connection with leases at the Woodlands Mall Property.

Tax Escrows – On a monthly basis, during the continuance of a Cash Sweep Period, the borrower is required to escrow for real estate taxes in the amount of 1/12 of estimated annual property taxes.

Insurance Escrows – On a monthly basis, during the continuance of a Cash Sweep Period, the borrower is required to escrow for insurance premiums in the amount of 1/12 of estimated annual insurance premiums (waived if an acceptable blanket policy is in place and there is no event of default continuing).

Replacement Reserves – On a monthly basis, during the continuance of a Cash Sweep Period, the borrower is required to escrow approximately $15,720 for replacement reserve funds, subject to a cap of $377,291.

TI/LC Funds – On a monthly basis, during the continuance of a Cash Sweep Period, the borrower is required to escrow approximately $125,764 for tenant rollover funds, subject to a cap of $3,018,324.

During the continuance of a Major Anchor Sweep Period, all excess cash flow (after payment of all amounts due under the loan documents, including the monthly reserves) is required to be swept into a subaccount of the cash management account to be held as additional collateral for the Woodlands Mall Whole Loan until an aggregate amount equal to the Individual Major Anchor Cap (as defined below) for all Major Anchor Sweep Periods then existing has been deposited into such subaccount.

An “Individual Major Anchor Cap” means (x) if a Major Anchor Sweep Period has occurred with respect to either JCPenney or Nordstrom, an amount equal to the product obtained by multiplying $75.00 by the aggregate amount of gross leasable sq. ft. of the Major Anchor premises and (y) if a Major Anchor Sweep Period has occurred with respect to either Dillard’s or Macy’s, an amount equal to the product obtained by multiplying $100.00 by the aggregate amount of gross leasable sq. ft. of the Major Anchor.

Current Mezzanine or Subordinate Indebtedness.   In connection with the origination of the Woodlands Mall Whole Loan, Deutsche Bank AG, New York Branch (“DBNY”) provided a mezzanine loan with a principal balance of $40.0 million (the “Woodlands Mall Mezzanine Loan”) to an affiliate of the Woodlands Mall Borrower. The Woodlands Mall Mezzanine Loan is secured by a pledge of the direct equity interest in the Woodlands Mall Borrower and is co-terminous with the Woodlands Mall Whole Loan. The Woodlands Mall Mezzanine Loan accrues interest at a rate of 5.50000% per annum and is fully amortizing by the August 1, 2029 maturity date. The Woodlands Mall Mezzanine Loan was sold to a third party. Based on the combined Woodlands Mall Whole Loan and the Woodlands Mall Mezzanine Loan, the cumulative Cut-off Date LTV is 48.8%, the cumulative U/W NCF DSCR is 1.79x and the cumulative U/W NOI Debt Yield is 9.3%. The rights of the mezzanine lender under the Woodlands Mall Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. From and after the last securitization of any note comprising the Woodlands Mall Whole Loan and provided no event of default under the loan documents has occurred and is continuing, the Woodlands Mall Borrower will have a one-time right to cause a permitted mezzanine borrower to incur additional indebtedness secured by a pledge of the direct or indirect equity interest in the Woodlands Mall mezzanine borrower in the form of a junior mezzanine loan (the “Permitted Mezzanine Loan”), subject to the consent of the lender and the satisfaction of certain conditions, including but not limited to: (i) the principal amount of the Permitted Mezzanine Loan is not greater than an amount equal to the lesser of (A) $35,000,000; (B) the amount which will yield an aggregate loan-to-value ratio (including the Woodlands Mall Whole Loan and the proposed Permitted Mezzanine Loan) of 52.0%; (C) the amount which would yield a permitted mezzanine debt service coverage ratio that is 1.25x; and (D) the amount which will yield a combined debt yield of 8.6%; (ii) the Permitted Mezzanine Loan lender is not an affiliate of the Woodlands Mall Borrower; (iii) the Permitted Mezzanine Loan lender and the existing mezzanine loan lender have entered into an intercreditor agreement; (iv) the maturity date of the Permitted Mezzanine Loan is co-terminous with the maturity date of the Woodlands Mall Whole Loan and the Permitted Mezzanine Loan will fully amortize on the Woodlands Mall Whole Loan maturity date; (v) the lender has received a rating agency confirmation from the applicable rating agencies confirming that the Permitted Mezzanine Loan will not cause a downgrade, withdrawal or qualification of the then current rating of the securities or any class thereof; and (vi) the Woodlands Mall Borrower will pay all of the lender’s reasonable out-of-pocket costs and expenses in connection with such Permitted Mezzanine Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Lake Woodlands Drive The Woodlands, TX 77380	Collateral Asset Summary – Loan No. 2 Woodlands Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 26.0% 3.95x 17.4%

Acquired Expansion Parcels. The Woodlands Mall Borrower has the right, at its own expense, to acquire one or more parcels of land that constitutes an integral part of, or adjoins, the Woodlands Mall Shopping Center, including any major anchor premises, which land was not owned by the Woodlands Mall Borrower on the origination date (such acquired land, an “Expansion Parcel”), to become additional collateral for the Woodlands Mall Whole Loan, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, and (ii) the Woodlands Mall Borrower acquires a fee simple or leasehold interest in the applicable Expansion Parcel.

Partial Release and Substitution. The Woodlands Mall Borrower may obtain the release of (A) one or more vacant, non-income producing and unimproved parcels or outlots or (B) any Expansion Parcel, including any major anchor premises, but excluding any Acquired Parcel (as defined below), upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the parcel subject to the release is not necessary for the remaining Woodlands Mall Property to comply with zoning or legal requirements, (iii) confirmation that the release will not result in the downgrade, withdrawal or qualification of the then current rating assigned to any class of certificates (provided that such confirmation will not be required for release of an Expansion Parcel), (iv) the release will not result in a loan-to-value ratio that does not comply with REMIC guidelines and (v) the release will not result in a material diminution in the value of the Woodlands Mall Property. In addition, with respect to an Expansion Parcel that is a Major Anchor premises, such Major Anchor premises may be released with the reasonable consent of the lender to another retail operator that has agreed in writing to open and operate the Major Anchor premises for retail use within 24 months from the date of release and with respect to any Expansion Parcel, the release is conditioned upon no reserves having been expended with respect to such Expansion Parcel or the borrower shall have redeposited any amount so expended.

In addition, the Woodlands Mall Borrower is permitted to obtain the release of collateral parcels (an “Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels in which the Woodlands Mall Borrower acquires a fee or leasehold interest (each, an “Acquired Parcel”) as collateral for the Woodlands Mall Whole Loan upon 20 days prior notice, subject to the satisfaction of certain conditions, including among other things, that: (i) the Exchange Parcel is vacant, non-income producing and unimproved or improved only by landscaping, utility facilities that are readily re-locatable or surface parking areas and the Exchange Parcel is not necessary for the Woodlands Mall Property to comply with any zoning, building, land use or parking or other legal requirements applicable to the Woodlands Mall Property, (ii) with respect to the Acquired Parcel, the Woodlands Mall Borrower has delivered, among other things (a) an environmental report acceptable to the lender, (b) title insurance, (c) if the Acquired Parcel is improved, a property condition report indicating that the Acquired Parcel is in good condition and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Acquired Parcel, in an amount equal to or greater than $21,250,000, cash or a guaranty from the guarantor in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (iii) the loan-to-value ratio of the remaining Woodlands Mall Property (after giving effect to such substitution) is equal to or less than 125% (in compliance with REMIC guidelines), provided that the borrower may prepay the Woodlands Mall Whole Loan in order to meet such condition, (iv) the borrower acquires fee or leasehold title in the Acquired Parcel and (v) the lender has received a rating agency confirmation from the applicable rating agencies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

201 South Christopher Columbus Boulevard Philadelphia, PA 19106	Collateral Asset Summary – Loan No. 3 Hilton Penn’s Landing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 61.4% 2.12x 12.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

201 South Christopher Columbus Boulevard Philadelphia, PA 19106	Collateral Asset Summary – Loan No. 3 Hilton Penn’s Landing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 61.4% 2.12x 12.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

201 South Christopher Columbus Boulevard Philadelphia, PA 19106	Collateral Asset Summary – Loan No. 3 Hilton Penn’s Landing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 61.4% 2.12x 12.5%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsor:	Daniel J. Keating, III
Borrower:	Penn’s Landing Partners Project, LLC
Original Balance:	$70,000,000
Cut-off Date Balance:	$70,000,000
% by Initial UPB:	8.6%
Interest Rate:	4.88000%
Payment Date:	6th of each month
First Payment Date:	September 6, 2019
Maturity Date:	August 6, 2029
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly	Cap
Taxes:	$545,572	$77,939	NAP
Insurance:	$28,176	$4,025	NAP
Ground Rent:	$51,250	Springing	NAP
FF&E:	$0	$112,885	NAP
Seasonality(2):	$0	$483,334	NAP
PIP:	$0	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Leasehold
Location:	Philadelphia, PA
Year Built / Renovated:	2000 / 2017-2018
Total Rooms:	350
Property Management:	Pyramid Philadelphia Management LLC
Underwritten NOI:	$8,727,238
Underwritten NCF:	$7,334,546
Appraised Value:	$114,000,000
Appraisal Date:	June 1, 2019

Historical NOI
Most Recent NOI:	$8,921,665 (T-12 May 31, 2019)
2018 NOI:	$7,987,911 (December 31, 2018)
2017 NOI:	$6,843,930 (December 31, 2017)
2016 NOI:	$6,749,991 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	86.8% (May 31, 2019)
2018 Occupancy:	84.5% (December 31, 2018)
2017 Occupancy:	80.5% (December 31, 2017)
2016 Occupancy:	80.1% (December 31, 2016)

Financial Information
Tranche	Cut-off Date Balance	Balance per Room Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$70,000,000	$200,000 / $200,000	61.4% / 61.4%	2.52x / 2.12x	12.5% / 10.5%	12.5% / 10.5%

(1)	See “Initial and Ongoing Reserves” herein.

(2)	Monthly seasonality reserve deposits of $483,334 will be required in September, October and November of 2019, and thereafter, on each monthly payment date from June through November of each year, the borrower is required to make monthly deposits of $241,667 into the seasonality reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

201 South Christopher Columbus Boulevard Philadelphia, PA 19106	Collateral Asset Summary – Loan No. 3 Hilton Penn’s Landing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 61.4% 2.12x 12.5%

The Loan.    The Hilton Penn’s Landing mortgage loan (the “Hilton Penn’s Landing Loan”) is a fixed rate loan secured by the borrower’s leasehold interest in a full service hospitality property located at 201 South Christopher Columbus Boulevard in Philadelphia, Pennsylvania (the “Hilton Penn’s Landing Property”). The Hilton Penn’s Landing Loan has an original and an outstanding principal balance as of the Cut-off Date of $70.0 million and accrues interest at an interest rate of 4.8800% per annum. The Hilton Penn’s Landing Loan proceeds, along with approximately $5.8 million of borrower sponsor equity, were used to refinance existing debt, fund reserves and pay closing costs. Based on the appraised value of $114.0 million as of June 1, 2019, the Cut-off Date LTV Ratio is 61.4%. The most recent financing of the Hilton Penn’s Landing Loan was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$70,000,000	92.4%	Loan Payoff	$74,210,038	98.0%
Borrower Sponsor Equity	5,733,045	7.6	Upfront Reserves	624,998	0.8
			Closing Costs	898,010	1.2
Total Sources	$75,733,045	100.0%	Total Uses	$75,733,045	100.0%

The Borrower / Borrower Sponsor.    The borrower, Penn’s Landing Partners Project, LLC, is a single purpose Delaware limited liability company, structured to be a bankruptcy-remote entity with at least two independent directors. The borrower sponsor and non-recourse carveout guarantor is Daniel J. Keating, III.

Daniel J. Keating, III is a principal and founder at KMS Development, a Philadelphia based firm that originally developed the Hilton Penn’s Landing Property in 2000. Mr. Keating’s career spans over 40 years leading several companies in multiple areas of real estate including development, construction, environmental management and facility management. His projects include the redevelopment of the United States Postal Service property at 30th Street, the Pennsylvania Convention Center, The Phoenix Luxury Condominiums and Lincoln Financial Field, among others.

The Property. The Hilton Penn’s Landing Property consists of a 350 room, 23-story full service hotel located on South Christopher Boulevard along the Delaware River waterfront in the City of Philadelphia. The Hilton Penn’s Landing Property was originally built in 2000 as a Hyatt Regency, and later reflagged as a Hilton in February 2015. As part of the brand conversion process, the Hilton Penn’s Landing Property underwent a two-phase PIP renovation totaling approximately $13.6 million ($38,802 per room). Phase 1 of the renovation, which was completed in early 2017, encompassed the exteriors, meeting spaces, restaurant and public spaces. Phase 2 of the renovation, which started in December 2017 and was completed in April 2018, included the guestrooms and guest bathrooms. During this time, the borrower sponsor also replaced Hyatt as the operator with Pyramid Philadelphia Management LLC. The Hilton Penn’s Landing Property is subject to a franchise agreement with Hilton Franchise LLC. The current franchise agreement began in 2015 and has a 20 year term through February 28, 2035.

The Hilton Penn’s Landing Property’s 350 guestrooms are comprised of 209 king bedrooms, 133 double-queen bedrooms, and 8 king suites. All standard guestrooms and suites feature a work desk and chair, one or two nightstands, a dresser, flat screen televisions, sofa chair, mini refrigerator, microwave, iron with ironing board, and in-room coffee and tea maker. The suites have a separate living area with a pull-out sofa. The Hilton Penn’s Landing Property offers complimentary wireless internet access in all guestrooms, with higher speeds available for purchase. The indoor swimming pool, sauna, fitness center and administrative offices are located on the fourth floor, and the upper floors contain guestrooms and additional storage areas. The Hilton Penn’s Landing Property has two separate ballrooms and approximately 24,138 square feet of meeting space. The majority of meeting space is located on the second and third floors of the hotel, with one private dining room located on the first floor.

The Hilton Penn’s Landing Property also features one primary food and beverage outlet, Keating’s Rope & Anchor, Bar + Kitchen, which can seat approximately 200 guests, including dining area and bar/high-top seating. The waterfront restaurant serves contemporary American cuisine with an emphasis on sustainable seafood and locally sourced ingredients. The restaurant is open year-round for hotel guests and locals. Within the restaurant is a coffee shop and grab-n-go area called Perk’s Café, as well as a waterfront dining room that can be closed off for private events, called Admiral’s Quarters. Additionally, the lobby sundry shop offers snacks and beverages for purchase.

The Hilton Penn’s Landing Property also includes a six-story parking garage adjacent to the hotel building which can accommodate 483 automobiles. The garage is owned through a leasehold interest by the borrower, and is then sub-let to SP Parking, a large national parking operator which operates the garage and a valet service. The operator is required to pay rent equivalent to 62.0% of the net parking revenue, up to a threshold of $1.75 million, above which it is required to pay 78.0% of net revenue. Additionally, there is a small Avis car rental space at the Hilton Penn’s Landing Property for which Avis is required to pay an annual fee equal to the greater of (i) $66,000 or (ii) 10% of annual net rental revenue (time and mileage charges) derived from car rentals to guests and patrons of the hotel.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

201 South Christopher Columbus Boulevard Philadelphia, PA 19106	Collateral Asset Summary – Loan No. 3 Hilton Penn’s Landing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 61.4% 2.12x 12.5%

Historical Occupancy, ADR, RevPAR(1)
	Hilton Penn’s Landing Property			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2016(3)	80.1%	$179.90	$144.14	80.9%	$186.23	$150.60	99.0%	96.6%	95.7%
2017(3)	80.7%	$182.74	$147.53	78.9%	$181.69	$143.40	102.3%	100.6%	102.9%
2018(3)	84.5%	$190.74	$161.22	81.2%	$187.73	$152.41	104.1%	101.6%	105.8%
T-12 May 2019(4)	86.8%	$192.92	$167.46	75.2%	$191.80	$144.14	115.4%	100.6%	116.2%
(1)	Variances between the information presented above and the information presented in the Cash Flow Analysis table with respect to Occupancy, ADR and RevPAR at the Hilton Penn’s Landing Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	The Competitive Set within the December 2018 and May 2019 hospitality research reports includes DoubleTree by Hilton Hotel Philadelphia Center City, Renaissance Philadelphia Downtown Hotel, Sheraton Hotel Philadelphia Society Hill, Loews Philadelphia and Sofitel Philadelphia. The Sheraton Hotel Philadelphia Society Hill had 180 rooms offline in the first quarter of 2019 and is expected to be converted to a Marriott by May of 2020, and the Sofitel recently completed a property improvement plan that took rooms offline during the first quarter of 2019.

(3)	Source: December 2018 hospitality research report.

(4)	Source: May 2019 hospitality research report.

Environmental Matters. The Phase I environmental report dated June 13, 2019 recommended no further action at the Hilton Penn’s Landing Property.

The Market. The Hilton Penn’s Landing Property is located on the east side of Philadelphia, near the downtown area known as Center City. Center City includes the Central Business District of Philadelphia and is the third-most-populous downtown area in the U.S. outside of New York City and Chicago. According to the appraisal, Center City’s population has grown 22% since 2000, reaching a 2018 estimate of approximately 193,000. The Hilton Penn’s Landing Property is in close proximity to multiple tourist attractions in Old City including Independence Hall, multiple museums, the Philadelphia Zoo, three major sports arenas, historical sites, and the Sugar House Casino.

According to the appraisal, the City of Philadelphia, primarily the Center City, is experiencing development, leading to growth of demand in the city. In 2018, 61 major development projects, totaling nearly $7.1 billion, were completed or underway within the Center City area. The largest major development that is under construction is Liberty Property Trust’s $1.5 billion Comcast Innovation and Technology Center, which upon completion in 2019, is expected to be the eighth-tallest building in the country and expected to be the largest development in the history of the city. The Hilton Penn’s Landing Property is located on the Delaware River adjacent to the Historic Old City neighborhood of Philadelphia, which has undergone growth and development of restaurants, shops, and amenities including the Penn’s Landing Capping Project. According to the appraisal, the $225 million Penn’s Landing Capping Project is scheduled to take place over the next three years. The 4.4 acre park is expected to include amenities such as a new skating rink, spray pools in the summer, a café, among a variety of other uses. The project is expected to bring approximately 1,500 new housing units and over 100,000 sq. ft. of commercial space online in the area surrounding the Hilton Penn’s Landing Property’s location on the waterfront (with no new hotels currently approved as a part of the plans). Because this takes place to the north of the Hilton Penn’s Landing Property, it is not expected to impact access to the Hilton Penn’s Landing Property which is via the entrance from I-95 on the south. However, there is no assurance that the project will be completed as described. Other tourist and group attractions to the area include Spruce Street Harbor Park, Independence Seaport Museum, Festival Pier, Great Plaza at Penn’s Landing concert venue and the Blue Cross RiverRink ice rink in the winter.

According to the appraisal, in 2018 leisure travel accounted for 34% of occupied hotel room nights in the Center City market, group and convention business generated 33% of occupied hotel room nights and commercial demand generated 29% of occupied hotel room nights. Leisure demand to the area is generated by a variety of tourist attractions, historic sites and entertainment options throughout Center City Philadelphia. Historic sites and parks include the Liberty Bell, First Bank of the U.S., Benjamin Franklin National Memorial, Independence Hall, Betsy Ross House, Rittenhouse Square, Penn’s Landing, and Eastern State Penitentiary, among others. There are also numerous performing arts organizations in the local market such as the Kimmel Center, Pennsylvania Ballet, Opera Philadelphia. Group meetings and convention demand is typically strongest during the spring and fall months. The majority of group business is due to the various headquarters and large regional offices in Center City as well as the Pennsylvania Convention Center. The impact of the Democratic National Convention in 2016 brought more than five million visitors to Independence National Historical Park in 2016. In 2018, the Pennsylvania Convention Center hosted 22 conventions and over 2,000 trade shows, with annual attendance over 1.2 million. Corporate demand comes from the numerous headquarters and regional offices in the Center City and immediate downtown Philadelphia area, as well as local commercial businesses. Nearby corporations include Comcast, DuPont, AmerisourceBergen, Aramark, Lincoln National, Crown Holdings, Campbell Soup, and Genesis Healthcare. Additionally, the Philadelphia International Airport is approximately 35 miles from the Hilton Penn’s Landing Property.

The appraisal noted two hotels that are under development in the immediate market, both of which are expected to be directly competitive with the Hilton Penn’s Landing Property. One hotel is a 755-room dual branded hotel which is anticipated to be completed in October 2019, with 295 rooms under the W Hotel brand and 460 rooms under the Element by Westin brand. Additionally there is a 203-room Hyatt Centric that is anticipated to open in June 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

201 South Christopher Columbus Boulevard Philadelphia, PA 19106	Collateral Asset Summary – Loan No. 3 Hilton Penn’s Landing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 61.4% 2.12x 12.5%

The demand segmentation and estimated occupancy, ADR and RevPAR for the competitive set as of year-end 2018 is presented in the table below:

Demand Segmentation(1)(2)
Property	Rooms	Commercial	Group	Leisure	Estimated 2018 Occupancy	Estimated 2018 ADR	Estimated 2018 RevPAR
Hilton Penn’s Landing Property	350	25%	40%	35%	84.5%	$190.74	$161.22
DoubleTree Philadelphia Center City	481	40%	40%	20%	80.0 - 85.0%	$180 - $185	$145 - $150
Renaissance Philadelphia Downtown Hotel	152	40%	15%	45%	85.0 - 90.0%	$215 - $220	$185 - $190
Sheraton Hotel Philadelphia Society Hill	364	30%	40%	30%	75.0 - 80.0%	$180 - $185	$135 - $140
Loews Philadelphia	581	35%	45%	20%	80.0 - 85.0%	$185 - $190	$150 - $155
Sofitel Philadelphia	306	25%	45%	30%	80.0 - 85.0%	$190 - $195	$160 - $165
Total / Wtd. Avg.	2,234	33%	40%	27%	81.7%	$188.31	$153.80
(1)	Source: Appraisal.

(2)	Variances between the information presented above and the information presented in the Cash Flow Analysis table with respect to Occupancy, ADR and RevPAR at the Hilton Penn’s Landing Property are attributable to variances in reporting methodologies and/or timing differences.

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-12 5/31/2019	U/W	U/W per Room
Rooms	350	350	350	350	350
Occupancy	80.1%	80.5%	84.5%	86.8%	86.8%
ADR	$179.56	$182.74	$190.74	$192.92	$192.92
RevPAR	$143.80	$147.13	$161.22	$167.46	$167.46

Room Revenue	$18,370,202	$18,847,457	$20,596,196	$21,392,922	$21,392,922	$61,122.63
Food & Beverage	10,334,148	10,079,216	11,310,656	11,448,759	11,448,759	$32,710.74
Other Revenue	1,673,119	1,654,444	1,976,870	1,975,628	1,975,628	$5,644.65
Total Revenue	$30,377,469	$30,581,117	$33,883,722	$34,817,309	$34,817,309	$99,478.03
Departmental Expenses	13,222,278	12,947,424	13,845,921	13,864,749	13,864,749	$39,613.57
Undistributed Expenses	8,804,484	9,072,511	9,508,390	9,596,008	9,596,008	$27,417.17
Gross Operating Profit	$8,350,707	$8,561,182	$10,529,411	$11,356,552	$11,356,552	$32,447.29
Management Fee	439,925	567,358	902,153	842,736	1,044,519	$2,984.34
Property Taxes	711,196	718,790	1,190,728	1,135,081	1,135,081	$3,243.09
Property Insurance	244,595	226,104	243,619	252,071	244,714	$699.18
Ground Rent	205,000	205,000	205,000	204,998	205,000	$585.71
Net Operating Income	$6,749,991	$6,843,930	$7,987,911	$8,921,665	$8,727,238	$24,934.97
FF&E(1)	1,215,099	1,223,245	1,355,349	1,392,692	1,392,692	$3,979.12
Net Cash Flow	$5,534,892	$5,620,685	$6,632,562	$7,528,973	$7,334,546	$20,955.85

(1)	U/W FF&E represents 4.0% of gross revenues.

Property Management. The Hilton Penn’s Landing Property is managed by Pyramid Philadelphia Management LLC, a third party manager.

Lockbox / Cash Management. The Hilton Penn’s Landing Loan is structured with a hard lockbox and springing cash management. All credit card receipts are required to be deposited directly into a clearing account controlled by the lender, and the borrower and the manager are required to deposit all other payments into the clearing account within one business day of receipt. Prior to a Trigger Period (as defined below), all amounts on deposit in the clearing account are required to be transferred into the borrower’s operating account on a daily basis. Following a Trigger Event, any transfers to the borrower’s account are required to cease and such sums on deposit in the clearing account are required to be transferred on a daily basis into a cash management account controlled by the lender. Funds on deposit in the lender-controlled cash management account are required to be disbursed in accordance with the Hilton Penn’s Landing Loan documents, with all excess cash remaining in the lender-controlled cash management account after payment of monthly amounts due under the Hilton Penn’s Landing Loan documents and approved budgeted property operating expenses to be applied (i) during the continuance of a Trigger Period resulting solely from a PIP Trigger Period (as defined below) or Franchise Trigger Period (as defined below) to be deposited into a PIP reserve, and applied to pay property improvement plan (“PIP”) expenses and (ii) during the continuance of any other Trigger Period, held in a lender controlled account as additional collateral for the Hilton Penn’s Landing Loan.

A “Trigger Period” will commence upon the first to occur of (a) an event of default under the mortgage loan documents, (b) the commencement of a Low DSCR Period (as defined below), (c) the commencement of a PIP Trigger Period or (d) the commencement of a Franchise Trigger Period (as defined below). A Trigger Period will end, (i) in the case of an event of default, if a cure of such event of default has been accepted by the lender, and (ii) in the case of a Low DSCR Period, a PIP Trigger Period or a Franchise Trigger Period, as specified in the definitions of such terms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

201 South Christopher Columbus Boulevard Philadelphia, PA 19106	Collateral Asset Summary – Loan No. 3 Hilton Penn’s Landing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 61.4% 2.12x 12.5%

A “Low DSCR Period” will commence if the debt service coverage ratio falls below 1.25x (based on a 30-year amortization schedule) on the last day of any calendar quarter, and will end upon the debt service coverage ratio being at least 1.30x (based on a 30-year amortization schedule) for two consecutive calendar quarters.

A “PIP Trigger Period” will commence at any time the funds in the PIP reserve account are less than 110% of the estimated costs to then complete any PIP as reasonably determined by lender.

A “Franchise Trigger Period” will commence upon the termination, surrender, cancellation or expiration of the franchise agreement and will end upon the delivery to lender of a fully-executed replacement franchise agreement approved by the lender (and as to which rating agency confirmation has been obtained) that is in full force and effect having (a) an initial term of no less than 10 years and (b) a term that would result in the initial term extending not less than five full years beyond the Hilton Penn’s Landing Loan maturity date.

Initial and Ongoing Reserves.

Tax Reserve. At loan origination, the borrower deposited $545,572 into a real estate tax reserve account. On a monthly basis, the borrower is required to deposit an amount equal to 1/12 of the estimated annual real estate taxes, which currently equates to $77,939, into a tax reserve.

Insurance Reserve. At loan origination, the borrower deposited $28,176 into an insurance reserve account. The borrower is required to deposit into the insurance reserve account on a monthly basis, 1/12 of the annual insurance premiums, which is estimated to be $4,025. So long as an acceptable blanket policy is in place, monthly escrows for property and general liability insurance are waived. As of the Cut-off Date, an acceptable blanket policy is in place, however, the lender is collecting monthly escrows for flood insurance.

FF&E Reserve. The borrower is required to make monthly deposits into the FF&E reserve account equal to the greater of (i) 1/12 of 4.0% of the projected gross revenue for the Hilton Penn’s Landing Property generated during the prior month, (ii) the amount then required for such purpose under the franchise agreement, and (iii) the amount then required for such purpose under the management agreement.

Seasonality Reserve. On each monthly payment date occurring in September, October and November of 2019, the borrower is required to make monthly deposits of $483,334, and on each monthly payment date thereafter from June through November of each year, the borrower is required to make monthly deposits of $241,667 into the seasonality reserve.

PIP Reserve. If the franchisor requires the borrower to implement a PIP at the Hilton Penn’s Landing Property, the borrower is required to deposit all excess cash into the PIP reserve until such time as the amount on deposit is equal to 110% of the estimated costs to then complete a PIP.

Ground Rent Reserve. At loan origination, the borrower deposited $51,250 into a ground rent reserve, which amount is equal to three months of ground rent. During the continuance of a Trigger Period, the borrower is required to make monthly deposits into the ground rent reserve in an amount equal to the ground rent that will be payable under the ground lease for the succeeding month (initially $17,083).

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

Ground Lease. The borrower’s leasehold interest in the improvements is held under a sublease with the Delaware River Waterfront Corporation (“DRWC”), a non-profit landowner that acts as a steward of the Delaware River waterfront. In turn, the DRWC is party to its own sublease that is a part of a chain of subleases, all of which are with governmental and quasi-governmental bodies, under various “prime” ground leases. Ultimately, the DRWC leases from the Redevelopment Authority of Philadelphia, the City of Philadelphia and the Commonwealth of Pennsylvania (both directly and through the Department of General Services), which together have a 100.0% fee interest in the site. The prime leases expire in April 2075, but in the event that any of the prime leases expire or are sooner terminated, the borrower’s sublease, via a non-disturbance and attornment agreement with the prime lessors (the Redevelopment Authority, the City and the Commonwealth) continues in full force and effect through the term of the lease.

The initial term of the borrower’s lease with the Delaware River Waterfront Corporation expires in October 2029, at which point there are two remaining extension options. The first extension option is for a term of 24 years and the second extension option is for a term of 21 years and 7 months, providing for over 55 years of fully-extended term remaining. Annual rent through the remainder of the current term through October 2029 is fixed at $205,000. Annual rent during the first extension period increases to $292,000, and annual rent during the second extension period increases to $503,000. The extension options are automatic unless the subtenant gives notice not to extend. Under a subordination, non-disturbance and attornment agreement among borrower, ground sublessor and lender, such notice is not effective unless the lender consents thereto.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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1140 3rd Street Northeast Washington, D.C. 20002	Collateral Asset Summary – Loan No. 4 Uline Arena	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 56.6% 1.75x 7.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1140 3rd Street Northeast Washington, D.C. 20002	Collateral Asset Summary – Loan No. 4 Uline Arena	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 56.6% 1.75x 7.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1140 3rd Street Northeast Washington, D.C. 20002	Collateral Asset Summary – Loan No. 4 Uline Arena	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 56.6% 1.75x 7.4%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Borrower Sponsor:	Norman Jemal
Borrower:	Jemal’s Uline L.L.C.
Original Balance(1):	$42,000,000
Cut-off Date Balance(1):	$42,000,000
% by Initial UPB:	5.2%
Interest Rate:	4.04000%
Payment Date:	6th of each month
First Payment Date:	September 6, 2019
Maturity Date:	August 6, 2029
Amortization:	Interest Only
Additional Debt(1)(2):	$78,000,000 Pari Passu Debt; Future Mezzanine Debt Permitted
Call Protection(3):	YM1(24), DorYM1(90), O(6)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly	Cap
Taxes:	$1,215,000	$202,500	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$2,070	$124,191
Rollover:	$0	$20,698	$496,762
Gap Rent:	$1,781,999	Springing	NAP
Free Rent:	$7,543,239	$0	NAP
Outstanding TI/LC:	$8,229,748	$0	NAP
Landlord Improvements:	$640,183	$0	NAP
Pact Inc. Mezzanine Space Reserve:	$1,000,000	$0	NAP
Occupancy Reserve:	$3,800,000	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Mixed Use - Office/Retail
Collateral:	Fee Simple
Location:	Washington, DC
Year Built / Renovated:	1945 / 2016
Total Sq. Ft.:	248,381
Property Management:	LPC Commercial Services, Inc.
Underwritten NOI(6):	$8,891,075
Underwritten NCF:	$8,617,856
Appraised Value(5):	$212,000,000
Appraisal Date(5):	July 1, 2021

Historical NOI(6)
Most Recent NOI:	$3,598,340 (T-12 5/31/2019)
2018 NOI:	$2,859,908 (December 31, 2018)
2017 NOI(7):	NAP
2016 NOI(7) :	NAP

Historical Occupancy
Most Recent Occupancy(8):	92.1% (July 26, 2019)
2018 Occupancy:	69.7% (December 31, 2018)
2017 Occupancy(7):	NAP
2016 Occupancy(7):	NAP

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$42,000,000
Pari Passu Notes	78,000,000
Whole Loan	$120,000,000	$483 / $483	56.6% / 56.6%	1.81x / 1.75x	7.4% / 7.2%	7.4% / 7.2%

(1)	The Uline Arena Loan (as defined below) is part of a whole loan evidenced by seven pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million.

(2)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.

(3)	The defeasance lockout period will be at least 24 payment dates beginning with and including the first payment date of September 6, 2019. Defeasance of the $120.0 million Uline Arena Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that holds the last portion of the Uline Arena Whole Loan to be securitized and (ii) three years from the first payment date of September 6, 2019. The assumed defeasance lockout period of 24 payments is based on the expected CD 2019-CD8 securitization closing date in August 2019. The actual defeasance lockout period may be longer. In the case of a prepayment using Yield Maintenance, there is no lockout period.

(4)	See “Initial and Ongoing Reserves” herein.

(5)	The appraised value used is a “Prospective Value Upon Completion,” which assumes that all tenants with executed leases are in occupancy and paying rent. As of July 26, 2019, the Uline Arena Property is 92.1% leased (which includes approximately 69,910 sq. ft. that is not yet occupied). At loan origination, the Uline Arena Borrower deposited approximately $1.8 million in a gap rent reserve, which represents the total underwritten rent for the time from the origination of the Uline Arena Whole Loan to the anticipated lease commencement dates and approximately $7.5 million in a free rent reserve for outstanding free rent for various tenants during the term of the Uline Arena Whole Loan. See “Gap Rent Reserve” and “Free Rent Reserve” below. The Cut-off Date LTV and Balloon LTV are based on the “Prospective Value Upon Completion.” The Cut-off Date LTV and Balloon LTV based on the “as is” value of $194.0 million is 61.9% and 61.9%, respectively.

(6)	Underwritten NOI is based on, with respect to tenants in a gap rent period or free rent period, the contractual rent that would otherwise be due absent such provisions, which amounts have been reserved with lender. The increase from Historical NOI to U/W NOI is primarily due to recently executed leases. Please see “Historical Cashflows” and “Initial and Ongoing Reserves” herein.

(7)	The Uline Arena Borrower Sponsor (as defined below) significantly redeveloped the Uline Arena Property in 2016 and 2017. As a result, 2016 and 2017 NOI and Occupancy are not applicable. For additional information on the renovation, see “The Property” herein.

(8)	Most Recent Occupancy includes three recently executed leases that include 69,910 sq. ft. for which such tenants are not yet in occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1140 3rd Street Northeast Washington, D.C. 20002	Collateral Asset Summary – Loan No. 4 Uline Arena	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 56.6% 1.75x 7.4%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Recreational Equipment, Inc. (“REI”)(2)	NR / NR / NR	51,159	20.6%	$35.00	15.0%	2/29/2032
RGN National Business Center (“Regus”)(3)	NR / NR / NR	43,680	17.6	$60.31	22.1	10/31/2033
Pact Inc.(4)	NR / NR / NR	39,137	15.8	$58.78	19.3	4/30/2035
Davis Memorial Goodwill(5)	NR / NR / NR	23,968	9.6	$53.04	10.7	7/31/2035
Antunovich Associates(6)(7)	NR / NR / NR	10,353	4.2	$55.35	4.8	9/30/2029
Subtotal/ Wtd. Avg.		168,297	67.8%	$50.92	71.8%
Remaining Leased		60,482	24.4	$55.60	28.2
Total / Wtd. Avg. Leased		228,779	92.1%	$52.16	100.0%
Vacant		19,602	7.9
Total		248,381	100.0%

(1)	Based on the underwritten rent roll dated as of July 26, 2019.

(2)	REI has the right to “go dark” at any time.

(3)	The recently executed Regus lease extension provides for a full rent abatement for five months in year one, two months in year two and two months in year three. At origination, the Uline Arena Borrower (as defined below) escrowed $1,844,607, which represents the total amount of free rent that would otherwise be due under the lease.

(4)	Pact Inc. is not yet in occupancy. Pact, Inc. executed its lease in April 2019 and is currently building out its space. The tenant is currently in a gap rent period and upon expiration of such period, the tenant will be in a partial rent abatement period. See “Major Tenants—Pact, Inc.” below.

(5)	Davis Memorial Goodwill is not yet in occupancy and is in a free rent period until August 2020. The Uline Arena Borrower reserved $1,254,644 in a free rent reserve, which represents the total amount of free rent otherwise due under the terms of its lease.

(6)	Antunovich Associates executed a new lease in September 2018 and has a free rent period in September 2019. The Uline Arena Borrower reserved $46,589 in a free rent reserve, which represents the total amount of free rent otherwise due under the terms of its lease.

(7)	Antunovich Associates has a right of first offer to lease additional space at the Uline Arena Property in the event such space becomes available for rent. Antunovich Associates has a termination option on October 1, 2025 if the tenant has not exercised its right of first offer, provided the tenant provides the Uline Arena Borrower with 12 months written notice.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2021	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2022	1	6,734	2.7	6,734	2.7%	$50.00	2.8	2.8%
2023	1	6,805	2.7	13,539	5.5%	$50.00	2.9	5.7%
2024	1	7,021	2.8	20,560	8.3%	$55.35	3.3	8.9%
2025	2	5,873	2.4	26,433	10.6%	$59.44	2.9	11.9%
2026	2	8,844	3.6	35,277	14.2%	$59.31	4.4	16.3%
2027	2	7,387	3.0	42,664	17.2%	$54.51	3.4	19.6%
2028	1	5,551	2.2	48,215	19.4%	$59.79	2.8	22.4%
2029	3	22,620	9.1	70,835	28.5%	$55.80	10.6	33.0%
Thereafter	5	157,944	63.6	228,779	92.1%	$50.63	67.0	100.0%
Vacant	NAP	19,602	7.9	248,381	100.0%	NAP	NAP	100.0%
Total / Wtd. Avg.	17	248,381	100.0%			$52.16	100.0%
(1)	Based on the underwritten rent roll dated July 26, 2019.

(2)	Certain tenants may have contraction or termination options that may become exercisable prior to the originally stated expiration date of the tenant that are not considered in this lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1140 3rd Street Northeast Washington, D.C. 20002	Collateral Asset Summary – Loan No. 4 Uline Arena	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 56.6% 1.75x 7.4%

The Loan.    The Uline Arena loan (the “Uline Arena Loan”) is a $42.0 million fixed rate loan evidenced by one pari passu note and secured by the Uline Arena Borrower’s fee simple interest in two contiguous class-A mixed-use office and retail buildings, consisting of 248,381 sq. ft. of rentable space, and an attached four-story parking garage, located at 1140 3rd Street Northeast, Washington, D.C. The Uline Arena Loan is part of a whole loan (the “Uline Arena Whole Loan”) with an original aggregate principal balance of $120.0 million. The Uline Arena Whole Loan, co-originated by CCRE and Natixis Real Estate Capital LLC (“Natixis”) is evidenced by seven promissory notes as described below. Only the controlling Note A-1 of the Uline Arena Whole Loan will be included in the CD 2019-CD8 mortgage trust and constitutes the Uline Arena Loan.

The relationship between the holders of the Uline Arena Whole Loan is governed by a co-lender agreement as described under the “Description of the Mortgage Pool-The Whole Loans-The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$42,000,000	$42,000,000	CD 2019-CD8	Yes
A-2, A-3, A-4, A-5	42,000,000	42,000,000	CCRE(1)	No
A-6, A-7	36,000,000	36,000,000	Natixis(1)	No
Total	$120,000,000	$120,000,000
(1)	Expected to be included in a future securitization.

The Uline Arena Whole Loan has a 10-year interest only term and accrues interest at a fixed rate of 4.04000% per annum. The Uline Arena Whole Loan proceeds, along with $0.7 million of equity from the Uline Arena Borrower Sponsor, were used to repay existing debt of approximately $77.0 million, fund upfront reserves of approximately $24.2 million, repay existing preferred equity of approximately $18.4 million and pay closing costs of approximately $0.9 million. Based on the “Prospective Value Upon Completion” appraised value of $212.0 million as of July 1, 2021, which assumes that all tenants with executed leases are in occupancy and paying rent, the Cut-off Date LTV for the Uline Arena Whole Loan is 56.6%. Based on the “as is” appraised value of $194,000,000 as of June 28, 2019, the Cut-off Date LTV for the Uline Arena Whole Loan is 61.9%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Proceeds	$120,000,000	99.5%	Existing Debt	$77,044,385	63.9%
Borrower Sponsor Equity	656,156	0.5	Preferred Equity Payoff	18,441,483	15.3
			Reserves	24,210,169	20.1
			Closing Costs	960,119	0.8
Total Sources	$120,656,156	100.0%	Total Uses	$120,656,156	100.0%

The Borrowers / Borrower Sponsors.    The borrower, Jemal’s Uline L.L.C. (the “Uline Arena Borrower”), is a single-purpose Delaware limited liability company, with two independent directors. The non-recourse carveout guarantor and borrower sponsor is Norman Jemal (the “Uline Arena Borrower Sponsor”), a principal and senior vice president of Douglas Development Corporation. Douglas Development Corporation employs approximately 100 people and has a current portfolio in excess of 10.0 million leasable sq. ft. and more than 5.0 million developable sq. ft., primarily in the Washington, D.C. area. Douglas Development Corporation is headquartered in Washington, D.C. and owns property in Washington D.C., New York, New Jersey, and Pennsylvania.

In addition to the non-recourse carveout guaranty, the Uline Arena Borrower Sponsor provided a guaranty related to gap rent for Pact and a completion guaranty of the Pact, Inc. space. See “Gap Rent Reserve” and “Landlord Improvement Reserve” below.

The Property. The Uline Arena Property consists of two contiguous buildings totaling 248,381 sq. ft. that contain mixed-use office (181,685 sq. ft.) and retail space (66,696 sq. ft.) and an attached four-story parking garage (167 spaces) located in Northeast Washington, D.C. The first building was constructed as an ice plant (the “Ice House Building”) and in 1945, the second building known as the arena (the “Arena Building”) was added. The Arena Building, which included an ice rink, was built as a venue to host professional sports, political and music events. The Uline Arena Borrower Sponsor acquired the Uline Arena Property in 2003 and had the Uline Arena Property added to the National Registry of Historic Places in 2007. The Arena building consists of 129,815 sq. ft. of office space (52.3% of NRA and 57.6% of U/W Base Rent) and 54,278 sq. ft. of retail space (21.9% of NRA and 14.8% of U/W Base Rent) and the Ice Plant building consists of 51,614 sq. ft. of office space (20.8% of NRA and 22.6% of U/W Base Rent) and 12,674 sq. ft. of retail space (5.1% of NRA and 5.1% of U/W Base Rent).

From May 2015 to March 2017, the Uline Arena Borrower Sponsor invested approximately $102.6 million ($413 PSF) to perform an extensive redevelopment of the Uline Arena Property, resulting in a total cost basis of approximately $150.2 million. The renovations at the Arena Building consisted of replacing the internal systems, lowering the ground-floor slab five feet by removing the original freezing equipment used for the ice rink and adding three floors of office space above the ground floor retail. At the Ice House building, the renovation consisted of rebuilding the infrastructure and developing the building into a four-story mixed use office/retail building; only the historic façade was saved. Additionally, the renovation included the construction of the four-story parking garage that contains 167 parking

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1140 3rd Street Northeast Washington, D.C. 20002	Collateral Asset Summary – Loan No. 4 Uline Arena	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 56.6% 1.75x 7.4%

spaces, resulting in a parking ratio of 0.7 spaces per 1,000 sq. ft. As a result of the redevelopment, the Uline Arena Property was awarded LEED Gold status and was Energy Star certified.

As of July 26, 2019, the Uline Arena Property was 92.1% leased to 17 tenants.

Major Tenants.

Recreational Equipment, Inc. (51,159 sq. ft.; 20.6% of NRA; 15.0% of U/W Base Rent) Recreational Equipment, Inc. (“REI”) is an American retail and outdoor recreation services corporation that is currently headquartered in Kent, Washington and sells sporting goods, camping gear, travel equipment, and clothing. REI opened its store at the Uline Arena Property in October 2016 and it is REI’s fifth and largest flagship retail location. REI’s lease expires in February 2032, and includes two five-year renewal options and no termination options. Additionally, REI has subleased 1,052 sq. ft. of its space to La Columbe, which uses the space to operate a coffee shop within REI. La Columbe’s sublease expires in January 2027 and includes one five-year extension option. Under the sublease, La Columbe has an option to terminate if it fails to meet or exceed $600,000 in gross receipts for any calendar year after the fourth sublease year (2020) and REI has a right to terminate the sublease if La Columbe fails to produce its gross receipt report. Notwithstanding the sublease, REI remains liable for its obligations under the primary lease with the Uline Arena Borrower.

RGN National Business Center (43,680 sq. ft.; 17.6% of NRA; 22.1% of U/W Base Rent) RGN National Business Center (“Regus”) is a multinational corporation that provides serviced offices, virtual offices, meeting rooms, and videoconferencing to clients on a contract basis. Regus was founded in Brussels, Belgium in 1989 and its network includes almost 3,000 business centers in approximately 900 cities and 120 countries. Regus operates its “spaces” concept at the Uline Arena Property and has been an office tenant since November 2016. In July 2019 RGN executed a six-year lease extension that expires in October 2033, and includes one five-year renewal option and no termination options. The Regus extension lease provides a rent abatement for five months during year one of the lease, two months in year two of the lease and two months in year three of the lease. At origination, the Uline Arena Borrower escrowed with lender $1,103,342 related to contractually owed leasing commissions and $1,844,607 for the total amount of abated rent.

Pact Inc. (39,137 sq. ft.; 15.8% of NRA; 19.3% of U/W Base Rent) Pact, Inc. (“Pact”) is a nonprofit international development organization founded in 1971, that works in nearly 40 countries. According to Pact, in 2018, 2.5 million people gained access to improved health and social services and more than 1.1 million enjoyed increased net income and savings because of Pact’s work. Pact executed a lease in April 2019 for 37,144 sq. ft. of traditional office space and 1,993 sq. ft. of mezzanine office space, each of which expire in April 2035 and include one five-year renewal option and no termination options. The Pact space is currently being built out, and Pact is not in occupancy or paying rent under the lease. Under the terms of the Pact lease, Pact is required to take occupancy and begin paying rent by May 1, 2020 (absent construction delays caused by the landlord). During the period from the Uline Arena Whole Loan origination date through the date the tenant takes occupancy of its space, the tenant is in a gap rent period. For additional information with respect to the gap period and related reserves, see “Gap Rent Reserve” below. After the tenant takes occupancy, the Pact lease provides a 50% rent abatement and 50% abatement of tenant’s share of increased costs for the first 3.5 years of the lease. At origination, the borrower escrowed $5,242,165 related to contractually owed TI/LCs and $4,156,468 for the total amount of abated rent. In addition, the use of the mezzanine office space requires government approval. In the event the government does not approve construction of the mezzanine space (or approves construction of only a portion), the Pact tenant square footage will be reduced. The Uline Arena Whole Loan was structured with an earn-out reserve in the amount of $1,000,000 pending such approval. For additional information related to the earnout reserve, see “Pact, Inc. Mezzanine Space Reserve” below.

Davis Memorial Goodwill (23,968 sq. ft.; 9.6% of NRA; 10.7% of U/W Base Rent) Davis Memorial Goodwill (“Goodwill”) is a nonprofit organization that provides job training, employment placement services, and other community-based programs for people who have barriers preventing them from obtaining a job. Goodwill operates as a network of independent, community-based organizations in South Korea, Venezuela, Brazil, Mexico, Panama, Uruguay, the United States, Canada, and 12 other countries, with 158 local Goodwill branches in the United States and Canada. Goodwill executed its lease in April 2019. It expires in July 2035, and includes one five-year renewal option and no termination options. Goodwill is in the process of building out its space and is not yet in occupancy. Goodwill is anticipated to take occupancy in October 2019. Goodwill is in a free rent period through August 2020. At origination, the Uline Arena Borrower escrowed $1,748,029 related to contractually owed TI/LC’s and $1,254,645 in a free rent reserve.

Antunovich Associates, Inc (10,353 sq. ft.; 4.2% of NRA; 4.8% of U/W Base Rent) Antunovich Associates, Inc. (“Antunovich Associates”) is an architectural, planning and interior design firm with offices located in Chicago, Illinois, and Washington, D.C. Antunovich Associates, founded in 1990 by Joseph M. Antunovich, employs over 145 design professionals. Antunovich Associates executed its lease in September 2018. It expires in September 2029 and includes two five-year extension options. The lease provides for a right of first offer (“ROFO”) to lease the space directly contiguous to the leased premises and a termination option on October 1, 2025 if the tenant has not exercised its ROFO, provided Antunovich Associates provides the Uline Arena Borrower with 12 months prior written notice. The lease also provides for one month of free rent in September 2019. At origination, the Uline Arena Borrower escrowed $46,589 in a free rent reserve.

Environmental Matters. The Phase I environmental report dated July 24, 2019 did not identify any recognized environmental conditions and recommended no further action at the Uline Arena Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1140 3rd Street Northeast Washington, D.C. 20002	Collateral Asset Summary – Loan No. 4 Uline Arena	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 56.6% 1.75x 7.4%

The Market. The Uline Arena Property is located in the NoMa neighborhood of Washington, D.C. situated just South of Florida Avenue and Southeast of New York Avenue. The Uline Arena Property is bordered by M street, 2nd Street, L Street and 3rd street and is located approximately one block from the NoMa-Gallaudet metro station, which is Washington D.C.’s busiest metro line and less than a mile from Union Station. Since the NoMa-Gallaudet metro station opened in 2004, NoMa has become one of the fastest-growing neighborhoods in Washington, D.C. The immediate area consists of office and commercial uses located along the major thoroughfares that are interspersed with multi-family complexes.

According to the appraisal, the estimated 2018 populations within one-, three- and five-mile radii of the Uline Arena Property were 65,692, 388,927, and 803,286, respectively. The 2018 average household incomes within the same radii were $131,243, $119,377, and $112,802, respectively.

The appraiser concluded that the Uline Arena Property is located within the North of Massachusetts Avenue submarket, which, as of the first quarter of 2019, consisted of approximately 11.0 million sq. ft. with an overall market office vacancy of 8.5% and an overall retail market vacancy of 12.5%. Additionally, the North of Massachusetts Avenue submarket has average asking rents of $56.00 PSF for office space, $30.00 PSF for anchor retail space and $54.00 PSF for restaurant retail space.

The appraisal identified six comparable office leases that had rents ranging from $51.70 to $60.38 PSF with an average of $56.00 PSF and concluded a market rent of $56.00 PSF for the office tenants. The average underwritten base rent PSF of office tenants at the Uline Arena Property is $57.53 PSF.

Comparable Office Leases(1)
Property	Tenant Name	Lease Date	Tenant Leased Space	Lease Term (years)	U/W Base Rent PSF
Uline Arena(2)	Various	Various	167,733	9.1	$57.53
Union Center Plaza	Accenture	20-Jan	14,489	5.5	$51.70
Union Center Plaza	Children's Defense	19-Sep	22,111	11.0	$53.56
Capitol Plaza I	Vitas Healthcare	19-Mar	9,214	6.6	$58.20
Hancock S-Reit DC 1750 LLC	Array Architects	19-Jan	7,891	3.0	$60.38
National Guard Memorial	Amtrak	18-Aug	9,436	10.0	$57.23
1111 19th Street, NW	Mercy Corps	18-Jan	4,381	7.4	$54.92
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated July 26, 2019 for the Uline Arena Property.

The appraisal identified three comparable retail anchor leases that had rents ranging from $27.00 to $31.20 PSF with an average of $29.61 PSF and concluded a market rent of $30.00 PSF for the retail anchor tenants. The average underwritten base rent PSF of retail anchor tenants at the Uline Arena Property is $35.00 PSF.

Comparable Retail Anchor Leases(1)
Property	Tenant Name	Lease Date	Tenant Leased Space	Lease Term (years)	U/W Base Rent PSF
Uline Arena(2)	REI	16-Oct	51,159	15.0	$35.00
Square 4037-Lot 0804	Target Corporation	19-Nov	67,592	10.0	$30.63
Shops at Georgetown Park	TJ Maxx	18-Sep	47,566	5.0	$27.00
Riverdale Park Station	Whole Foods	17-Apr	35,633	20.0	$31.20
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated July 26, 2019 for the Uline Arena Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1140 3rd Street Northeast Washington, D.C. 20002	Collateral Asset Summary – Loan No. 4 Uline Arena	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 56.6% 1.75x 7.4%

The appraisal identified five comparable retail restaurant leases that had rents ranging from $46.80 to $62.76 PSF with an average of $54.31 PSF and concluded a market rent of $54.00 PSF for the retail restaurant tenants. The average underwritten base rent PSF of retail restaurant tenants at the Uline Arena Property is $50.79 PSF.

Comparable Retail Restaurant Leases(1)
Property	Tenant Name	Lease Date	Tenant Leased Space	Lease Term (years)	U/W Base Rent PSF
Uline Arena(2)	Various	Various	9,887	10.0	$50.79
Dupont Circle Retail	The Public Group	19-Jan	4,242	10.0	$60.20
Spring Valley Village	Pizzeria Paradiso	19-Feb	3,630	10.0	$46.80
Dupont Circle Retail	Chick-Fil-A	19-Jan	5,298	15.0	$62.76
Tenley Mall Bldg	Sribone LLC	19-Jan	3,670	10.5	$55.00
Spring Valley Village	Compass Coffee	18-Dec	2,878	10.0	$46.80
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated July 26, 2019 for the Uline Arena Property.

Cash Flow Analysis.

Cash Flow Analysis
	2017	2018	T-12 5/31/2019	U/W	U/W PSF
Base Rent(1)(2)(3)	$3,651,472	$5,442,906	$6,624,243	$13,090,985	$52.71
Reimbursements	508,032	776,843	709,762	1,085,354	$4.37
Other Income(4)	113,060	293,447	304,921	294,113	$1.18
Less: Vacancy(5)	0	0	0	(1,147,870)	($4.62)
Effective Gross Income	$4,272,563	$6,513,196	$7,638,927	$13,322,582	$53.64
Total Operating Expenses	2,337,320	3,653,287	4,040,587	4,431,507	$17.84
Net Operating Income	$1,935,243	$2,859,908	$3,598,340	$8,891,075	$35.80
TI/LC	0	0	0	248,381	$1.00
Capital Expenditures	0	0	0	24,838	$0.10
Net Cash Flow	$1,935,243	$2,859,908	$3,598,340	$8,617,856	$34.70
(1)	U/W Base Rent includes contractual first year rent associated with Pact, Inc. ($2,300,388) and WHYHOTEL, Inc. ($340,250), which tenants have signed leases but are not yet in occupancy or paying rent. At origination, the Uline Arena Borrower deposited $1,781,999 million into a gap rent reserve, which represents the total gap rent for Pact, Inc. and WHYHOTEL, Inc. Additionally, the increase in U/W Base Rent from T-12 5/31/2019 includes $2,075,116 of rent attributed to four new leases at the Uline Arena Property since April 2019.

(2)	The increase in U/W Base Rent from T-12 5/31/2019 includes $2,075,116 of rent attributed to four new leases (15.4% of NRA) and one lease extension (17.6% of NRA) at the Uline Arena Property since April 2019. Regus (17.6% of NRA) is in occupancy and has scheduled rent abatement periods until September 2022. Davis Memorial Goodwill (9.6% of NRA) is not yet in occupancy and is in a free rent period until August 2020. WestEd (2.8% of NRA) is in occupancy and paying rent. Brilliant Collaboration’s LLC (1.2% of NRA) is in occupancy and is in a free rent period until January 2020. Ande Corporation (1.7% of NRA) is in occupancy and is in a free rent period until November 2019. At origination, the Uline Arena Borrower reserved $3,228,430 in a free rent reserve in connection with these leases.

(3)	U/W Base Rent is based on the underwritten rent roll dated July 26, 2019 and includes rent steps through July 2020 ($199,935).

(4)	Other Income consists of parking income from the collateral parking garage.

(5)	U/W Vacancy is based on in-place economic vacancy of 8.1%. As of July 26, 2019 the Uline Arena Property was 92.1% occupied.

Property Management.    The Uline Arena Property is managed by LPC Commercial Services, Inc. Douglas Development Corporation, which is an affiliate of the Uline Arena Borrower Sponsor, is the asset manager, and One Parking, Inc. is the parking facility manager.

Lockbox / Cash Management.     The Uline Arena Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and during the continuance of a Cash Trap Period (as defined below). The Uline Arena Borrower was required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. During the continuance of a Cash Trap Period, all funds in the lockbox account are required to be swept each business day into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. If no Cash Trap Period is in effect, all excess cash flow is required to be returned to the Uline Arena Borrower. During a Cash Trap Period, all excess cash is required to be retained by lender and held as additional security for the Uline Arena Whole Loan (or otherwise applied at lender’s discretion).

A “Cash Trap Period” will commence upon the occurrence of (i) an event of default, (ii) the failure of the Uline Arena Borrower to maintain a debt service coverage ratio (as calculated pursuant to the loan documents) of 1.15x for two consecutive calendar quarters, or (iii) the commencement of a Major Tenant Cash Trap Period.

A Cash Trap Period will terminate upon (i) the payment in full of the Uline Arena Whole Loan and all other obligations under the Uline Arena Whole Loan, provided no other Cash Trap Period is then continuing, or (ii) with respect to clause (i) of the definition of Cash Trap Period above, the event of default giving rise to such Cash Trap Period has been cured, or (iii) with respect to clause (ii) of the definition

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1140 3rd Street Northeast Washington, D.C. 20002	Collateral Asset Summary – Loan No. 4 Uline Arena	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 56.6% 1.75x 7.4%

of Cash Trap Period above, for a period of two consecutive calendar quarters subsequent to the commencement of the Cash Trap Period, the debt service coverage ratio is equal to or greater than 1.15x, or (iv) with respect to clause (iii) of the definition of Cash Trap Period above, such Major Tenant Cash Trap Period has terminated.

A “Major Tenant Cash Trap Period” will commence on the date (i) upon which a Major Tenant (as defined below) discontinues its business at its premises, vacates its premises or gives written notice that it intends to discontinue its business at its premises or to vacate its premises (and will continue with respect to clause (i) until such time that the related Major Tenant resumes operations for three consecutive months), (ii) that is twelve months prior to the expiration of a Major Lease (as defined below), (iii) that any Major Lease is surrendered, cancelled or terminated prior to its expiration date or that the Uline Arena Borrower or property manager receives notice from a Major Tenant of its intent to surrender, cancel, or terminate the applicable Major Lease (and will continue with respect to clauses (ii) and (iii) until such Major Tenant has renewed or extended its Major Lease, pursuant to terms acceptable to lender for a term of not less than five years), (iv) upon which a Major Tenant is in monetary or material non-monetary default beyond any applicable notice and cure periods under any Major Lease (and will continue with respect to clause (iv) until such time that the default has been cured and no other monetary or material non-monetary default occurs under the Major Lease for a period of three consecutive months following such cure), or (v) upon which a Major Tenant becomes a debtor in any bankruptcy or insolvency proceeding (and will continue with respect to clause (v) until the earlier to occur of the date on which (a) the related Major Tenant Lease is assumed by a third party, (b) such Major Tenant ceases to be a debtor in such proceeding (and the related Major Lease has not been rejected), or (c) such Major Lease is affirmed in the proceeding, provided, however, that if at a later date such Major Lease is rejected in the proceeding, such rejection will trigger a Major Tenant Cash Trap Period. Notwithstanding the forgoing, any Major Tenant Cash Trap Period will terminate at such time that the Uline Arena Borrower has entered into one or more new leases pursuant to terms acceptable to lender (including, among other requirements, that (i) the tenant is reasonably acceptable to lender and (ii) the new lease has a term of not less than five years and (x) in the event the lease demises the entire Major Tenant space, the new lease has an aggregate net effective annual rental acceptable to lender or (y) in the event the lease demises a portion of Major Tenant space, the new lease has an aggregate net effective annual rental that is equal to or greater than the net effective annual rent under the Major Lease for the applicable Major Tenant).

A “Major Tenant” means any tenant under a Major Lease.

A “Major Lease” means any lease which, either individually or when taken together with any other lease(s) with the same tenant or its affiliates, (i) that contains square footage equal to or exceeding 15% of the Uline Arena Property net rentable area or (ii) that requires base rent in an amount equal to or exceeding 15% of the gross income from operations.

Initial and Ongoing Reserves.

Tax Reserve. At loan origination, the Uline Arena Borrower deposited $1,215,500 into a real estate tax reserve account. The Uline Arena Borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of annual real estate taxes, which is estimated to be $202,500.

Insurance Reserve. The Uline Arena Borrower is required to deposit into the insurance reserve account on a monthly basis, 1/12 of the annual insurance premiums; provided that this requirement is waived at any time there is (i) no event of default under the Uline Arena Loan and (ii) an acceptable blanket insurance policy is in place.

Rollover Reserve. The Uline Arena Borrower is required to make monthly deposits in an amount equal to $20,698 into a rollover reserve account, subject to a cap of $496,762. The cap will be suspended if (i) occupancy at the Uline Arena Property falls below 80.0%, (ii) the debt service coverage ratio falls below 1.15x, or (iii) a Cash Trap Period occurs.

Replacement Reserve. The Uline Arena Borrower is required to make monthly deposits in an amount equal to $2,070 into a replacement reserve account, subject to a cap of $124,191.

Gap Rent Reserve. At loan origination, the Uline Arena Borrower deposited $1,781,999 into various upfront gap rent reserves. This upfront reserve amount consists of (a) $1,590,300, which represents the total underwritten rent for Pact ($1,533,592) and WHYHOTEL, Inc. ($56,708) for the period from the Uline Arena Whole Loan origination date to the anticipated rent commencement dates for Pact (May 1, 2020) and WHYHOTEL, Inc. (November 1, 2019) and (b) $191,699, which represents the one month of Pact’s unabated contractual rent. In the event that the landlord fails to complete work as described under Pact’s lease pursuant to the deadlines set forth in the Pact lease, the Uline Arena Borrower is required to make monthly deposits of $191,699 into the additional gap rent reserve account until such a time as the Uline Arena Borrower has provided evidence to the lender that it has completed such work. The monthly escrow payments described above have been guaranteed by the Uline Arena Borrower Sponsor.

Free Rent Reserve. At loan origination, the Uline Arena Borrower deposited $7,543,239 into a free rent reserve ($4,156,468 for Pact, $1,844,604 for RGN National Business Center, $1,254,644 for Davis Memorial Goodwill, $46,589 for Antunovich Associates, $86,497 for WHYHOTEL, Inc. and $154,437 for remaining tenants).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1140 3rd Street Northeast Washington, D.C. 20002	Collateral Asset Summary – Loan No. 4 Uline Arena	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 56.6% 1.75x 7.4%

Outstanding TI/LC Reserve. At loan origination, the Uline Arena Borrower deposited $8,229,748 into an outstanding TI/LC reserve account, which represents the contractual tenant improvements and leasing commissions owed in connection with recent leasing at the Uline Arena Property.

Landlord Improvement Reserve. At loan origination, the Uline Arena Borrower deposited $640,183 into a landlord improvement reserve account, which represents the estimated cost of the Uline Arena Borrower’s contractual obligation to complete the post-delivery work on the Pact space and the buildout of the WHYHOTELS, Inc. space. With respect to completion of the Pact space, the Uline Arena Borrower Sponsor has provided a completion guaranty.

Pact Inc. Mezzanine Space Reserve. At loan origination, the Uline Arena Borrower deposited $1,000,000 into a Pact, Inc. mezzanine space reserve account. The reserve will be released to the Uline Arena Borrower upon Pact obtaining government approval for the use of 100% of the 1,993 sq. ft. mezzanine space or a portion of the space as described below. If Pact obtains approval for use of more than 50% but less than 100% of the space, Pact’s rent related to the mezzanine space will be reduced accordingly, on a prorated basis, and amounts in this reserve account will be released to the Uline Arena Borrower in an amount equal to the percentage of the Pact mezzanine space for which Pact has received government approval and any remaining amounts will remain in this reserve account as additional collateral for the Uline Arena Whole Loan. However, the Uline Arena Borrower may obtain any remaining amounts in the earnout reserve upon the leasing of other currently vacant space at the Uline Arena Property at a contractual rent equal to or greater than the rent attributed to the mezzanine space in the Pact lease, provided the lease is reasonably acceptable to lender.

Occupancy Reserve. At loan origination, the Uline Arena Borrower deposited $3,800,000 into an occupancy reserve account, which amount will be released to the Uline Arena Borrower upon the debt yield of the Uline Arena Property being equal to or greater than 7.2% (without including the free rent reserve amounts and gap rent reserve amounts attributed to WHYHOTEL, Inc. in the calculation).

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. The Uline Arena Whole Loan documents permit mezzanine debt (the “Mezzanine Financing”) from an acceptable mezzanine lender, secured by a pledge of 100% of the equity interest held by the mezzanine borrower in the borrower, provided the following conditions, among others, are met: (i) the aggregate loan-to-value ratio (based on the Uline Arena Whole Loan and the Mezzanine Financing) does not exceed 57.7%, (ii) the debt service coverage ratio (calculated using debt service payments due under the Uline Arena Whole Loan assuming a 30-year amortization schedule and the Mezzanine Financing) is not less than 1.75x, (iii) the actual combined debt yield (based on the Uline Arena Whole Loan and the Mezzanine Financing) is less than 7.18%, (iv) the Uline Arena Whole Loan and the Mezzanine Financing are co-terminous, (v) the mezzanine lender executes an intercreditor agreement acceptable to the lender, (vi) cash management is in place, and (vii) the terms and documentation of the Mezzanine Financing are acceptable to the lender.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

171 North Aberdeen Street Chicago, IL 60607	Collateral Asset Summary – Loan No. 5 171 N Aberdeen	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 56.1% 1.86x 9.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

171 North Aberdeen Street Chicago, IL 60607	Collateral Asset Summary – Loan No. 5 171 N Aberdeen	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 56.1% 1.86x 9.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

171 North Aberdeen Street Chicago, IL 60607	Collateral Asset Summary – Loan No. 5 171 N Aberdeen	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 56.1% 1.86x 9.0%

Mortgage Loan Information
Loan Seller:	MPCC
Loan Purpose:	Refinance
Borrower Sponsors:	Michael Golden; Thaddeus Wong
Borrower:	Aberdeen Developers LLC
Original Balance:	$41,000,000
Cut-off Date Balance:	$41,000,000
% by Initial UPB:	5.1%
Interest Rate:	4.67000%
Payment Date:	1st of each month
First Payment Date:	February 1, 2019
Maturity Date:	January 1, 2029
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(31), D(82), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly	Cap
Taxes:	$83,596	$13,933	NAP
Insurance:	$48,192	$5,355	NAP
Replacement:	$0	$500	$18,003
TI/LC:	$705,700	$1,000	$36,006
Free Rent:	$537,929	$0	NAP
Cash Collateral(2):	$3,300,000	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Mixed Use – Multifamily/Office/Retail
Collateral:	Fee Simple
Location:	Chicago, IL
Year Built / Renovated:	2018 / NAP
Total Sq. Ft. (3):	120,020
Property Management:	Luxury Property Management LLC
Underwritten NOI:	$3,693,071
Underwritten NCF:	$3,606,657
Appraised Value:	$73,100,000
Appraisal Date:	October 9, 2018

Historical NOI(4)
Most Recent NOI:	NAP
2018 NOI:	NAP
2017 NOI:	NAP
2016 NOI:	NAP

Historical Occupancy(4)
Most Recent Occupancy:	100.0% (June 19, 2019)
2018 Occupancy:	NAP
2017 Occupancy:	NAP
2016 Occupancy:	NAP

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$41,000,000	$342 / $342	56.1% / 56.1%	1.90x / 1.86x	9.0% / 8.8%	9.0% / 8.8%
(1)	See “Initial and Ongoing Reserves” herein.

(2)	The conditions for release of the Cash Collateral reserve were met shortly after loan origination. The current balance is $0.

(3)	Total Sq. Ft. consists of 14,593 sq. ft. of retail on the street level, 41,612 sq. ft. of co-working office space and 63,815 sq. ft. of co-living multifamily (75 units; 175 beds).

(4)	Historical NOI and Historical Occupancy are not applicable because the 171 N Aberdeen Property (as defined below) was completed in 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

171 North Aberdeen Street Chicago, IL 60607	Collateral Asset Summary – Loan No. 5 171 N Aberdeen	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 56.1% 1.86x 9.0%

The Loan. The 171 N Aberdeen mortgage loan (the “171 N Aberdeen Loan”) is a fixed rate loan secured by a first mortgage encumbering the borrower’s fee simple interest in a Class A, 100.0% occupied mixed use property located in Chicago, Illinois (the “171 N Aberdeen Property”). The 171 N Aberdeen Loan, which accrues interest at an interest rate of 4.67000% per annum, was originated by MUFG Principal Commercial Capital on December 10, 2018, had an original principal balance of $41.0 million and has an outstanding principal balance as of the Cut-off Date of $41.0 million. The 171 N Aberdeen Loan had an initial term of 120 months, has a remaining term of 113 months and is interest-only for the term of the loan. The 171 N Aberdeen Loan proceeds were used to refinance prior debt secured by the 171 N Aberdeen Property, pay closing costs, and fund upfront reserves. Based on the “as is” Appraised Value of $73,100,000 as of October 9, 2018, the 171 N Aberdeen Loan Cut-off Date LTV is 56.1%. The most recent prior financing of the 171 N Aberdeen Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$41,000,000	99.6%	Loan Payoff	$35,995,205	87.4%
Sponsor Equity	184,329	0.4	Upfront Reserves	4,675,417	11.4
			Closing Costs	513,707	1.2
Total Sources	$41,184,329	100.0%	Total Uses	$41,184,329	100.0%

The Borrower / Borrower Sponsors. The borrower under the 171 N Aberdeen Loan is Aberdeen Developers LLC, a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 171 N Aberdeen Loan.

The borrower sponsors and non-recourse carveout guarantors are Michael Golden and Thaddeus Wong, co-founders of Chicago-based @properties. Established in 2000, @properties is a full-service real estate company with divisions for residential and commercial brokerage, development marketing, relocation, property management and institutional-advisory services. Over the past 18 years, the company has completed more than 60,000 real estate transactions. Today, @properties has 30 offices in the city of Chicago, surrounding suburbs, southwest Michigan and southeast Wisconsin.

The Property.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent	Lease Expiration

Medici	NR / NR / NR	63,815	53.2%	$32.12	51.3%	9/30/2028
Industrious(3)	NR / NR / NR	41,612	34.7	$29.42	30.6	12/31/2027
Northwestern Memorial Hospital(4)	NR / NR / NR	5,995	5.0	$55.50	8.3	6/30/2029
Dream Town Shoes(5)	NR / NR / NR	3,546	3.0	$42.46	3.8	7/31/2024
Capriotti’s Sandwich Shop	NR / NR / NR	2,115	1.8	$45.00	2.4	8/31/2027
Barre 3 Studio	NR / NR / NR	1,937	1.6	$48.00	2.3	6/30/2024
J&V Stoken	NR / NR / NR	1,000	0.8	$50.00	1.3	7/31/2025
Total / Wtd. Avg. Occupied		120,020	100.0%	$33.29	100.0%
Vacant		0	0.0
Total		120,020	100.0%

(1)	Based on the underwritten rent roll dated June 19, 2019.

(2)	Includes contractual rent steps of $32,854 through February 1, 2020.

(3)	Industrious has the right to terminate its lease on April 30, 2026 with 12 months’ notice and payment of a termination fee equal to the unamortized tenant improvement allowance, rent abatement and leasing commissions discounted at 8%.

(4)	Northwestern Memorial Hospital has the right to terminate its lease on August 31, 2025 with nine months’ notice and payment of a $341,587 fee.

(5)	Includes 596 sq. ft. of storage space. Dream Town Shoes pays $47 per sq. ft. for its leased retail space and $20 per sq. ft. for its leased storage space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

171 North Aberdeen Street Chicago, IL 60607	Collateral Asset Summary – Loan No. 5 171 N Aberdeen	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 56.1% 1.86x 9.0%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2021	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2022	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2023	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2024	2	5,483	4.6	5,483	4.6%	$44.42	6.1	6.1%
2025	1	1,000	0.8	6,483	5.4%	$50.00	1.3	7.4%
2026	0	0	0.0	6,483	5.4%	$0.00	0.0	7.4%
2027	2	43,727	36.4	50,210	41.8%	$30.17	33.0	40.4%
2028	1	63,815	53.2	114,025	95.0%	$32.12	51.3	91.7%
2029	1	5,995	5.0	120,020	100.0%	$55.50	8.3	100.0%
Thereafter	0	0	0.0	120,020	100.0%	$0.00	0.0	100.0%
Vacant	NAP	0	0.0	120,020	100.0%	NAP	NAP
Total / Wtd. Avg.	7	120,020	100.0%			$33.29	100.0%
(1)	Based on the underwritten rent roll dated June 19, 2019.

(2)	Certain tenants have lease termination options that will become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Includes contractual rent steps of $32,854 through February 1, 2020.

The 171 N Aberdeen Property is a Class A mixed use building located at 171 N. Aberdeen Street in the Fulton Market neighborhood of Chicago, Cook County, Illinois. The 171 N Aberdeen Property is comprised of an eleven-story, mixed use building containing a total of 120,020 sq. ft. on a 0.66-acre site. The 171 N Aberdeen Property was constructed in 2018 for a cost of approximately $61 million. The 171 N Aberdeen Property consists of 14,593 sq. ft. (12.2% of net rentable area and 18.1% of U/W Base Rent) of retail space on the street level, 41,612 sq. ft. (34.7% of net rentable area and 30.6% of U/W Base Rent) of co-working office space on the fourth and fifth floors, 63,815 sq. ft. (53.2% of net rentable area and 51.3% of U/W Base Rent) of co-living multifamily (75 units; 175 beds) on floors six through ten, and a 140-stall parking garage (1.17 per 1,000 sq. ft.) on the second and third floors. The co-living component was originally designed and constructed as a standard apartment building with a mix of studio, one and two bedroom units. Shortly before completion of construction, the borrower was approached by co-living operator, Medici (d/b/a Quarters), offering to master lease the entire space. The studio floor plans remain the same today, but the one and two bedroom units were converted to two, three, four and five bedroom floorplans by removing interior living room and dining areas and converting these spaces to additional bedrooms. See sample illustration below which shows the conversion of a two-bedroom standard unit into a five-bedroom co-living unit by adding non-structural demising walls to the living room and master bedroom:

Project amenities include the parking garage, fitness center, common area laundry, a dedicated residential lobby with ping pong table and the 11th floor amenity space that features a dedicated common area kitchen/lounge and outdoor deck with seating, grilling stations and a pergola for the use of Medici tenants only. The remainder of the 11th floor consists of bathrooms, a game room, dog run and multiple rooftop deck areas with seating. The 171 N Aberdeen Property is currently 100.0% occupied by seven tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

171 North Aberdeen Street Chicago, IL 60607	Collateral Asset Summary – Loan No. 5 171 N Aberdeen	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 56.1% 1.86x 9.0%

Major Tenants.

Medici (63,815 sq. ft.; 53.2% of NRA; 51.3% of U/W Base Rent). Medici occupies 63,815 sq. ft. through September 30, 2028 with two, five-year renewal options. The lease is guaranteed by Medici Living Holding GMBH. Established in 2012, Medici Living Group provides co-living services worldwide. For its co-living brands, Medici Living (student co-living) and Quarters (co-living for young professionals), the group leases existing assets as well as new buildings. Residential units are furnished by Medici. Overall, the portfolio of Medici Living Group encompasses 1,800 rooms worldwide, which are 96% occupied. The 171 N Aberdeen Property is Medici’s first location in Chicago and it is operated under the Quarters brand. According to the property manager, the Medici space at the 171 N Aberdeen Property was 97% occupied as of June 2019. At the time of the lender’s site visit in late 2018, the average stay for a Medici tenant was approximately nine months with leases generally ranging from three to 12 months in term according to the Quarters manager at the 171 N Aberdeen Property. According to the appraisal, rents for the Quarters space started at $1,137 per month per bed for a three-occupant unit to as high as $2,637 per bed for a single-bed unit as of June 29, 2018. Pursuant to the Medici lease, Medici delivered to the borrower a $2 million letter of credit as a security deposit which may be drawn upon to cure any outstanding default. The letter of credit may be reduced commencing in the fifth lease year. See “Letters of Credit” herein.

Industrious (41,612 sq. ft.; 34.7% of NRA; 30.6% of U/W Base Rent). Industrious occupies 41,612 sq. ft. through December 31, 2027 with three, five-year renewal options. Industrious has a one-time termination option effective April 30, 2026 with payment of a termination fee. Founded in 2013 and headquartered in New York, Industrious is a large flexible workspace provider in the U.S. with over 75 locations in more than 40 U.S. cities. The company offers common office space and hospitality services for companies to share, socialize and collaborate. It serves a range of clients from small businesses to Fortune 500 companies. In Chicago alone, Industrious currently operates seven locations inclusive of the 171 N Aberdeen Property, and has one more location coming soon in the Central Loop submarket. At the time of the lender’s site visit in late 2018, two larger tenants occupied most of the fifth floor (which would represent just under 50% of the Industrious space) and the average lease term for tenants renting the co-working space was twelve months. According to the property manager, the Industrious space at the 171 N Aberdeen Property was 94% occupied as of June 2019. According to the Industrious web-site, Industrious tenants can rent a shared desk space for $423 per month and individual offices ranging from $972 to $2,453 per month. Pursuant to the Industrious lease, Industrious delivered to the borrower a $1.3 million letter of credit as a security deposit which may be drawn upon to cure any outstanding default. The letter of credit may be reduced commencing in the seventh lease year. See “Letters of Credit” herein.

Environmental Matters. The Phase I environmental report dated October 19, 2018, did not identify any recognized environmental conditions and recommended no further action at the 171 N Aberdeen Property.

The Market. The 171 N Aberdeen Property is located at the southeast corner of Lake Street and Aberdeen Street in the Fulton Market neighborhood of Chicago, Illinois. Access to I-90/94 is less than a mile from the 171 N Aberdeen Property. The neighborhood has experienced multiple redevelopments over the past several years subsequent to the construction of the Morgan CTA elevated “L” train station, providing access to the green and pink lines. The 171 N Aberdeen Property has access to the Morgan Street CTA “L” train station a couple of blocks to the east. In addition, the 171 N Aberdeen Property is less than a mile west of Ogilvie Transportation Center and just over a mile west of Union Station, two of the area’s primary commuter rail stations. The 171 N Aberdeen Property is one block north of the newly constructed 575,000 sq. ft. McDonald’s corporate headquarters and two blocks southwest of Google’s 535,000 sq. ft. regional headquarters. According to the appraisal, demographics for 2018 include a median household income of $114,668 within a 0.5-mile radius and $100,465 within a one-mile radius.

Per the appraisal, the 171 N Aberdeen Property is located in the Fulton Market/Far West Loop office submarket which contained approximately 2.8 million sq. ft. of office space and reported a vacancy rate of 5.1% and gross asking rents of $44.17 per sq. ft. for Class A space as of second quarter 2018. Per the appraisal, the 171 N Aberdeen Property is part of the City West apartment submarket which contains approximately 101,116 units and reported a vacancy rate of 5.3% and asking rents of $2,406 per unit as of second quarter 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

171 North Aberdeen Street Chicago, IL 60607	Collateral Asset Summary – Loan No. 5 171 N Aberdeen	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 56.1% 1.86x 9.0%

The following table presents comparable multifamily properties with respect to the 171 N Aberdeen Property:

Multifamily Comparables(1)
Property Name Address, City, State	No. Units	Year Built/Renovated	Total Occupancy (%)	Avg. Mo. Rent Per Unit	Avg. Mo. Rent PSF
171 N Aberdeen 171 North Aberdeen Street Chicago, IL	75(2)	2018	100.0%(2)(3)	NAP	$3.28(4)
Common Racine 1831 S. Racine Avenue Chicago, IL	12	1941/2018	100.0%	$4,073	$4.90
“L” Logan Square 2211 N. Milwaukee Avenue Chicago, IL	120	2017	98.0%	$2,469	$2.90
Buckingham Student 59 East Van Buren Street Chicago, IL	129	1927/2007	98.0%	$3,614	$4.00
Tailor Lofts 315 South Peoria Chicago, IL	135	1920/2010	96.0%	$3,956	$2.91
University Center Student 525 South State Street Chicago, IL	504	2004	94.0%	$4,005	$5.01
Madison Throop Place 1247-49 W Madison Street Chicago, IL	72	2015	100.0%	$3,149	$3.05
The Madison At Racine 1164 W. Madison Street Chicago, IL	216	2014	98.0%	$2,581	$3.10
The Gateway 11 S. Green Street Chicago, IL	167	2015	98.0%	$2,698	$3.48
		Comparable	Average:	$3,318	$3.67
(1)	Source: Appraisal.

(2)	Represents multifamily space only. There are 75 units (175 beds). Medici master leases the entire multifamily space on a PSF basis (63,815 sq. ft.).

(3)	Based upon the underwritten rent roll dated June 19, 2019.

(4)	Represents underwritten rents and reimbursements for the Medici space based upon the underwritten rent roll dated June 19, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

171 North Aberdeen Street Chicago, IL 60607	Collateral Asset Summary – Loan No. 5 171 N Aberdeen	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 56.1% 1.86x 9.0%

The following table presents comparable office properties with respect to the 171 N Aberdeen Property:

Office Comparables(1)
Property Name Address, City, State	Office Area (NRA)	Year Built	Total Occupancy (%)	Tenant	Lease Term (years)	Rent PSF	Lease Type
171 N Aberdeen 171 N Aberdeen Street Chicago, IL	41,612(2)	2018	100.0%(2)	Industrious	10.0	$29.42(2)	NNN
1K Fulton 1000 West Fulton Market Chicago, IL	526,096	1923	99.0%	Various	10.0-14.0	$20.00-$30.00	NNN
Fulton West 1330 West Fulton Street Chicago, IL	287,754	2017	83.0%	Various	5.0-13.1	$29.00-$33.50	NNN
WeWork Fulton Market 210-220 N Green St Chicago, IL	85,772	1895	100.0%	WeWork	15.3	$30.00	Mod Gross
210 Carpenter 210 North Carpenter Street Chicago, IL	203,589	2018	39.0%(3)	rEvolution Marketing	10.0	$33.75	NNN
Loft Building/Creative Space 401 North Morgan Street Chicago, IL	81,251	1916	85.0%	Listen, LLC Threadless Bucketfeet	3.0 10.2 4.1	$26.00 $26.52 $26.52	NNN
412 North Wells Street 412 North Wells Street Chicago, IL	42,561	2017	100.0%	RXBar	11.3	$33.00	NNN
(1)	Source: Appraisal.

(2)	Represents office space only per the Industrious lease and underwritten rent roll dated June 19, 2019.

(3)	Under construction.

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent(2)	$3,962,710	$33.02
Contractual Rent Steps(3)	32,854	$0.27
Gross Up Vacancy	0	$0.00
Gross Potential Rent	$3,995,565	$33.29
Total Reimbursement Revenue	844,984	$7.04
Parking Income(4)	333,785	$2.78
Net Rental Income	$5,174,334	$43.11
Less: Vacancy(5)	(266,230)	($2.22)
Effective Gross Income	$4,908,103	$40.89
Total Expenses	$1,215,032	$10.12
Net Operating Income	$3,693,071	$30.77
TI/LC and Capital Expenditures	86,414	$0.72
Net Cash Flow	$3,606,657	$30.05
(1)	Historical cash flow information is not applicable because the 171 N Aberdeen Property was completed in 2018.

(2)	Based on the underwritten rent roll dated June 19, 2019.

(3)	Includes Contractual Rent Steps through February 1, 2020.

(4)	Parking income is generated from a mix of tenants at the 171 N Aberdeen Property as well as companies and individuals with offices in the area.

(5)	The U/W Vacancy is 5.5% based on the appraiser’s submarket vacancy for multifamily, office and retail (on a weighted average basis). The 171 N Aberdeen Property is 100.0% occupied as of June 19, 2019.

Property Management. The 171 N Aberdeen Property is managed by Luxury Property Management LLC, an affiliate of the borrower sponsor.

Letters of Credit. Pursuant to the Industrious lease, Industrious delivered to the borrower a $1.3 million letter of credit issued by Wells Fargo Bank, N.A. in favor of the borrower (“Industrious LOC”). So long as Industrious is not in default, the Industrious LOC may be reduced starting in the seventh lease year (2024) by $100,000 per year such that the Industrious LOC balance will be $900,000 at expiration of the original 10-year term of the Industrious lease. Pursuant to the Medici lease, Medici delivered to the borrower a $2 million letter of credit issued by Silicon Valley Bank in favor of the borrower (“Medici LOC”). So long as Medici is not in default, the Medici LOC may be reduced starting in the fifth lease year (2022) by $200,000 per year such that the Medici LOC balance will be $800,000 at expiration of the original 10-year term of the Medici lease. The Industrious LOC and Medici LOC are hereinafter defined as the “Tenant Letters of Credit.” As evidenced by a fully executed assignment of proceeds instrument, approved by the lender and acknowledged by both banks, the borrower has assigned to the lender all of the borrower’s rights to receive the proceeds of said Tenant Letters of Credit

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

171 North Aberdeen Street Chicago, IL 60607	Collateral Asset Summary – Loan No. 5 171 N Aberdeen	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 56.1% 1.86x 9.0%

and has delivered the original Tenant Letters of Credit to the lender. Lender will hold such Tenant Letters of Credit and assignment of the proceeds as additional security for the 171 N Aberdeen Loan. In the event (i) either of the Tenant Letters of Credit are not renewed at least 30 days prior to the expiration date of the respective Tenant Letters of Credit, (ii) an event of default by either Industrious or Medici under the terms of their respective leases occurs, or (iii) the right to draw on either of the Tenant Letters of Credit is otherwise triggered pursuant to the respective leases, then borrower must promptly make presentment and draw upon the respective Tenant Letters of Credit and the bank must pay the proceeds directly to the lender. Any such proceeds will be deposited into a reserve account controlled by the lender to be applied in accordance with the respective lease.

Lockbox/Cash Management. The 171 N Aberdeen Loan is structured with a hard lockbox and springing cash management. The 171 N Aberdeen Loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all other funds received by the borrower with respect to the 171 N Aberdeen Property be deposited into such lockbox account within two business days following receipt. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a 171 N Aberdeen Cash Sweep Trigger Event (as defined below) exists. Following the occurrence of a 171 N Aberdeen Cash Sweep Trigger Event and until the occurrence of a 171 N Aberdeen Cash Sweep Cure (as defined below), all funds in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the 171 N Aberdeen Loan documents, and excess cash is required to be swept and held in a lender controlled account (the “171 N Aberdeen Sweep Account”) as additional collateral for the 171 N Aberdeen Loan. Upon a 171 N Aberdeen Cash Sweep Cure, all funds in the lockbox account and 171 N Aberdeen Sweep Account are required to be swept to the borrower’s operating account.

A “171 N Aberdeen Cash Sweep Trigger Event” means the occurrence of any one or more of the following as determined by the lender in its sole discretion: (a) an event of default under the 171 N Aberdeen Loan documents; (b) the debt service coverage ratio being less than 1.20x; (c) a Medici Trigger Event (as defined below); or (d) an Industrious Trigger Event (as defined below).

A “171 N Aberdeen Cash Sweep Cure” means the following, as determined by the lender in its sole discretion: (i) with respect to a 171 N Aberdeen Cash Sweep Trigger Event described in clause (a) above, upon the waiver by the lender of, or cure accepted by the lender of, such event of default, (ii) with respect to a 171 N Aberdeen Cash Sweep Trigger Event described in clause (b) above, the debt service coverage ratio exceeds 1.25x for two consecutive calendar quarters as of the last day of a calendar quarter, (iii) with respect to a 171 N Aberdeen Cash Sweep Trigger Event described in clause (c) above, a Medici Cure Event (as defined below); or (iv) with respect to a 171 N Aberdeen Cash Sweep Trigger Event described in clause (d) above, an Industrious Cure Event (as defined below).

A “Medici Trigger Event” means the following, as determined by the lender in its sole discretion: (a) Medici ceases to operate its business in all or a majority of the space under the Medici lease; (b) Medici files voluntary bankruptcy or insolvency proceedings, or any person files an involuntary bankruptcy or insolvency proceeding against Medici; (c) Medici provides notice of early termination of the Medici lease; (d) a default (including non-payment of rent or other financial obligations under the Medici lease) exists under the Medici lease after the expiration of any applicable notice and cure periods; or (e) Medici fails to renew its lease at market terms acceptable to the lender at least nine months prior the then current expiration date of the Medici lease.

A “Medici Cure Event” means the following, as determined by the lender in its sole discretion: (i) with respect to a Medici Trigger Event described in clause (a) above: (A) Medici has notified the borrower in writing that Medici has rescinded its notice to "go dark," and (B) Medici has resumed operations in the space occupied by Medici and has continuously remained in occupancy and open for no less than 60 consecutive days; (ii) with respect to a Medici Trigger Event described in clause (b) above, Medici has (A) obtained the applicable bankruptcy court's approval of its affirmation of the Medici lease, and (B) delivered to the lender a new estoppel certificate reasonably acceptable to the lender, certifying that (1) the Medici lease has been validly affirmed in the bankruptcy proceeding and remains in full force and effect on the same terms and conditions as in effect as of the loan origination date, unless approved by the lender in writing, (2) there is no default existing under the Medici lease, (3) Medici is in occupancy and open for business to the general public, (4) Medici is paying full, unabated rent, and (5) the Medici lease has not been amended or modified without the lender's prior written consent; provided, however, with respect to an involuntary bankruptcy or insolvency proceeding, the Medici Cure Event will be deemed to occur when such involuntary bankruptcy or insolvency proceeding is dismissed; (iii) with respect to a Medici Trigger Event described in clause (c) above, the borrower has re-let the entire space leased to Medici or to one or more replacement tenants reasonably acceptable to the lender pursuant to executed leases containing terms and conditions reasonably acceptable to the lender, and (A) such replacement tenant’s lease is in full force and effect, and (B) such replacement tenant has commenced paying rent required under its lease, all as evidenced by an estoppel certificate from the replacement tenant in form and substance reasonably satisfactory to the lender; (iv) with respect to a Medici Trigger Event described in clause (d) above, the curing of the applicable lease default; and (v) with respect to a Medici Trigger Event described in clause (e) above, (A) Medici has executed a new lease or extension of the Medici lease at the terms stated in such Medici lease or at market terms reasonably acceptable to the lender, or (B) the borrower has re-let the entire space leased to Medici to one or more replacement tenants reasonably acceptable to the lender at market terms.

An “Industrious Trigger Event” means the following, as determined by the lender in its sole discretion: (a) Industrious ceases to operate its business in all or a majority of the space under the Industrious lease; (b) Industrious files voluntary bankruptcy or insolvency proceedings, or any person files an involuntary bankruptcy or insolvency proceeding against Industrious; (c) Industrious provides notice of early termination of the Industrious lease; (d) a default (including non-payment of rent or other financial obligations under the Industrious lease) exists under the Industrious lease after the expiration of any applicable notice and cure periods; or (e) the mutual extension option per the Industrious lease is not exercised at least twelve months prior to the then current expiration date of the Industrious lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

171 North Aberdeen Street Chicago, IL 60607	Collateral Asset Summary – Loan No. 5 171 N Aberdeen	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 56.1% 1.86x 9.0%

An “Industrious Cure Event” means the following, as determined by the lender in its sole discretion: (i) with respect to an Industrious Trigger Event described in clause (a) above: (A) Industrious has notified the borrower in writing that Industrious has rescinded its notice to "go dark," and (B) Industrious has resumed operations in the space occupied by Industrious and has continuously remained in occupancy and open for no less than 60 consecutive days; (ii) with respect to an Industrious Trigger Event described in clause (b) above, Industrious has (A) obtained the applicable bankruptcy court's approval of its affirmation of the Industrious lease, and (B) delivered to the lender a new estoppel certificate reasonably acceptable to the lender, certifying that (1) the Industrious lease has been validly affirmed in the bankruptcy proceeding and remains in full force and effect on the same terms and conditions as in effect as of the loan origination date, unless approved by the lender in writing, (2) there is no default existing under the Industrious lease, (3) Industrious is in occupancy and open for business to the general public, (4) Industrious is paying full, unabated rent, and (5) the Industrious lease has not been amended or modified without the lender's prior written consent; provided, however, with respect to an involuntary bankruptcy or insolvency proceeding, the Industrious Cure Event will be deemed to occur when such involuntary bankruptcy or insolvency proceeding is dismissed; (iii) with respect to an Industrious Trigger Event described in clause (c) above, borrower has re-let the entire space leased to Industrious or to one or more replacement tenants reasonably acceptable to the lender pursuant to executed leases containing terms and conditions reasonably acceptable to the lender, and (A) such replacement tenant’s lease is in full force and effect, and (B) such replacement tenant has commenced paying rent required under its lease, all as evidenced by an estoppel certificate from the replacement tenant in form and substance reasonably satisfactory to the lender; (iv) with respect to an Industrious Trigger Event described in clause (d) above, the curing of the applicable lease default; and (v) with respect to an Industrious Trigger Event described in clause (e) above, (A) Industrious has executed a new lease or extension of the Industrious lease at the terms stated in such Industrious lease or at market terms reasonably acceptable to the lender, or (B) borrower has re-let the entire space leased to Industrious to one or more replacement tenants reasonably acceptable to the lender at market terms.

Initial and Ongoing Reserves.

Tax Reserve. At loan origination, the borrower deposited $83,596 into a real estate tax reserve account. On each payment date, the borrower is required to deposit into a real estate tax reserve an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be $13,933 per month).

Insurance Reserve. At loan origination, the borrower deposited $48,192 into an insurance reserve account. On each payment date, the borrower is required to deposit into an insurance reserve an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be $5,355 per month).

Replacement Reserve. On each payment date, the borrower is required to deposit approximately $500 into a replacement reserve for capital expenditures (subject to a cap of $18,003 with replenishment obligations).

TI/LC Reserve. At loan origination, the borrower deposited $705,700 in outstanding tenant improvements and leasing commissions associated with three tenants. Since loan origination, all but $160,000 has been released. On each payment date, the borrower is required to deposit approximately $1,000 into a TI/LC reserve (subject to a cap of $36,006 with replenishment obligations).

Free Rent Reserve. At loan origination, the borrower deposited $537,929 of outstanding free rent obligations associated with four tenants with executed leases for which rent payments had not yet commenced. The current reserve balance is $33,164.

Cash Collateral Reserve. At loan origination, the borrower deposited $3,300,000 in cash collateral to be held until the Tenant Letters of Credit were fully assigned to the lender. The conditions for release of the Cash Collateral Reserve were met shortly after loan origination and the balance is now $0.

Current Mezzanine or Subordinate Indebtedness. None.

Future Subordinate or Mezzanine Indebtedness. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4949-5227 Lakewood Boulevard Lakewood, CA 90712	Collateral Asset Summary – Loan No. 6 Lakewood Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 64.6% 2.10x 9.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4949-5227 Lakewood Boulevard Lakewood, CA 90712	Collateral Asset Summary – Loan No. 6 Lakewood Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 64.6% 2.10x 9.0%

Michaels
Where Creativity Happens
CATHERINES
HOBBY LOBBY
COIN LAUNDRY
BPM HEALTH AND FITNESS, LLC
LUXE NAIL & BEAUTY BAR
ELIAS & ETHAN ART STUDIOS, LLC
FIRST FINANCIAL CREDIT UNION
The Little Gym Serious Fun.
Jenny Craig
6 DEGREE FITNESS
SCHEFFEL EYE CARE
PINK BEAUTY
SMOKE4LESS
DA & GA LEGACY INC.
NATURWAY
Great Clips
KINECTA FEDERAL CREDIT UNION
The UPS Store
CHECK 'N GO OF CALIFORNIA, INC
WASABI JAPANESE GRILL
HARDWICK STREET
Phenix
PIMENTA AVENUE
World Market
COAST DENTAL SERVICES, INC.
EMPLOYBRIDGE LLC
SUBWAY
PIE VENTURE, LLC
Yogurtland
CAFE RIO
CHASE
FARMERS & MERCHANTS BANK
CVS
CEC ENTERTAINMENT, INC.
avenue
FIRST FINANCIAL BANK
LAKEWOOD BOULEVARD
Anchor / Major
Inline
Not Part of Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4949-5227 Lakewood Boulevard Lakewood, CA 90712	Collateral Asset Summary – Loan No. 6 Lakewood Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 64.6% 2.10x 9.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4949-5227 Lakewood Boulevard Lakewood, CA 90712	Collateral Asset Summary – Loan No. 6 Lakewood Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 64.6% 2.10x 9.0%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsors:	D. John Miller; Lindsay Parton; Eric Sahn
Borrower:	Lakewood Associates, LLC
Original Balance:	$41,000,000
Cut-off Date Balance:	$41,000,000
% by Initial UPB:	5.1%
Interest Rate:	3.97000%
Payment Date:	6th of each month
First Payment Date:	August 6, 2019
Maturity Date:	July 6, 2029
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(25), D(90), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly	Cap
Taxes:	$157,467	$39,367	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$3,438	NAP
TI/LC:	$0	$15,629	$562,626
Approved Leasing Expenses:	$45,000	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Lakewood, CA
Year Built / Renovated:	1983 / 2002
Total Sq. Ft.:	187,542
Property Management:	DJM Capital Partners, Inc.
Underwritten NOI:	$3,687,782
Underwritten NCF:	$3,458,981
Appraised Value:	$63,500,000
Appraisal Date:	May 2, 2019

Historical NOI
Most Recent NOI:	$3,677,698 (T-12 March 31, 2019)
2018 NOI:	$3,697,495 (December 31, 2018)
2017 NOI:	$3,496,211 (December 31, 2017)
2016 NOI:	$3,274,770 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	100.0% (March 31, 2019)
2018 Occupancy:	100.0% (December 31, 2018)
2017 Occupancy:	97.6% (December 31, 2017)
2016 Occupancy:	95.5% (December 31, 2016)

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF(3)	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$41,000,000	$219 / $219	64.6% / 64.6%	2.23x / 2.10x	9.0% / 8.4%	9.0% / 8.4%
(1)	See “Initial and Ongoing Reserves” herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4949-5227 Lakewood Boulevard Lakewood, CA 90712	Collateral Asset Summary – Loan No. 6 Lakewood Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 64.6% 2.10x 9.0%

The Loan.    The Lakewood Square loan (the “Lakewood Square Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in an anchored retail property located in Lakewood, California (the “Lakewood Square Property”). The Lakewood Square Loan had an original and an outstanding principal balance as of the Cut-off Date of $41.0 million and accrues interest at an interest rate of 3.97000% per annum. The Lakewood Square Loan proceeds were used to refinance existing debt, cover closing costs, fund upfront reserves and return equity to the borrower. Based on the “as is” appraised value of $63.5 million as of May 2, 2019, the Cut-off Date LTV Ratio is 64.6%. The most recent prior financing of the Lakewood Square Loan was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$41,000,000	100.0%	Loan Payoff	$37,429,987	91.3%
			Upfront Reserves	202,467	0.5
			Closing Costs	624,621	1.5
			Return of Equity	2,742,925	6.7
Total Sources	$41,000,000	100.0%	Total Uses	$41,000,000	100.0%

The Borrower / Borrower Sponsors. The borrower is Lakewood Associates, LLC, a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The borrower sponsors and non-recourse carveout guarantors are D. John Miller, Lindsay Parton and Eric Sahn.

D. John Miller and Lindsay Parton are principals at DJM Capital (“DJM”). DJM provides private equity investment, development and asset management services within the real estate sector. DJM has experience across property types including office, industrial and residential product types. DJM has a current portfolio of over 2 million sq. ft. Eric Sahn is the CEO of Real Property Venture Capital, a firm he founded in 2018, which provides advisory services and capital for real estate investment start-ups. Eric Sahn was previously the CFO of DJM.

The Property.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
							Sales PSF(3)	Occupancy Cost(3)
Anchor/Subanchor Tenants
Hobby Lobby(4)	NR / NR / NR	48,857	26.1%	$12.00	14.6%	7/31/2022	$152	7.9%
Michaels	NR / NR / BB-	20,800	11.1	$15.25	7.9	7/31/2022	$267	5.7%
Cost Plus World Market(5)	NR / Baa3 / BB+	20,032	10.7	$19.45	9.7	1/31/2023	$206	9.5%
CVS Pharmacy	NR / Baa2 / BBB	14,000	7.5	$24.20	8.4	7/31/2021	NAV	NAV
Chuck E Cheese’s	NR / Caa2 / B-	12,185	6.5	$21.00	6.4	2/5/2024	$158	13.3%
Subtotal / Wtd. Avg.		115,874	61.8%	$16.29	46.9%
Remaining Inline Tenants (<10,000 SF)		71,668	38.2	$29.78	53.1
Occupied Subtotal / Wtd. Avg.		187,542	100.0%	$21.44	100.0%
Vacant Space		0	0.0
Total / Wtd. Avg.		187,542	100.0%

(1)	Based on the underwritten rent roll dated March 31, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Sales PSF and Occupancy Cost are as of 2018, except for Hobby Lobby which reflects Sales PSF as of the trailing 12 months ending July 2018.

(4)	The Lakewood Square Property was formerly anchored by a Vons grocery store from 1983 to May 2015. In May 2015, the Vons space went dark following the Safeway/Albertsons merger. Vons continued to pay rent until Hobby Lobby assumed the lease and took occupancy in January 2017. As a holdover from the assumption of the Vons lease, if at any time Hobby Lobby determines that the premises has become uneconomical for its continued use, and provided Hobby Lobby is not in default under its lease, Hobby Lobby may notify the landlord of its intent to terminate its lease on the first rent payment date occurring six months after the date of delivery of such notice.

(5)	Cost Plus World Market has the right to terminate its lease upon written notice, if its gross sales from February 1 through the following January 31st are less than $3.75 million. Notice must be given no later than March 31st following the measuring period, in which event the lease would terminate on January 31st the following year. As of 2018, Cost Plus World Market’s sales were approximately $4.12 million. In 2017, Cost Plus World Market exercised its five-year renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4949-5227 Lakewood Boulevard Lakewood, CA 90712	Collateral Asset Summary – Loan No. 6 Lakewood Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 64.6% 2.10x 9.0%

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	2	3,835	2.0	3,835	2.0%	$33.60	3.2	3.2%
2020	8	16,929	9.0	20,764	11.1%	$29.65	12.5	15.7%
2021	1	14,000	7.5	34,764	18.5%	$24.20	8.4	24.1%
2022	6	76,875	41.0	111,639	59.5%	$13.95	26.7	50.8%
2023	7	44,220	23.6	155,859	83.1%	$24.68	27.1	77.9%
2024	6	22,633	12.1	178,492	95.2%	$28.75	16.2	94.1%
2025	3	9,050	4.8	187,542	100.0%	$26.23	5.9	100.0%
2026	0	0	0.0	187,542	100.0%	$0.00	0.0	100.0%
2027	0	0	0.0	187,542	100.0%	$0.00	0.0	100.0%
2028	0	0	0.0	187,542	100.0%	$0.00	0.0	100.0%
2029	0	0	0.0	187,542	100.0%	$0.00	0.0	100.0%
Thereafter	0	0	0.0	187,542	100.0%	$0.00	0.0	100.0%
Vacant	NAP	0	0.0	187,542	100.0%	NAP	NAP
Total / Wtd. Avg.	33	187,542	100.0%			$21.44	100.0%

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(2)	Based on the underwritten rent roll dated March 31, 2019.

The Lakewood Square Property is a community shopping center located at the intersection of Lakewood Boulevard and Hardwick Street in Lakewood, Los Angeles County, California. Developed in 1983 and most recently renovated and expanded in 2002, the Lakewood Square Property has a net rentable area of 187,542 sq. ft. and is comprised of six parcels encompassing approximately 14.2 acres. Since 2013, the borrower sponsors have invested approximately $2.8 million in tenant improvements, leasing commissions and landlord work at the Lakewood Square Property. Onsite parking includes 898 parking spaces, which equates to approximately 4.8 spaces per 1,000 SF of net rentable area.

As of March 31, 2019, the Lakewood Square Property was 100.0% leased to a mix of 33 national, regional and local tenants. The Lakewood Square Property is anchored by Hobby Lobby and sub-anchored by Michaels (rated BB- by S&P), Cost Plus World Market (rated Baa3/BB+ by Moody’s/S&P), Chuck E Cheese’s (rated Caa2/B- by Moody’s/S&P) and CVS Pharmacy (rated Baa2/BBB by Moody’s/S&P). The anchor tenants (excluding Hobby Lobby) have been at the Lakewood Square Property for over 18 years and 48.7% (by NRA) of the tenants have been at the Lakewood Square Property for over 15 years. According to the borrower sponsor, Hobby Lobby spent approximately $1.4 million ($25 PSF) to build out its space and took occupancy in January 2017. Over the last ten years beginning in 2009, the Lakewood Square Property had an average occupancy rate of 95.9%.

Environmental Matters. According to a Phase I environmental report, dated May 14, 2019, there are no recognized environmental conditions or recommendations for further action at the Lakewood Square Property, except that the following actions were recommended: (i) continued implementation of the asbestos policy and (ii) continued compliance and adherence to the covenant and environmental use restriction on the Lakewood Square Property due to a former dry cleaner operation (which constitutes a controlled recognized environmental condition).

The Market. The Lakewood Square Property is located along Lakewood Boulevard between two major submarket arterials, Hardwick Street (estimated average daily traffic count of 39,659 vehicles per day) and Candlewood Street (estimated average daily traffic count of 19,659 vehicles per day). The city of Lakewood is located approximately 10 miles north of the city of Long Beach and the Pacific Ocean, approximately 26 miles northwest of Newport, and approximately 20 miles south of downtown Los Angeles. The Lakewood Square Property benefits from access via major freeways and thoroughfares throughout the region including Interstate-605 a North/South thoroughfare connecting east Los Angeles (approximately 2.5 miles from the Lakewood Square Property) and I-405 with access to West Los Angeles and Santa Monica through Orange County neighborhoods and further down to San Diego (approximately 3.0 miles from the Lakewood Square Property). As of 2018, the population within a 1-, 3- and 5-mile radius was 23,717, 247,012 and 728,995, respectively and the median household income over the same period was $80,865, $65,614 and $61,731, respectively.

The Lakewood Square Property is located across the street from the Lakewood Center Mall, which provides a complementary shopping center for the Lakewood Square Property. The Macerich owned Lakewood Center Mall is a Class A mall anchored by Costco, Target, Macy’s, JCPenney and Home Depot, with an occupancy rate of approximately 97%. The Lakewood Center Mall is rated A- by Green Street Advisors and has estimated sales of $491 PSF.

According to a market research report, the Lakewood Square Property is located in the Mid-Cities retail submarket. As of the first quarter of 2019, the Mid-Cities retail submarket consisted of approximately 50.2 million SF, which represents approximately 11.4% of the Los Angeles market. Since 2014, the Mid-Cities retail submarket vacancy has remained between 3.8% and 4.9% with an average of 4.4%. As of the first quarter of 2019, approximately 48.2 million SF of available retail space was occupied (including sublet space), resulting in a vacancy rate of 4.1% for the Mid-Cities retail submarket. Over the same period, the submarket’s net absorption was a positive 101,165 SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4949-5227 Lakewood Boulevard Lakewood, CA 90712	Collateral Asset Summary – Loan No. 6 Lakewood Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 64.6% 2.10x 9.0%

The following table presents certain information relating to the competitive set and comparable leases for the Lakewood Square Property:

Competitive Set & Comparable Leases (Anchor/Subanchors)(1)
Property Name	Location	Year Built / Renovated	Tenant Name	Lease Area	Lease Date	Lease Term	Base Rent PSF
Lakewood Square Property	Lakewood, CA	1983 / 2002	Various	Various	Various	Various	$16.29(2)
Kenneth Hahn Plaza	Willowbrook, CA	1987 / NAP	dd’s Discounts	22,224	Sept-17	10.0	$18.00
Harbor Freight	Lynwood, CA	2017 / NAP	Harbor Freight	18,525	Mar-17	10.1	$18.24
99 Cents Store	Hawthorne, CA	1960 / NAP	99 Cents Only	15,000	Feb-17	10.0	$18.67
Sears Outlet	Torrance, CA	1994 / NAP	Sears Outlet	47,328	May-17	7.0	$23.16
Smart & Final Extra	Long Beach, CA	1999 / NAP	Smart & Final Extra	30,000	Mar-18	15.0	$18.24
99 Cents Only	Huntington Park, CA	1928 / NAP	99 Cents Only	12,373	Feb-17	10.0	$20.21
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated March 31, 2019. The Base Rent PSF represents the weighted average base rent PSF for the anchor/subanchor tenants.

Competitive Set & Comparable Leases (In-line Tenants <10,000 SF)(1)
Property Name	Location	Year Built / Renovated	NRA	Occupancy	Tenant Name	Lease Area	Lease Date	Lease Term	Base Rent PSF
Lakewood Square Property	Lakewood, CA	1983 / 2002	71,668	100.0%	Various	Various	Various	Various	$29.78(2)
Carwood Center	Lakewood, CA	1986 / 2002	180,326	96.0%	Fitness Body Boot Camp	2,922	Nov-18	5.0	$19.80
Long Beach Exchange	Long Beach, CA	2018 / NAP	265,249	85.0%	GrandVision	1,585	Oct-18	10.0	$58.00
Summerwood Shopping Center	Lakewood, CA	1968 / NAP	178,770	100.0%	Burger IM	1,470	Oct-17	10.0	$39.00
Plaza 183	Cerritos, CA	1978 / 2015	360,867	100.0%	Confidential	1,500	Oct-18	5.0	$42.00
Cerritos Plaza	Cerritos, CA	1976 / NAP	215,307	99.0%	Sharkys Cuts for Kids	1,182	May-19	5.0	$33.00
Regency Centre	Lakewood, CA	1995 / 2003	219,092	97.0%	Unicare Health & Therapy	1,761	Apr-18	5.0	$30.00
Long Beach Towne Center	Long Beach, CA	1999 / NAP	1,369,486	99.0%	Sprint PCS	4,530	Apr-19	3.0	$36.00
Wrigley Market Place	Long Beach, CA	1999 / NAP	129,891	100.0%	Jamba Juice	1,400	Apr-18	10.0	$33.00
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated March 31, 2019. The Base Rent PSF represents the weighted average base rent PSF for the in-line tenants.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2016	2017	2018		U/W	U/W
				T-12 3/31/2019		PSF
Base Rent(1)	$3,540,099	$3,673,373	$3,821,541	$3,850,649	$4,021,759	$21.44
Rent Steps(2)	0	0	0	0	59,791	$0.32
Gross Up Vacancy	0	0	0	0	0	$0.00
Gross Potential Rent	$3,540,099	$3,673,373	$3,821,541	$3,850,649	$4,081,550	$21.76
Reimbursements	1,013,019	964,905	1,004,926	990,714	1,029,975	$5.49
Other Income	19,034	(14,275)	26,802	23,384	23,384	$0.12
Vacancy & Credit Loss	0	0	0	0	(255,576)	($1.36)
Effective Gross Income	$4,572,152	$4,624,003	$4,853,269	$4,864,747	$4,879,333	$26.02

Real Estate Taxes	417,174	438,415	456,105	458,642	475,875	$2.54
Insurance	23,273	31,593	28,911	28,911	28,911	$0.15
Management Fee	191,217	186,428	190,552	192,553	195,173	$1.04
Other Operating Expenses	665,718	471,357	480,206	506,943	491,591	$2.62
Total Operating Expenses	$1,297,382	$1,127,792	$1,155,774	$1,187,049	$1,191,551	$6.35

Net Operating Income	$3,274,770	$3,496,211	$3,697,495	$3,677,698	$3,687,782	$19.66
TI/LC	0	0	0	0	187,542	$1.00
Capital Expenditures	0	0	0	0	41,259	$0.22
Net Cash Flow	$3,274,770	$3,496,211	$3,697,495	$3,677,698	$3,458,981	$18.44
(1)	U/W Base Rent is based on the underwritten rent roll dated March 31, 2019.

(2)	Represents contractual rent steps through August 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4949-5227 Lakewood Boulevard Lakewood, CA 90712	Collateral Asset Summary – Loan No. 6 Lakewood Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 64.6% 2.10x 9.0%

Property Management.   The Lakewood Square Property is managed by DJM Capital Partners, Inc., an affiliate of the borrower.

Lockbox / Cash Management.  The Lakewood Square Loan is structured with a hard lockbox and springing cash management. All tenants at the Lakewood Square Property are required to deposit all rents and payments into a lender controlled lockbox account. To the extent no Trigger Period (as defined below) is continuing, all funds in the lockbox account are required to be transferred to or at the direction of the borrower. Following the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept each business day to a cash management account under the control of the lender and disbursed in accordance with the loan documents. During the continuance of a Trigger Period, excess cash flow after payment of debt service, reserves, and operating and extraordinary expenses is required to be deposited (i) if a Lease Sweep Period (as defined below) is continuing, into a lease sweep reserve account to the extent described below, or (ii) if no Lease Sweep Period is continuing, to a cash sweep account to be held as additional security for the Lakewood Square Loan during the continuance of such Trigger Period.

A “Trigger Period” means any period during the continuance of (i) an event of default under the loan documents, (ii) a Low DSCR Trigger Period (as defined below) or (iii) a Lease Sweep Period, until such time the borrower has cured the applicable Trigger Period in accordance with the terms of the loan documents.

A “Low DSCR Trigger Period” means any period during the continuance of which the debt service coverage ratio is less than 1.20x and will end on the date a debt service coverage ratio of at least 1.25x is achieved for two consecutive calendar quarters.

A “Lease Sweep Period” will commence upon the first monthly payment date following the occurrence of (a) with respect to each Lease Sweep Lease (as defined below), the earlier to occur of (1) six months prior to the earliest expiration date and (2) upon the date required under such Lease Sweep Lease by which the tenant is required to give notice of its exercise of a renewal option, (b) the date that a Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its expiration date or the borrower receives notice from a tenant under a Lease Sweep Lease that it intends to surrender, cancel or terminate its Lease Sweep Lease (or a material portion thereof) prior to its current expiration, (c) the date that a tenant under a Lease Sweep Lease discontinues its business or “goes dark” in all or any material portion of the space demised pursuant to its Lease Sweep Lease, (d) upon a default under a Lease Sweep Lease beyond any applicable cure period, or (e) the occurrence of an insolvency proceeding for a tenant under a Lease Sweep Lease.

A Lease Sweep Period will end upon, (i) with respect to clauses (a), (b) and (c) above, the entirety of the Lease Sweep Lease space is leased pursuant to one or more leases on market terms and with an initial term of at least five years (and lender determines that a sufficient amount to cover the re-tenanting costs (i.e. tenant improvements, leasing commissions, free rent periods, etc.) have been accumulated in the Lease Sweep account), (ii) with respect to clause (a), above, the date the subject tenant under the Lease Sweep Lease exercises its renewal or extension option (and lender determined that a sufficient amount to cover leasing costs relating to said extension (i.e. tenant improvements, leasing commissions, free rent periods, etc.) have been accumulated in the Lease Sweep account), (iii) with respect to clause (d) above, the date the subject default is cured, (iv) with respect to clause (e) above, either (1) the applicable tenant insolvency proceeding has terminated or (2) the Lease Sweep Lease has been assigned in a manner reasonably satisfactory to the lender and (v) with respect to clause (a), (b), (c), (d) and (e) above, the date on which the lease sweep funds in the lease sweep reserve account collected with respect to the Lease Sweep Lease in question (including any lease termination payments with respect to such Lease Sweep Lease deposited into the lease sweep reserve account) is equal to the Lease Sweep Deposit Amount (as defined below) applicable to such Lease Sweep Lease space, unless the applicable Lease Sweep Lease space has been leased pursuant to one or more leases which, in the aggregate, (x) require the borrower to incur expenses, including the payment of brokerage commissions, completion of tenant improvements or payment of tenant allowances, and/or (y) provide for free rent periods and/or rent abatement periods with respect to rent amounts, which, in the lender’s determination, exceed the Lease Sweep Deposit Amount applicable to such Lease Sweep Lease space.

A “Lease Sweep Lease” means (a) the Hobby Lobby lease or (b) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, covers the majority of the applicable space demised under the foregoing lease.

A “Lease Sweep Deposit Amount” is an amount equal to the total rentable sq. ft. of the applicable Lease Sweep Lease multiplied by $25.00.

Initial and Ongoing Reserves.    At origination, the borrower deposited (i) $157,467 into a tax reserve account and (ii) $45,000 into a reserve account for a tenant doing business as La Michoacana, for outstanding leasing obligations.

Tax Escrows – On a monthly basis, the borrower is required to deposit 1/12 of the estimated annual taxes, which currently equates to $39,367.

Insurance Escrows – On a monthly basis, if an acceptable blanket policy is no longer in place, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into the insurance reserve account.

Replacement Reserves – On a monthly basis, the borrower is required to deposit $3,438 into a replacement reserve account.

Rollover Reserves – On a monthly basis, the borrower is required to deposit $15,629 ($1.00 PSF) into a rollover reserve account, subject to a cap of three years of collections equal to $562,626.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4949-5227 Lakewood Boulevard Lakewood, CA 90712	Collateral Asset Summary – Loan No. 6 Lakewood Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 64.6% 2.10x 9.0%

Lease Sweep Reserve – During the continuance of a Lease Sweep Period, all excess cash flow (after payment of all amounts due under the loan documents, including the monthly reserves) is required to be swept into the lease sweep reserve account.

Current Mezzanine or Subordinate Indebtedness.   None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release and Substitution. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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505 Fulton Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 7 505 Fulton Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 48.6% 2.67x 9.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

505 Fulton Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 7 505 Fulton Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 48.6% 2.67x 9.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

505 Fulton Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 7 505 Fulton Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 48.6% 2.67x 9.9%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Borrower Sponsors:	Albert Laboz; Jason Laboz; Joseph Jody Laboz
Borrower:	Triad Master Owner LLC
Original Balance(1):	$40,000,000
Cut-off Date Balance(1):	$40,000,000
% by Initial UPB:	4.9%
Interest Rate:	3.53000%
Payment Date:	6th of each month
First Payment Date:	August 6, 2019
Maturity Date:	July 6, 2029
Amortization:	Interest Only
Additional Debt(1):	$45,000,000 Pari Passu Debt
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Springing Hard / Springing
Reserves(2)
	Initial	Monthly	Cap
Taxes:	$77,234	$38,617	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$1,428	$17,131
TI/LC:	$0	$0	NAP
Condominium Common Charges:	$0	Springing	NAP
Other:	$0	$0	NAP

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Brooklyn, NY
Year Built / Renovated:	1890 / 2013
Total Sq. Ft.:	114,209
Property Management:	Self-Managed
Underwritten NOI(3):	$8,444,426
Underwritten NCF:	$8,134,071
Appraised Value:	$175,000,000
Appraisal Date:	June 18, 2019

Historical NOI
Most Recent NOI(3):	$7,457,308 (T-12 May 31, 2019)
2018 NOI:	$8,737,593 (December 31, 2018)
2017 NOI:	$8,804,454 (December 31, 2017)
2016 NOI:	$8,836,998 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	100.0% (July 1, 2019)
2018 Occupancy:	100.0% (December 31, 2018)
2017 Occupancy:	100.0% (December 31, 2017)
2016 Occupancy:	100.0% (December 31, 2016)

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$40,000,000
Pari Passu Notes	45,000,000
Whole Loan	$85,000,000	$744 / $744	48.6% / 48.6%	2.78x / 2.67x	9.9% / 9.6%	9.9% / 9.6%
(1)	The 505 Fulton Street Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding balance as of the Cut-off Date of $85.0 million.

(2)	See “Initial and Ongoing Reserves” herein.

(3)	The increase from Most Recent NOI to Underwritten NOI is attributable to $245,250 of contractual rent steps through September 1, 2019 for H&M and $277,778 which represents the present value of rent steps for Old Navy. In addition, in December of 2018, H&M indicated that they had overpaid their percentage rent by $708,739. Subsequently, the landlord gave them a credit for $227,083 in December. In 2019, H&M indicated that they had overpaid their percentage rent by an additional $236,754, for which they received a credit from January-April 2019, which represents the decrease in Base Rent in T-12 5/31/2019. The credit for their overpaid percentage rent is fully used. H&M is not currently paying percentage rent (See “Major Tenants” below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

505 Fulton Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 7 505 Fulton Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 48.6% 2.67x 9.9%

The Loan. The 505 Fulton Street mortgage loan (the “505 Fulton Street Loan”) is part of a whole loan (the “505 Fulton Street Whole Loan”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a portion of a Class A retail condominium located in Brooklyn, New York (the “505 Fulton Street Property”). The 505 Fulton Street Loan, which is evidenced by the non-controlling note A-1, has an outstanding principal balance as of the Cut-off Date of $40.0 million and represents approximately 4.9% of the Initial Pool Balance.

The relationship between the holders of the 505 Fulton Street Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	CD 2019-CD8	No
A-2	45,000,000	45,000,000	CGCMT 2019-GC41(1)	Yes
Total	$85,000,000	$85,000,000
(1)	Expected to be contributed to the CGCMT 2019-GC41 transaction, which is scheduled to close on or about August 20, 2019.

The 505 Fulton Street Whole Loan, which accrues interest at an interest rate of 3.53000% per annum, was originated by Citi Real Estate Funding Inc. on July 3, 2019, had an original principal balance of $85.0 million and has an outstanding principal balance as of the Cut-off Date of $85.0 million. The 505 Fulton Street Whole Loan had an initial term of 120 months, has a remaining term of 119 months and is interest-only for the term of the loan. The 505 Fulton Street Whole Loan has a maturity date of July 6, 2029. The proceeds of the 505 Fulton Street Whole Loan were primarily used to refinance prior debt secured by the 505 Fulton Street Property, return equity to the borrower sponsor, pay origination costs and fund upfront reserves.

The most recent prior financing of the 505 Fulton Street Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$85,000,000	100.0%	Loan Payoff	$64,909,586	76.4%
			Closing Costs	1,894,880	2.2
			Upfront Reserves	77,234	0.1
			Return of Equity	18,118,300	21.3
Total Sources	$85,000,000	100.0%	Total Uses	$85,000,000	100.0%

The Borrower / Borrower Sponsor.    The borrower is Triad Master Owner LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 505 Fulton Street Whole Loan.

The borrower sponsors and non-recourse carveout guarantors are Albert Laboz, Jason Laboz and Joseph Jody Laboz of United American Land, LLC (“UAL”). UAL is a family-owned real estate development, investment and management company based out of New York City. As of July 2019, UAL owned and managed approximately 50 properties located throughout Manhattan, Brooklyn and Queens. With a goal of restoring, improving and reinventing historic buildings in TriBeCa, Soho, the Flatiron district and Brooklyn, UAL seeks to add value to its acquisitions via conversion from commercial use to luxury residences, or through upgraded retail use. Some of UAL’s owned buildings include 319 Broadway, The Constable Building and Soho Mews in New York City.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

505 Fulton Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 7 505 Fulton Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 48.6% 2.67x 9.9%

The Property.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent(3)	Lease Expiration	Sales PSF	Sales Date	Occupancy Cost(4)
Old Navy(5)	NR / Baa2 / BB+	22,477	19.7%	$145.83	35.7%	6/30/2025	$426	T-12 6/30/2018	40.0%
H&M	NR / NR / NR	29,600	25.9	$100.35	32.3	1/31/2029	$537	T-12 12/31/2018	18.7%
Nordstrom Rack(6)	BBB+ / Baa1 / BBB+	40,523	35.5	$52.25	23.0	4/30/2024	$396	T-12 4/30/2018	14.3%
TJ Maxx(7)	NR / A2 / A+	21,609	18.9	$38.18	9.0	4/30/2024	$424	T-12 1/31/2018	10.1%
Total / Wtd. Avg. Major Tenants		114,209	100.0%	$80.47	100.0%
Total / Wtd. Avg. Occupied Collateral		114,209	100.0%	$80.47	100.0%
Vacant		0	0.0
Total		114,209	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Includes the present value of rent steps for Old Navy through its lease term ($277,778) and contractual rent steps through September 1, 2019 for H&M ($245,250).

(4)	Occupancy Cost is calculated using the most recent tenant reported sales and the U/W gross rent.

(5)	Old Navy has two, five-year renewal options under its lease.

(6)	Nordstrom Rack has four, five-year renewal options under its lease.

(7)	TJ Maxx has three, five-year renewal options under its lease.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent(3)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2021	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2022	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2023	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2024	2	62,132	54.4	62,132	54.4%	$47.36	32.0	32.0%
2025	1	22,477	19.7	84,609	74.1%	$145.83	35.7	67.7%
2026	0	0	0.0	84,609	74.1%	$0.00	0.0	67.7%
2027	0	0	0.0	84,609	74.1%	$0.00	0.0	67.7%
2028	0	0	0.0	84,609	74.1%	$0.00	0.0	67.7%
2029	1	29,600	25.9	114,209	100.0%	$100.35	32.3	100.0%
Thereafter	0	0	0.0	114,209	100.0%	$0.00	0.0	100.0%
Vacant	NAP	0	0.0	114,209	100.0%	NAP	NAP	100.0%
Total / Wtd. Avg.	4	114,209	100.0%			$80.47	100.0%
(1)	Based on the underwritten rent roll dated July 1, 2019.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Includes the present value of rent steps for Old Navy through its lease term ($277,778) and contractual rent steps through September 1, 2019 for H&M ($245,250).

The 505 Fulton Street Property is the 114,209 sq. ft. retail condominium portion of an eight-story, newly renovated mixed use building located at 505 Fulton Street in Brooklyn, New York. The entire building, which consists of 300,000 sq. ft., includes approximately 200,000 sq. ft. of upper level luxury apartment rentals, which are not included as collateral for the 505 Fulton Street Whole Loan. The retail condominium unit holds 46.78% of the common elements of the condominium regime and the residential condo unit holds 53.22% of the common elements of the condominium regime. The retail condominium appoints one manager and the residential condominium appoints two managers to a three manager board. Voting is generally by majority vote of the common interest holders. Certain decisions require a higher voting threshold and/or the consent of mortgagees. The residential condominium is currently owned by an affiliate of the related borrower owner of the retail condominium. The building, which was originally constructed in 1890 and known as the Offerman Building, was landmarked in 2005 and previously utilized as retail space on the lower floors and office space on the upper floors. In 2011, the borrower sponsor began repositioning the property into a retail and multifamily mixed use building through a $44.6 million renovation. The renovation of the retail portion was completed in 2013, followed by the completion of the luxury multifamily units (known as The Offerman House) which began leasing in 2017. The 505 Fulton Street Property was 100.0% leased by Old Navy, TJ Maxx, H&M and Nordstrom Rack as of the underwritten rent roll dated July 1, 2019. There is currently a temporary certificate of occupancy (“TCO”) at the property, which expires in September 2019. The borrower has covenanted to cause the board of managers (or an affiliate of the borrower) to continuously maintain the TCO and obtain a permanent certificate of occupancy, and the loan will be recourse to the borrower for losses in connection with the failure to maintain the TCO and obtain a permanent certificate of occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

505 Fulton Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 7 505 Fulton Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 48.6% 2.67x 9.9%

Tax Abatement. The 505 Fulton Street Property benefits from a 25-year Industrial & Commercial Incentive Program (“ICIP”) tax abatement that began in 2014 after completion of the repositioning. The ICIP abatement assumes that taxes are payable on the subject land based on current assessments; however, the assessment for the improvements is 100% exempt from real estate taxes for the first 15 years and is reduced by 10% annually until the exemption expires in the 2039/2040 tax year. According to the appraisal, the estimated transitional assessed value for the land and improvements for the 2019/2020 tax year was equal to $3,368,160 and $14,493,062, respectively. Taxes were underwritten at the 2019/2020 abated tax amount of $443,682, which includes $86,012 of business improvement district taxes.

Major Tenants.

Old Navy (22,477 sq. ft.; 19.7% of NRA; 35.7% of U/W Base Rent): Old Navy occupies 22,477 sq. ft. of retail space through June 2025 with two, five-year renewal options. In connection with the exercise of the first renewal option, Old Navy must renew at an annual base rent of $4,427,500 and in connection with the exercise of the second renewal option, Old Navy would be required to pay an annual base rent equal to the greater of (i) $5,091,625 and (ii) 95% of fair market rent. Old Navy’s space consists of 17,512 sq. ft. of ground floor retail space and 4,965 sq. ft. of mezzanine level space (utilized for administrative and storage purposes only). U/W Base Rent per sq. ft. for Old Navy is equal to $145.83 (which is inclusive of the present value of rent steps through the remaining term of the original lease ($12.36 per sq. ft.)). As of the trailing 12-month period ending June 2018, Old Navy reported sales of $426 per sq. ft. (equal to gross sales of approximately $9.6 million). Old Navy is required to pay percentage rent equal to (i) 10% of all gross sales for the applicable reporting period in excess of $18.0 million but equal to or less than $23.0 million and (ii) 5% of all gross sales for the applicable reporting period in excess of $23.0 million.

Old Navy is owned by The Gap Inc. (rated Baa2 by Moody’s and BB+ by S&P). The Gap Inc. is an American global apparel retailer that was founded in 1969 and is currently headquartered in San Francisco, California. The Gap Inc. currently operates approximately 3,700 owned and franchised stores globally and over the years has extended its original brand to include GapBody, GapKids and babyGap and has added brands such as Banana Republic, Old Navy, Athleta and Hill City. Old Navy opened its first store in 1994 in the United States and has since expanded to more than 1,100 stores around the world. According to The Gap Inc.’s 2018 annual report, Old Navy has increased net sales on a comparable store basis by 1.0%, 6.0% and 3.0% for the fiscal years ended 2016, 2017 and 2018, respectively.

H&M (29,600 sq. ft.; 25.9% of NRA; 32.3% of U/W Base Rent): H&M occupies 12,600 sq. ft. of ground floor retail space and 17,000 sq. ft. of retail space on the lower level of the 505 Fulton Street Property through January 2029 with no renewal options. U/W Base Rent per sq. ft. for H&M is $100.35 (which includes $8.29 of contractual rent steps occurring on September 1, 2019). As of the trailing 12-month period ending December 2018, H&M reported sales of $537 per sq. ft. (equal to gross sales of approximately $15.9 million). H&M is required to pay percentage rent equal to (i) 10% of all gross sales for the applicable reporting period in excess of the First H&M Sales Threshold (as defined below), not to exceed $23.8 million and (ii) 7% of all gross sales for the applicable reporting period in excess of the Second H&M Sales Threshold (as defined below).

“First H&M Sales Threshold” means approximately $17.8 million for years seven through nine, $19.4 million for years 10 through 12 and $21.2 million for years 13 through 15 of the lease term.

“Second H&M Sales Threshold” means approximately $23.8 million for years seven through nine, $25.9 million for years 10 through 12 and $28.2 million for years 13 through 15 of the lease term.

H&M, founded in 1947 by Erling Persson, is a retail company headquartered in Stockholm, Sweden that engages in the sale of clothing, accessories, footwear, cosmetics and home textiles. As of year-end 2018, H&M operated approximately 5,000 stores, with over 550 stores located in the United States. According to H&M’s Q2 2019 report, net sales increased by approximately 11.0% to $11.3 billion for the period beginning December 1, 2018 and ending May 31, 2019 when compared to the same six month period from the year prior.

Environmental Matters. The Phase I environmental report dated June 25, 2019 recommended no further action at the 505 Fulton Street Property other than the implementation of an asbestos operations and maintenance plan, which has been established.

The Market. The 505 Fulton Street Property is located in Brooklyn in Kings County, New York which is part of the New York-Jersey City-White Plains metro area. According to the appraisal, the 505 Fulton Street Property is located at the northeast corner of Fulton and Bridge Streets in Downtown Brooklyn, along the Fulton Street Mall, which is a pedestrian mall that runs along Fulton Street between Boerum Place and Flatbush Avenue. The surrounding area is primarily a commercial area and, according to the appraisal, it is the office and retail center of the Borough of Brooklyn. Downtown Brooklyn is New York City’s third largest central business district after Midtown and Downtown Manhattan. According to the appraisal, residential development activity over the past few years has increased the residential population within Downtown Brooklyn. The majority of office buildings, shopping areas and government uses are located in the northwest portion of Downtown Brooklyn, west of Flatbush Avenue and north of Atlantic Avenue where the Fulton Mall and MetroTech Center are located.

The 505 Fulton Street Property is located just south of the MetroTech Center office complex, a 7.6 million square foot commercial, academic and high technology complex on a ten-block 16-acre site in the center of Downtown Brooklyn. Also within close proximity are Brooklyn’s Borough Hall and Civic Center, the New York Supreme Court, Kings County Family Court, District Attorney, Police and Fire Department Headquarters, NYC Department of Administration, NYC Human Resources Administration, and various other city, state, and federal agencies. In addition, there are several institutional tenants in the local area such as Berkeley College, Saint Francis College,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

505 Fulton Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 7 505 Fulton Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 48.6% 2.67x 9.9%

Polytechnic Institute of New York University, and Long Island University, which support the approximately 60,000 college students in Downtown Brooklyn.

The 505 Fulton Street Property is immediately adjacent to the 2/3 subway lines at the Hoyt-Street – Fulton Street station and the G line at Fulton Street Station. In addition, the subject is located within close proximity to approximately 10 subway lines and 12 bus lines. Additionally, the 505 Fulton Street Property is located five blocks northwest of the Atlantic Terminal transit station, which is the third largest transportation center in New York City. According to the appraisal, the terminal complex, which is used by over 100,000 commuters daily, is a multi-level underground transfer center serving 10 subway lines and the Long Island Railroad. The Brooklyn and Manhattan Bridge ramps are less than 12 blocks to the north of the 505 Fulton Street Property. Additionally, the Brooklyn-Queens Expressway, with access ramps in the neighborhood, provides two routes to LaGuardia Airport and JFK International Airport, the Verrazano Bridge, Staten Island and New Jersey. According to the appraisal, the year-end population in a 0.5-, 1.0- and 1.5-mile radius was 33,432, 132,998 and 245,347, respectively, with an average household income in a 0.5-, 1.0- and 1.5-mile radius of $141,305, $147,730 and $134,183, respectively.

The 505 Fulton Street Property is located within the Downtown retail submarket of Brooklyn. According to a third party report, as of year-end 2018, the Downtown Brooklyn retail submarket contained approximately 6.7 million sq. ft. of retail space, had a direct vacancy rate of 4.0% and market rent of $75.89 per SF.

In determining market rent for the 505 Fulton Street Property, the appraiser identified the eleven comparable retail tenants or space offerings located in the Fulton Street retail corridor of Brooklyn listed in the table below.

Retail Rent Comparables(1)
Property Name	Tenant	Lease Term	Lease Start Date	Lease Type	Rent per SF (Grade)	Rent per SF (Upper Level)	Rent per SF (Lower Level)
505 Fulton Street Property(2)	NAP	11.6(3)	March 2014(3)	Gross	$250.00(3)	$60.00(3)	$40.00(3)
1 Flatbush Avenue	Offering	10.0	—	Gross	$300.00	$125.00	$80.00
493 Fulton Street	Offering	10.0	—	Gross	$250.00	$100.00	NAP
522 Fulton Street	Offering	10.0	—	Gross	$235.00	NAP	$25.00
519 Fulton Street	Offering	10.0	—	Gross	$215.00	$35.00-40.00	$25.00
166 Flatbush Avenue	Chick-fil-A	10.0	September 2018	Gross	$250.00	NAP	NAP
300 Ashland Place	Whole Foods	10.0	January 2017	Gross	$160.00	NAP	$30.00
113-123 Flatbush Avenue	Apple	10.0	April 2016	Gross	$210.00	NAP	NAP
425 Fulton Street	Zumies	10.0	December 2016	Gross	$235.00	NAP	$25.00
468 Fulton Street	Footaction Agent 23	10.0	June 2016	Gross	$260.00	$20.00-40.00	$30.00
447 Fulton Street	Ann Taylor	10.0	January 2016	Gross	$325.00	NAP	NAP
1 Dekalb Avenue	Trader Joe’s	10.0	September 2015	Gross	NAP	NAP	$70.00
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated July 1, 2019.

(3)	Represents the appraisal’s market rent conclusions for the 505 Fulton Street Property.

Market Rent Analysis(1)
	NRA(2)	Appraisal Market Rent PSF (Gross)	U/W Base Rent PSF (Gross)(2)	% Below Market
H&M
Ground Floor	12,600	$250.00
Lower Level	17,000	$40.00
Sub-Total/Wtd. Avg.	29,600	$129.39	$100.70	28.5%
Old Navy
Ground Floor	17,512	$250.00
Mezzanine	4,965	$45.00
Sub-Total/Wtd. Avg.	22,477	$204.72	$170.62	20.0%
Nordstrom Rack
Second Floor	40,523	$60.00	$56.52	6.2%
TJ Maxx
Lower Level	21,609	$40.00	$42.64	-6.2%
Total/Wtd. Avg.	114,209	$102.68	$87.80	16.9%
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated July 1, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

505 Fulton Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 7 505 Fulton Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 48.6% 2.67x 9.9%

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-12 5/31/2019(1)	U/W(1)	U/W PSF(1)
Base Rent(2)	$8,250,000	$8,345,245	$8,185,283	$7,475,799	$9,190,528	$80.47
Reimbursements	701,691	713,737	807,699	806,637	836,982	$7.33
Other Income(3)	629,147	629,147	576,718	0	0	$0.00
Gross Up Vacancy	0	0	0	0	0	$0.00
Gross Potential Rent	$9,580,838	$9,688,129	$9,569,700	$8,282,436	$10,027,509	$87.80
Less: Vacancy(4)	0	0	0	0	(421,320)	($3.69)
Effective Gross Income	$9,580,838	$9,688,129	$9,569,700	$8,282,436	$9,606,189	$84.11
Total Variable Expenses(5)	258,185	357,580	326,861	319,883	640,144	$5.61
Total Fixed Expenses(6)	485,655	526,095	505,246	505,245	521,619	$4.57
Net Operating Income	$8,836,998	$8,804,454	$8,737,593	$7,457,308	$8,444,426	$73.94
Capital Expenditures	0	0	0	0	17,131	$0.15
TI/LC	0	0	0	0	293,224	$2.57
Net Cash Flow	$8,836,998	$8,804,454	$8,737,593	$7,457,308	$8,134,071	$71.22

(1)	The increase from T-12 5/31/2019 Net Operating Income to U/W Net Operating Income is attributable to $245,250 of contractual rent steps through September 1, 2019 for H&M and $277,778, which represents the present value of rent steps through the lease term for Old Navy. In addition, in December of 2018, H&M indicated that they had overpaid their percentage rent by $708,739. Subsequently, the landlord gave them a rent credit for $227,083 in December. In 2019, after further review, H&M indicated that they had overpaid their percentage rent by an additional $236,754, for which they received a rent credit from January-April 2019, which represents the decrease in Base Rent in T-12 5/31/2019. The credit for their overpaid percentage rent is fully used. H&M is not currently paying percentage rent.

(2)	U/W Base Rent is based on the underwritten rent roll dated July 1, 2019 and includes the present value of rent steps through the lease term for Old Navy ($277,778) and contractual rent steps through September 1, 2019 for H&M ($245,250).

(3)	Other Income consists of percentage rent.

(4)	U/W Vacancy represents the underwritten economic vacancy of 4.2%.

(5)	Historical Total Variable Expenses do not include any management fee since the 505 Fulton Street Property is self-managed. The U/W Total Variable Expenses include an underwritten management fee equal to 3.0% of effective gross income.

(6)	Historical and U/W Total Fixed Expenses represent the abated real estate taxes at the 505 Fulton Street Property. See “Tax Abatement” above.

Property Management.   The 505 Fulton Street Property is self-managed by the borrower sponsor.

Lockbox / Cash Management.     The loan documents require a springing hard lockbox and springing cash management. The 505 Fulton Street Whole Loan requires that following the occurrence of a 505 Fulton Street Trigger Period (as defined below) the borrower or property manager, as applicable, (i) deposit into the lockbox account, immediately after receipt, all rents and other revenue of any kind received by the borrower or the property manager with respect to the 505 Fulton Street Property and (ii) within five days after the occurrence of a 505 Fulton Street Trigger Period, deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of a 505 Fulton Street Trigger Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the 505 Fulton Street Whole Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 505 Fulton Street Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 505 Fulton Street Whole Loan. To the extent that no 505 Fulton Street Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “505 Fulton Street Trigger Period” will commence upon the occurrence of (i) an event of default, (ii) the debt yield being less than 7.25% or (iii) the occurrence of a Specified Tenant Trigger Period (as defined below), and will end, (a) with respect to clause (i) upon a cure, if applicable, of the event of default, (b) with respect to clause (ii), if the debt yield is at least 7.25% for two consecutive calendar quarters, and (c) with respect to clause (iii), a Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant Trigger Period” means a period (a) commencing on the first to occur of (i) any Specified Tenant (defined below) being in monetary or material non-monetary default under the Specified Tenant lease beyond applicable notice and cure periods, (ii) any Specified Tenant (or any permitted assignee or subtenant) failing to be in actual, physical possession of its space, failing to operate in its premises for the purpose contemplated under its lease and/or “going dark” (except in connection with a repair, alteration or re-stocking of the Specified Tenant space for a period not to exceed 90 days or with respect to a casualty or condemnation and the Specified Tenant space is subject to ongoing restoration in accordance with the 505 Fulton Street Whole Loan documents), (iii) any Specified Tenant giving written notice to the borrower that it is terminating its lease for all or any portion of its space, (iv) any termination or cancellation of any Specified Tenant lease and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of any Specified Tenant and/or guarantor of a Specified Tenant lease, or (vi) any Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the earlier of 12 months prior to the expiration of the current term or the date upon which the Specified Tenant lease obligates the Specified Tenant to renew its lease in accordance with the applicable terms for a minimum of five years and (b) expiring upon the lender’s receipt of such reasonably satisfactory evidence of (A) the applicable cure of such trigger or (B) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) in accordance with the 505 Fulton Street Whole Loan documents and the applicable tenant thereunder is in actual, physical occupancy and open for business in the space demised under the lease and paying the full amount of rent due thereunder.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

505 Fulton Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 7 505 Fulton Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 48.6% 2.67x 9.9%

A “Specified Tenant” means (i) any tenant whose lease, individually or when aggregated with all other leases at the 505 Fulton Street Property with the same tenant, or any affiliate of such tenant, either (a) accounts for 20.0% or more of total rental income for the 505 Fulton Street Property, or (b) demises 20.0% or more of the 505 Fulton Street Property’s total square footage and (ii) any other subsequent lessee(s) of the Specified Tenant space.

Initial and Ongoing Reserves.    On the origination date of the 505 Fulton Street Whole Loan, the borrower funded a tax reserve of $77,234.

Tax Reserves. On each payment date, the borrower is required to deposit reserves of 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be $38,617).

Insurance Reserves. At the lender’s option, insurance escrows are waived so long as the 505 Fulton Street Property is covered by an acceptable blanket policy (which is currently maintained). If such conditions are no longer satisfied, on each payment date, the borrower will be required to fund an insurance reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage.

Replacement Reserves. On each payment date, the borrower is required to deposit $1,428 into a replacement reserve for capital expenditures (subject to a cap of $17,131).

Condominium Common Charges Reserves. From and after any time in which the board of managers imposes condominium common charges on the borrower, on each payment date, the borrower will be required to deposit an amount equal to one-twelfth (1/12) of the condominium common charges that the lender estimates will be payable during the next ensuing 12 months in order to accumulate sufficient funds to pay all such condominium common charges at least 30 days prior to their respective due dates. Condominium common charges are currently not being charged at the 505 Fulton Street Property, therefore the condominium common charges are currently waived.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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600 North Jackson Road Pharr, TX 78577	Collateral Asset Summary – Loan No. 8 Pharr Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 67.1% 1.36x 8.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

600 North Jackson Road Pharr, TX 78577	Collateral Asset Summary – Loan No. 8 Pharr Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 67.1% 1.36x 8.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

600 North Jackson Road Pharr, TX 78577	Collateral Asset Summary – Loan No. 8 Pharr Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 67.1% 1.36x 8.6%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsor:	Herbert L. Levine
Borrower:	PTC TX Holdings, LLC
Original Balance(1):	$40,000,000
Cut-off Date Balance(1):	$40,000,000
% by Initial UPB:	4.9%
Interest Rate:	4.45000%
Payment Date:	6th of each month
First Payment Date:	September 6, 2019
Maturity Date:	August 6, 2029
Amortization:	Interest only for the first 36 months, 360 months thereafter
Additional Debt(1):	$30,000,000 Pari Passu Debt
Call Protection(2):	L(24), D(92), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$37,602	Springing	NAP
Replacement:	$0	$4,378	NAP
TI/LC:	$101,284	$18,242	$1,150,000
Cinemark Tenant Sweep:	$0	Springing	$1,250,000
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Pharr, TX
Year Built / Renovated:	2013-2019 / NAP
Total Sq. Ft.:	437,815
Property Management:	Levcor, Inc.
Underwritten NOI:	$6,010,221
Underwritten NCF:	$5,738,775
Appraised Value:	$104,360,000
Appraisal Date:	May 16, 2019

Historical NOI(4)
Most Recent NOI:	$5,702,634 (T-12 March 31, 2019)
2018 NOI:	$5,455,644 (December 31, 2018)
2017 NOI:	NAP
2016 NOI:	NAP

Historical Occupancy(4)
Most Recent Occupancy:	97.3% (June 25, 2019)
2018 Occupancy:	96.0% (December 31, 2018)
2017 Occupancy:	NAP
2016 Occupancy:	NAP

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF(5)	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$40,000,000
Pari Passu Notes	30,000,000
Whole Loan	$70,000,000	$160 / $140	67.1% / 58.6%	1.42x / 1.36x	8.6% / 8.2%	9.8% / 9.4%
(1)	The Pharr Town Center Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding balance as of the Cut-off Date of $70.0 million.

(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of September 6, 2019. Defeasance of the full $70.0 million Pharr Town Center Whole Loan (as defined below) is permitted after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu companion loan to be securitized and (ii) July 8, 2022. The actual lockout period may be longer.

(3)	See “Initial and Ongoing Reserves” herein.

(4)	Historical NOI and Historical Occupancy are unavailable because the property was not substantially completed until 2017.

(5)	Based on amortizing debt service payments. Based on interest only payments for the first 36 months, the U/W NOI DSCR and U/W NCF DSCR are 1.90x and 1.82x, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

600 North Jackson Road Pharr, TX 78577	Collateral Asset Summary – Loan No. 8 Pharr Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 67.1% 1.36x 8.6%

The Loan.  The Pharr Town Center loan (the “Pharr Town Center Loan”) is part of a whole loan (the “Pharr Town Center Whole Loan”) evidenced by two pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $70,000,000. The Pharr Town Center Whole Loan is secured by a first mortgage lien on the borrower’s fee simple interest in an anchored retail center in Pharr, Texas (the “Pharr Town Center Property”). Only the controlling Note A-1, with an outstanding principal balance as of the Cut-off Date of $40,000,000, is being contributed to the CD 2019-CD8 mortgage trust and constitutes the Pharr Town Center Loan.

The relationship between the holders of the Pharr Town Center Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	CD 2019-CD8	Yes
A-2	30,000,000	30,000,000	DBRI	No
Whole Loan	$70,000,000	$70,000,000

The Pharr Town Center Whole Loan has a 10-year term and is interest only for 36 months, and thereafter amortizes based on a 360 month amortization period. The Pharr Town Center Whole Loan accrues interest at an interest rate of 4.45000% per annum. The Pharr Town Center Whole Loan proceeds, along with approximately $9.2 million of borrower sponsor equity, were used to refinance existing debt, fund reserves and pay closing costs. Based on the appraised value of $104.4 million as of May 16, 2019 (which includes $4,380,000 representing the net present value, as determined in the appraisal, of remaining sales tax reimbursements due with respect to the Pharr Town Center Property pursuant to an agreement with the City of Pharr), the Cut-off Date LTV Ratio is 67.1%. The most recent financing of the Pharr Town Center Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$70,000,000	88.4%	Loan Payoff	$77,511,456	97.9%
Sponsor Equity	9,185,024	11.6	Upfront Reserves	138,885	0.2
			Closing Costs	1,534,683	1.9
Total Sources	$79,185,024	100.0%	Total Uses	$79,185,024	100.0%

The Borrower / Borrower Sponsor. The borrower is PTC TX Holdings, LLC a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The borrower sponsor and non-recourse carveout guarantor is Herbert L. Levine.

Mr. Levine founded Levcor, Inc. in 1980 (nearly 40 years ago) and serves as its President. Mr. Levine has been involved in the development, leasing and management of over 25.0 million sq. ft. of retail centers and office buildings during his career. Levcor has 19 current projects in Texas and North Carolina with Pharr Town Center being the largest by square footage.

The Property.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
							Sales PSF(3)	Occupancy Cost(3)
Anchor/Subanchor Tenants
Academy	NR / Caa1 / CCC+	71,821	16.4%	$10.29	12.8%	3/31/2031	$278	5.8%
Cinemark	NR / NR / BB	63,504	14.5	$15.50	17.0	12/31/2028	$252	8.5%
Main Event	NR / B3 / B-	58,000	13.2	$12.00	12.1	8/31/2029	$155	11.6%
Ross Dress for Less	NR / A2 / A-	28,000	6.4	$11.50	5.6	1/31/2028	$464	3.8%
Buy Buy Baby	NR / Baa3 / BB+	25,056	5.7	$7.00	3.0	1/31/2028	$191	6.8%
TJ Maxx	NR / A2 / A+	22,000	5.0	$10.00	3.8	5/31/2026	$477	3.3%
Bealls	NR / NR / NR	21,000	4.8	$11.00	4.0	1/31/2027	$143	11.9%
Jo-Ann Stores	NR / NR / NR	20,157	4.6	$11.25	3.9	1/31/2027	NAV	NAV
Subtotal / Wtd. Avg.		309,538	70.7%	$11.61	62.2%
Remaining Major Tenants (>10,000 SF)(4)		85,278	19.5	$13.96	20.6
Remaining Inline Tenants (<10,000 SF)(5)		31,167	7.1	$31.20	17.2
Occupied Subtotal / Wtd. Avg.		425,983	97.3%	$13.56	100.0%
Vacant Space		11,832	2.7
Total / Wtd. Avg.		437,815	100.0%

(1)	Based on the underwritten rent roll dated June 25, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Sales PSF and Occupancy Costs are as of December 31, 2018.

(4)	Major Tenants % of Total U/W Base Rent is inclusive of Crunch Fitness.

(5)	Inline Tenants % of Total U/W Base Rent is inclusive of Sprint Spectrum LP (Tower).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

600 North Jackson Road Pharr, TX 78577	Collateral Asset Summary – Loan No. 8 Pharr Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 67.1% 1.36x 8.6%

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	1	2,500	0.6	2,500	0.6%	$21.60	0.9	0.9%
2020	0	0	0.0	2,500	0.6%	$0.00	0.0	0.9%
2021	2	3,300	0.8	5,800	1.3%	$26.36	1.5	2.4%
2022	6	26,188	6.0	31,988	7.3%	$19.96	9.1	11.5%
2023	1	1,300	0.3	33,288	7.6%	$23.00	0.5	12.0%
2024	3	14,556	3.3	47,844	10.9%	$20.41	5.1	17.2%
2025	0	0	0.0	47,844	10.9%	$0.00	0.0	17.2%
2026	4	39,400	9.0	87,244	19.9%	$12.65	8.6	25.8%
2027	3	43,657	10.0	130,901	29.9%	$13.92	10.5	36.3%
2028	6	159,254	36.4	290,155	66.3%	$13.16	36.3	72.6%
2029	3	64,007	14.6	354,162	80.9%	$13.18	14.6	87.2%
Thereafter	1	71,821	16.4	425,983	97.3%	$10.29	12.8	100.0%
Vacant	NAP	11,832	2.7	437,815	100.0%	NAP	NAP
Total / Wtd. Avg.	30	437,815	100.0%			$13.56	100.0%
(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(2)	Based on the underwritten rent roll dated June 25, 2019.

The Pharr Town Center Property is a Class A, 437,815 sq. ft., 32-unit lifestyle center located at 600 North Jackson Road at US Expressway 83 in Pharr, Texas. The Pharr Town Center Property is located along the southern border of Texas and is part of the greater Rio Grande Valley area (“RGV”). The borrower sponsor constructed the Pharr Town Center Property in phases from 2013 to 2019 and substantially completed it in 2017.

As of March 31, 2019, the Pharr Town Center Property was 97.3% leased to 30 local and national tenants, including a major cinema, a sports and outdoor goods retailer, off-price clothing stores, home goods stores, a bowling and entertainment center, a health club, and restaurants. The Pharr Town Center Property is anchored by Academy Sports & Outdoors (71,821 sq. ft.; 16.4% of the NRA; 12.8% of U/W Base Rent; lease expiration 3/31/2031), Cinemark (63,504 sq. ft.; 14.5% of the NRA; 17.0% of the U/W Base Rent; lease expiration 12/31/2028), and Main Event (58,000 sq. ft.; 13.2% of the NRA; 12.1% of the U/W Base Rent; lease expiration 8/31/2029). The tenancy has a weighted average remaining lease term of 8.6 years while the anchors display a weighted average remaining lease term of 10.6 years. In addition, the tenancy includes six investment grade tenants representing approximately 22.8% of the net rentable area.

The Pharr Town Center Property is subject to an agreement with the City of Pharr (the “TIF Agreement”) which provides for the City to create Tax Increment Reinvestment Zone #3 (“TIRZ #3”) with respect to the Pharr Town Center Property, and to reimburse the borrower 25% of the City’s sales taxes collected each year within TIRZ #3 up to a maximum aggregate reimbursement of $8,000,000. The TIF Agreement terminates on December 31, 2029, or until such earlier date as the reimbursement reaches $8,000,000. The Cinemark theater tenant and a restaurant tenant at the Pharr Town Center Property are excluded from TIRZ #3. The TIF Agreement may also be terminated by the City (i) upon a default by borrower of its obligations under the TIF Agreement after written notice from the City of the default and a 30 day cure period, which may be extended as is reasonably necessary if the borrower is diligently pursuing a cure, or (ii) if the borrower is convicted of a violation of 8 U.S.C. Section 1324a (f) due to employing undocumented workers. As of December 31, 2018, approximately $1.02 million of sales tax reimbursements had been received under the TIF Agreement.

Environmental Matters. According to a Phase I environmental report, dated June 3, 2019, there are no recognized environmental conditions or recommendations for further investigation at the Pharr Town Center Property.

The Market. The Pharr Town Center Property is located in the McAllen Retail Market (the “Market”), which is home to 1.3 million people, 12 international ports of entry, 11 major medical centers, 25 bank brands, 21 golf courses, and over $41.0 billion in cross-border annual cargo trade. This Market also has the highest retail sales per household in Texas and an average vacancy rate of 5.4% as of the trailing five-year period ending the first quarter of 2019. The Pharr International Bridge, located 10 miles south of the Pharr Town Center Property, accommodates the entry of 60% of the produce consumed in the United States. The Pharr Town Center Property is located in the Pharr Retail Submarket, which as of the first quarter of 2019, had a vacancy rate of 4.9%. The Pharr Town Center Property has significant frontage on the north side of Pharr and McAllen’s major east-west thoroughfare, U.S. Expressway 83 (Interstate 2). As a result, the Pharr Town Center Property is visible to more than 150,000 vehicles that pass by the location daily on Interstate 2 East and West, while simultaneously offering ingress/egress to the Pharr Town Center Property from West Frontage Road, North Jackson Road, and West Polk Avenue leading to a high volume of shoppers from the surrounding areas. According to the appraisal, as of 2018, the population within a 1-mile, 3-mile and 5-mile radius was 9,667, 103,969 and 244,607, respectively. Over the same period, within a 1-mile, 3-mile and 5-mile radius, the average household income was $44,150, $57,946 and $62,012, respectively.

According to a market research report, the Pharr Town Center Property is located in the Pharr retail submarket. As of the first quarter of 2019, the Pharr retail submarket consisted of approximately 2.9 million sq. ft., which represents approximately 7.8% of the Market. Since 2017, the Pharr retail submarket vacancy has remained between 10.7% and 3.5% with an average of 5.1%. As of the first quarter of 2019, approximately 2.8 million sq. ft. of available retail space was occupied (including sublet space), resulting in a vacancy rate of 5.0% for the Pharr retail submarket. Over the same period, the submarket’s net absorption was a negative 702 sq. ft.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

600 North Jackson Road Pharr, TX 78577	Collateral Asset Summary – Loan No. 8 Pharr Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 67.1% 1.36x 8.6%

The following tables present certain information relating to the competitive set and comparable leases for the Pharr Town Center Property:

Competitive Set & Comparable Leases (Anchor Retail Tenant)(1)
Property Name	Location	Tenant Name	Lease Area	Lease Date	Lease Term	Base Rent PSF
Pharr Town Center Property	Pharr, TX	Academy	71,821(2)	Mar-16(2)	15.0(2)	$10.29(2)
NAV	Southeast	Academy	87,117	Jun-11	20.0	$9.10
NAV	East	Academy	100,005	May-12	15.0	$7.00
NAV	Northwest	Dick’s Sporting Goods	105,000	Oct-16	15.0	$13.84
NAV	South	Academy	63,079	Oct-16	15.0	$9.96
NAV	Southwest	Gander Mountain	52,000	Nov-14	15.0	$14.25
NAV	Northwest	HEB	71,709	Oct-12	25.0	$8.00
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated June 25, 2019. The Base Rent PSF represents the weighted average base rent PSF for the anchor retail tenant.

Competitive Set & Comparable Leases (Inline Tenants)(1)
Property Name	Location	Year Built / Renovated	Tenant Name	Lease Area	Lease Date	Lease Term	Base Rent PSF
Pharr Town Center Property	Pharr, TX	2013-2019 / NAP	Various	Various(2)	Various(2)	Various(2)	$31.20(2)
1919 W Expressway 83	Weslaco, TX	2015 / NAP	Verizon	2,997	Sept-16	10.0	$30.00
83 Citrus Grove	McAllen, TX	2012 / NAP	1130 Design Development	1,744	May-16	3.0	$24.00
McAllen Retail	McAllen, TX	2011 / NAP	Jason’s Deli	4,772	Sept-18	5.0	$35.00
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated June 25, 2019. The Base Rent PSF represents the weighted average base rent PSF for the inline tenants.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2018		U/W	U/W
		T-12 3/31/2019		PSF
Base Rent	$5,468,287	$5,538,684	$5,775,376	$13.19
Rent Steps(2)	0	0	49,695	$0.11
Gross Up Vacancy	0	0	367,384	$0.84
Gross Potential Rent	$5,468,287	$5,538,684	$6,192,455	$14.14
Reimbursements	2,283,014	2,349,633	2,559,037	$5.85
Other Income(3)	559,154	715,744	638,921	$1.46
Vacancy & Credit Loss	(27,801)	(27,801)	(437,575)	($1.00)
Effective Gross Income	$8,282,654	$8,576,261	$8,952,839	$20.45

Real Estate Taxes	1,768,212	1,781,995	1,876,572	$4.29
Insurance	136,806	142,549	166,195	$0.38
Management Fee	346,722	343,041	358,114	$0.82
Other Operating Expenses	575,270	606,042	541,738	$1.24
Total Operating Expenses	$2,827,010	$2,873,627	$2,942,618	$6.72

Net Operating Income	$5,455,644	$5,702,634	$6,010,221	$13.73
TI/LC	0	0	218,908	$0.50
Capital Expenditures	0	0	52,538	$0.12
Net Cash Flow	$5,455,644	$5,702,634	$5,738,775	$13.11
(1)	Historical Cash flows are unavailable because the Pharr Town Center Property was not substantially completed until 2017.

(2)	Represents contractual rent steps through August 2020.

(3)	Other Income represents sales tax reimbursements under the TIF Agreement and % rent stemming from Buy Buy Baby. Underwritten Other Income includes $500,900 in sales tax reimbursements under the TIF Agreement, and $138,021 in % rent.

Property Management.   The Pharr Town Center Property is managed by Levcor, Inc., an affiliate of the borrower.

Lockbox / Cash Management.  The Pharr Town Center Whole Loan is structured with a hard lockbox and springing cash management. All tenants at the Pharr Town Center Property are required to deposit all rents and payments into a lender controlled lockbox account. To the extent no Trigger Period (as defined below) is continuing, all funds in the lockbox account are required to be transferred to or at the direction of the borrower. Following the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept each business day to a cash management account under the control of the lender and disbursed in accordance with the loan documents, and all excess cash flow after debt service, reserves, operating expenses and extraordinary expenses is required to remain in the lender controlled account and be held as additional collateral for the Pharr Town Center Whole Loan; provided, however, that if a Cinemark Tenant Trigger Period (as defined below) is then continuing, to the extent described below, the excess cash flow is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

600 North Jackson Road Pharr, TX 78577	Collateral Asset Summary – Loan No. 8 Pharr Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 67.1% 1.36x 8.6%

required to be deposited into a Cinemark sweep reserve account to be applied pursuant to the loan documents to tenant improvements and leasing commissions with respect to the Cinemark space.

A “Trigger Period” means any period during the continuance of (i) an event of default under the loan documents, (ii) a Low DSCR Trigger Period (as defined below), or (iii) the commencement of a Cinemark Tenant Trigger Period until such time the borrower has cured the applicable Trigger Period in accordance with the terms of the loan documents.

A “Low DSCR Trigger Period” means any period during the continuance of which the amortizing debt service coverage ratio is less than 1.20x and will end on the date an amortizing debt service coverage ratio of at least 1.20x is achieved for two consecutive calendar quarters.

A “Cinemark Tenant Trigger Period” means any period commencing upon Cinemark (i) being in monetary or other material default under its lease beyond 30 days, (ii) failing to be in physical possession of its space or going dark in its space, (iii) giving notice of termination or cancellation of its lease, (iv) cancelling or terminating its lease, (v) becoming (or its parent becoming) bankrupt or insolvent or (vi) the Cinemark tenant extension deadlines (which are December 31, 2027 and June 30, 2028) unless Cinemark has entered into a lease extension for all of its space, which lease extension provides for economic terms comparable to existing local market rates, provided that net effective rent may not be less than that under the Cinemark lease, and has an initial term of not less than five years from and after December 31, 2028, without any unilateral termination rights (a “Cinemark Tenant Lease Extension”). A Cinemark Tenant Trigger Period will end upon (1) lender’s receipt of evidence that either (a) the Cinemark Tenant Cure Conditions (as defined below) have been satisfied, or (b) the borrower has entered into a replacement lease for all the Cinemark space entered into in accordance with the loan documents which provides for economic terms comparable to existing local market rates and has an initial term of not less than five years, and the tenant is in occupancy of such space and open for business and all free rent periods have elapsed and all landlord obligations have been paid or reserved for, (2) (a) with respect to a Cinemark Tenant Trigger Period relating to the December 31, 2027 extension deadline, borrower depositing cash or delivering a letter of credit to the lender in the amount of $625,000, or (b) with respect to a Cinemark Tenant Trigger Period relating to the June 30, 2028 extension deadline, borrower depositing cash sufficient to bring the balance of the Cinemark Tenant Sweep Reserve (described below under “Initial and Ongoing Reserves”) to $1,250,000 or delivering a letter of credit to the lender in the amount of $1,250,000.

“Cinemark Tenant Cure Conditions” means each of the following, as applicable (i) Cinemark has cured all monetary or material nonmonetary defaults under the Cinemark lease, (ii) Cinemark is in actual, physical possession of the Cinemark space, open to the general public for business during customary hours and not “dark” in all of the Cinemark space, (iii) Cinemark has irrevocably revoked or rescinded all termination or cancellation notices with respect to the Cinemark lease and has reaffirmed the Cinemark lease as being in full force and effect, (iv) in the event the Cinemark Tenant Trigger Period is due to Cinemark’s failure to extend or renew the Cinemark lease in accordance with clauses (vi) or (vii) of the definition of “Cinemark Tenant Trigger Period”, the Pharr Town Center borrower and Cinemark have entered into the Cinemark Tenant Lease Extension and the tenant is in occupancy of its space and open for business and all free rent periods have elapsed and all landlord obligations have been paid or reserved for, (v) with respect to any applicable bankruptcy or insolvency proceedings involving Cinemark, its parent and/or the Cinemark lease, Cinemark and its parent are no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the Cinemark lease pursuant to final, non-appealable order of a court of competent jurisdiction and (vi) Cinemark is paying full, unabated rent under the Cinemark lease.

Initial and Ongoing Reserves.    At origination, the borrower deposited $101,284 into a rollover reserve for outstanding tenant improvements and leasing commissions.

Tax Escrows – Solely during a Trigger Period, on a monthly basis, the borrower is required to deposit 1/12 of the estimated annual taxes.

Insurance Escrows – At origination, the borrower deposited $37,602, which equates to three months of estimated insurance premiums, to be held by lender in the event the borrower does not timely make its blanket premium financing payment. On a monthly basis, if an acceptable blanket policy is no longer in place, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into the insurance reserve account.

Replacement Reserves – On a monthly basis, the borrower is required to deposit $4,378 into a replacement reserve account.

Rollover Reserves – On a monthly basis, the borrower is required to deposit $18,242 and any lease termination payment into a rollover reserve account, subject to a cap equal to $1,150,000, provided that lease termination payments are not credited against the cap.

Cinemark Tenant Sweep Reserve – During the continuance of a Cinemark Tenant Trigger Period, all excess cash flow (after payment of all amounts due under the loan documents, including the monthly reserves) is required to be swept into a subaccount of the cash management account to be held as additional collateral for the Pharr Town Center Whole Loan and applied to pay tenant improvements and leasing commissions relating to the Cinemark space, provided that such deposits are not required at any time the amount in such subaccount equals or exceeds $1,250,000.

Current Mezzanine or Subordinate Indebtedness.   None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release and Substitution. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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77 Sands Boulevard Bethlehem, PA 18015	Collateral Asset Summary – Loan No. 9 Wind Creek Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 85.0% 1.27x 7.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 Sands Boulevard Bethlehem, PA 18015	Collateral Asset Summary – Loan No. 9 Wind Creek Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 85.0% 1.27x 7.1%

LEHIGH RIVER
BUS PARKING
SELF PARKING LOT
HOTEL/OUTLETS/EVENT PARKING
HOTEL/OUTLETS/EVENT PARKING
BUS PARKING
EVENT CENTER
HOTEL
OUTLETS
CASINO
BUS BAY
PARKING GARAGE
OUTLETS PARKING
WIND CREEK
CASINO & HOTEL
RT. 412 NORTH
RT. 412 SOUTH
FROM I-78
TO I-78

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 Sands Boulevard Bethlehem, PA 18015	Collateral Asset Summary – Loan No. 9 Wind Creek Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 85.0% 1.27x 7.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 Sands Boulevard Bethlehem, PA 18015	Collateral Asset Summary – Loan No. 9 Wind Creek Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 85.0% 1.27x 7.1%

Mortgage Loan Information
Loan Sellers(1):	CCRE/GACC
Loan Purpose:	Recapitalization
Borrower Sponsors:	Jeffrey Gural; Barry Gosin; James Kuhn; Michael Perrucci; Richard Fischbein
Borrower:	Ground Landlord, LLC
Original Balance(2):	$40,000,000
Cut-off Date Balance(2):	$40,000,000
% by Initial UPB:	4.9%
Interest Rate:	4.38000%
Payment Date:	6th of each month
First Payment Date:	September 6, 2019
Maturity Date:	August 6, 2029
Amortization:	420 months
Additional Debt:	$106,600,000 Pari Passu Debt
Call Protection(3):	L(24), D(91), O(5)
Lockbox / Cash Management:	Hard / In Place

Reserves(4)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	NAP
Lease Sweep:	$0	Springing	NAP
Debt Service:	$1,365,880	(4)	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Land – Leased Fee
Collateral:	Fee Simple
Location:	Bethlehem, PA
Year Built / Renovated:	NAP / NAP
Total Sq. Ft.(5):	2,608,541
Property Management:	Self-Managed
Underwritten NOI:	$10,402,235
Underwritten NCF:	$10,402,235
Appraised Value(6):	$172,500,000
Appraisal Date:	April 23, 2019

Historical NOI(7)
Most Recent NOI:	NAP
2018 NOI:	NAP
2017 NOI:	NAP
2016 NOI:	NAP

Historical Occupancy(7)
Most Recent Occupancy:	NAP
2018 Occupancy:	NAP
2017 Occupancy:	NAP
2016 Occupancy:	NAP

Financial Information(2)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$40,000,000
Pari Passu Notes	106,600,000
Whole Loan	$146,600,000	$56 / $48	85.0% / 72.8%	1.27x / 1.27x	7.1% / 7.1%	8.3% / 8.3%
(1)	The Wind Creek Leased Fee Loan (as defined below) was originated by Cantor Commercial Real Estate Lending, L.P. (“CCRE”) and Notes A-2, A-3, A-4, A-5 and A-6 are expected to be sold to DBR Investments Co. Limited (“DBRI”), an affiliate of GACC. Note A-1 and Note A-2, in the aggregate Cut-off Date Balance of $40.0 million will constitute the Wind Creek Leased Fee Loan. CCRE will act as seller with respect to Note A-1 in the Cut-off Date Balance of $30.0 million and GACC will act as seller with respect to Note A-2 in the Cut-off Date Balance of $10.0 million.

(2)	The Wind Creek Leased Fee Loan is part of a whole loan evidenced by six pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $146.6 million.

(3)	The lockout period will be at least 24 payments beginning with and including the first payment date of September 6, 2019. Defeasance of the full $146.6 million Wind Creek Leased Fee Whole Loan (as defined below) is permitted after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu companion loan to be securitized and (ii) July 23, 2022. The actual lockout period may be longer.

(4)	See “Initial and Ongoing Reserves” herein.

(5)	The Total Sq. Ft. represents the total sq. ft. of the land of the Wind Creek Leased Fee Property (as defined below).

(6)	Based on the “as is” appraised value of the leased fee interest. The “as is” appraised value, inclusive of the Wind Creek Casino and Resort Bethlehem improvements is $1.14 billion, which results in a Cut-off Date LTV Ratio of 12.9%.

(7)	The ground lease related to the Wind Creek Leased Fee Property was executed in May 2019 and as a result, Historical NOI and Historical Occupancy information is not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 Sands Boulevard Bethlehem, PA 18015	Collateral Asset Summary – Loan No. 9 Wind Creek Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 85.0% 1.27x 7.1%

The Loan.    The Wind Creek Leased Fee loan (the “Wind Creek Leased Fee Loan”) is part of a whole loan (the “Wind Creek Leased Fee Whole Loan”) consisting of six senior pari passu promissory notes with an aggregate original principal balance of $146.6 million. The Wind Creek Leased Fee Whole Loan is secured by the borrower’s fee simple interest in the land underlying the Wind Creek Casino and Resort Bethlehem located in Bethlehem, Pennsylvania (the “Wind Creek Leased Fee Property”). Only the non-controlling Note A-1 and non-controlling Note A-2, with an aggregate outstanding principal balance as of the Cut-off Date of $40.0 million, are being contributed to the CD 2019-CD8 Trust and constitute the Wind Creek Leased Fee Loan. CCRE will act as seller with respect to Note A-1 in the Cut-off Date Balance of $30.0 million and GACC will act as seller with respect to Note A-2 in the Cut-off Date Balance of $10.0 million.

The relationship between the holders of the Wind Creek Leased Fee Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-2	$40,000,000	$40,000,000	CD 2019-CD8(1)(4)	No
A-3	45,000,000	45,000,000	CGCMT 2019-GC41(2)	No
A-4, A-5, A-6	61,600,000	61,600,000	DBRI(3)(4)	Yes
Whole Loan	$146,600,000	$146,600,000
(1)	CCRE will act as seller with respect to Note A-1 in the Cut-off Date Balance of $30.0 million and GACC will act as seller with respect to Note A-2 in the Cut-off Date Balance of $10.0 million. Jeffrey Gural, Barry Gosin and James Kuhn, three of the borrower sponsors, are in senior management positions at Newmark Group, Inc. (“Newmark”) or an affiliate of Newmark, which entities are affiliated with CCRE.

(2)	Expected to be contributed to the CGCMT 2019-GC41 transaction.

(3)	Expected to be contributed to one or more future securitization transactions.

(4)	Notes A-2, A-3, A-4, A-5 and A-6 are expected to be sold to DBRI.

The Wind Creek Leased Fee Whole Loan has a 10-year term and amortizes on a 35-year schedule. The Wind Creek Leased Fee Whole Loan accrues interest at a rate equal to 4.38000% per annum. The Wind Creek Leased Fee Whole Loan proceeds were used to pay closing costs, fund upfront reserves and recapitalize the borrower. Based on the “as is” appraised value of $172.5 million as of April 23, 2019, the Cut-off Date LTV Ratio is 85.0%. The “as is” appraised value, inclusive of the Wind Creek Casino and Resort Bethlehem improvements is $1.14 billion, which results in a Cut-off Date LTV Ratio of 12.9%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$146,600,000	100.0%	Equity Recapitalization	$142,698,954	97.3%
			Closing Costs	2,535,166	1.7
			Reserves	1,365,880	0.9
Total Sources	$146,600,000	100.0%	Total Uses	$146,600,000	100.0%

The Borrower / Borrower Sponsors.    The borrower is Ground Landlord, LLC, a single purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Wind Creek Leased Fee Whole Loan. The borrower sponsors and non-recourse carveout guarantors under the Wind Creek Leased Fee Whole Loan are Jeffrey Gural, Barry Gosin, James Kuhn, Michael Perrucci and Richard Fischbein.

Jeffrey Gural is the chairman of GFP Real Estate LLC (formerly Newmark Holdings and Newmark Knight Frank). GFP Real Estate LLC has an ownership interest in more than 50 properties, most of which are located in New York City. Jeffrey Gural is responsible for all future acquisitions and the managing and leasing of the over 11.0 million sq. ft. Barry Gosin has served as chief executive officer of Newmark Group, Inc. (which operates as Newmark Knight Frank), one of the world’s leading commercial real estate advisory firms, since 1979. Barry Gosin spearheaded Newmark Knight Frank’s merger with BGC Partners in 2011. James Kuhn joined Newmark Knight Frank in 1992 and is currently a principal and president of brokerage services. Since merger with BCG Partners, he has led Newmark Knight Frank in the acquisition of 23 companies. Mike Perrucci is the co-founder and partner of the law firm Florio Perrucci Steinhardt & Cappelli and the owner of Peron Construction, Inc., a real estate development company. Richard Fischbein is a litigation attorney and a partner at the law firm Olshan Frome Wolosky (“Olshan”). Prior to joining Olshan, Richard Fischbein was a partner at Hiscock & Barclay and a founding partner of the New York City law firm, Fischbein Badillo Wagner and Harding.

The Property. The Wind Creek Leased Fee Property is the fee simple interest in the land underlying the Wind Creek Casino and Resort Bethlehem, a gaming, hotel, retail and dining resort (“Wind Creek Resort”) located in Bethlehem, Pennsylvania. The Wind Creek Leased Fee Property consists of 56.2 acres (2,608,541 sq. ft.). The Wind Creek Resort, which opened in 2009, features a 282 room hotel, a 146,000 sq. ft. casino (2,829 slot machines, 216 live dealer stadium gaming, 189 banked table games, and 26 poker tables according to management), four operated restaurants, two operated lounges, three leased restaurants, a leased food court (eight outlets), a leased nightclub, a leased event center, 12,272 sq. ft. of meeting space, an indoor pool, a fitness room, a lobby workstation, a gift shop, vending areas, leased and operated retail outlets, and entertainment venues.

The Wind Creek Resort is managed by Wind Creek Hospitality (“Wind Creek”), which is the principal gaming and hospitality entity for the Poarch Band of Creek Indians. Wind Creek’s portfolio consists of nine properties located throughout the United States and Caribbean. In addition to their $1.3 billion investment to acquire the leasehold interest in the Wind Creek Resort, Wind Creek reportedly plans to invest

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 Sands Boulevard Bethlehem, PA 18015	Collateral Asset Summary – Loan No. 9 Wind Creek Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 85.0% 1.27x 7.1%

approximately $190 million to add a 300-room hotel and an indoor waterpark. The investment plan is not limited to the Wind Creek Leased Fee Property as Wind Creek reportedly plans to acquire over 100 acres in the surrounding area. Additionally, there is future potential for sports gambling at the Wind Creek Resort. Wind Creek has also retained the previous management team of Sands Bethlehem, which should facilitate transition of the casino operations. According to the Pennsylvania gaming regulatory authority, as of the trailing 12 months ending May 31, 2019, the gaming revenue for the Wind Creek Resort was approximately $523.7 million.

In May 2019, the borrower sponsors entered into a 40-year ground lease with Sands Bethpage Gaming LLC, an affiliate of Wind Creek, as tenant. In connection with the origination of the Wind Creek Leased Fee Whole Loan, the borrower sponsors transferred their interest in the ground lease to the borrower. The ground lease has a 40-year term ending in 2059 and includes eight, 25-year extension options, resulting in a fully-extended maturity date of 2259. The ground leasehold interest is subject to a condominium regime. There are two condominium units in the condominium, the gaming unit, which is owned by the ground lease tenant under the ground lease, and the retail unit, which is owned by an affiliate of the ground lease tenant. The owner of the retail unit guarantees performance of the lease obligations by the tenant under the ground lease.

The annual rent is $9.5 million, payable quarterly, with contractual consumer price index increases of up to 2.0% annually (the “Base Rent”). The Base Rent will decrease in the following two scenarios:

If Base Rent exceeds 3.0% of gross slot machine revenue and gross table game revenue from all of Wind Creek’s, its subtenants’, operators’ and affiliates within a 50-mile radius (as determined in accordance with Pennsylvania Gaming Law as of the date of the ground lease and as reported to the Pennsylvania Gaming Control Board) (the “Wind Creek Gaming Proceeds”) for the immediately preceding year, then the Base Rent will be adjusted to 3.0% of the Wind Creek Gaming Proceeds. In no event will the Base Rent be reduced as described in this paragraph if such reduction in the Wind Creek Gaming Proceeds is solely attributable to casualty, condemnation and/or a temporary closure in furtherance of a capital improvement.

During a period after the commencement date of the ground lease where (i) Wind Creek Gaming Proceeds decrease below $475,439,460 for a trailing four-quarter period and (ii) any of the following events occurs: (a) the addition of live table games or internet gaming at the Resorts World Casino in New York, New York; (b) the addition of live table games or internet gaming at the Empire City Casino in Yonkers, New York; (c) the opening of any new gaming or internet gaming facility in the following regions: New York City, Westchester County, Rockland County, Suffolk County, or Nassau County; (d) the opening of any gaming facility anywhere in the state of New Jersey outside of Atlantic County; (e) the opening of any gaming facility in Pennsylvania within 50 miles of the Wind Creek Casino and Resort Bethlehem premises; and (f) the opening of any internet gaming facility in Pennsylvania (in each case with respect to items (c)-(f), by an entity that is not Wind Creek or an affiliate of Wind Creek.) (each of items (a) through (e), “Competitive Gaming Projects”) (a “Competitive Gaming Period”), base rent will be adjusted to 90% of the then-applicable Base Rent; provided that Base Rent will only be adjusted one time during a Competitive Gaming Period, notwithstanding the number of Competitive Gaming Projects that open.

In no event will the Base Rent decrease below $8,500,000 (the “Base Rent Floor”). See “Description of the Mortgage Pool—Tenant Issues—Other” in the Preliminary Prospectus.

The ground tenant has a right of first offer to purchase the Mortgaged Property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Environmental Matters. According to Phase I environmental reports, each dated July 17, 2019, there are no recognized environmental conditions at the Wind Creek Leased Fee Property. The environmental report identified a controlled recognized environmental condition related to the Wind Creek Leased Fee Property constituting part of a larger property historically operated for steel manufacturing, and recommended continued compliance with activity and use limitations and other terms contained in two recorded environmental covenants.

The Market. The Wind Creek Leased Fee Property is located in Bethlehem, Pennsylvania, less than 70 miles from midtown Manhattan and less than 60 miles from Philadelphia, PA, providing a getaway for two densely populated MSAs. Bethlehem can be accessed through four major highways including I-78, a major east/west highway that provides access to the Holland Tunnel in New York City, U.S. Route 22, a major freeway providing access to Cincinnati, Ohio in the west and to Newark, New Jersey to the east, Pennsylvania Route 33, a north-south route that runs from the Poconos in the North to Northampton County in the south, and I-476, a northeast extension of the Pennsylvania Turnpike providing direct access to Philadelphia. According to the appraisal, within a 25 mile-, 50 mile- and 75 mile radius, the estimated population in 2019 is approximately 1.18 million, 7.41 million and 19.61 million, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 Sands Boulevard Bethlehem, PA 18015	Collateral Asset Summary – Loan No. 9 Wind Creek Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 85.0% 1.27x 7.1%

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF(2)
Base Rent	$9,500,000	$3.64
Rent Steps(3)	902,235	$0.35
Gross Potential Rent	$10,402,235	$3.99
Other Income	0	$0.00
Effective Gross Income	$10,402,235	$3.99
Total Operating Expenses(4)	0	$0.00
Net Operating Income	$10,402,235	$3.99
Replacement Reserves	0	$0.00
Net Cash Flow	$10,402,235	$3.99

(1)	See “Description of the Mortgage Pool-Mortgage Pool Characteristics—Property Types—Leased Fee” and “Risk Factors—Risks Related to the Mortgage Loans—Leased Fee Properties have Special Risks” sections in the Preliminary Prospectus.

(2)	The U/W PSF is based on the total sq. ft. of the land.

(3)	Rent Steps represent the average increase in the annual base rent over the life of the Wind Creek Leased Fee Whole Loan, which assumes contractual consumer price index increases of 2.0% annually.

(4)	The tenant leasing the improvements located at the Wind Creek Leased Fee Property is responsible for all expenses.

Property Management.   The Wind Creek Leased Fee Property is self-managed.

Lockbox / Cash Management.    The Wind Creek Leased Fee Whole Loan requires a hard lockbox and in place cash management. The borrower is required to establish a cash management account (which will also function as a lockbox account), and enter into a cash management agreement, within 45 days of the loan origination date. Upon establishment of the lender controlled cash management account, the borrower is required to cause tenants to deposit rents directly into such cash management account. In addition, the borrower and the property manager are required to deposit all rents and gross revenue from the Wind Creek Leased Fee Property into such cash management account within two business days of receipt. Funds in the cash management account are required to be applied as set forth in the loan documents. Excess cash flow after payment of debt service, reserves, and any budgeted or extraordinary expenses is required to be released to the borrower; provided that if a Lease Sweep Period (as defined below) is continuing excess cash flow is required to be deposited in to a lease sweep reserve as described below, and if any other Trigger Period (as defined below) is continuing, excess cash flow is required to be deposited into an account to be held as additional security for the Wind Creek Leased Fee Whole Loan during the continuance of such Trigger Period.

A “Trigger Period” commences upon the occurrence of (i) an event of default, (ii) the commencement of a Low DSCR Period (as defined below), (iii) the commencement of a Lease Sweep Period; and ends if, (A) with respect to a Trigger Period continuing pursuant to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender, (B) with respect to a Trigger Period continuing due to clause (ii), the Low DSCR Period has ended pursuant to the definition of such term, or (C) with respect to a Trigger Period continuing due to clause (iii), such Lease Sweep Period has ended pursuant to the definition of such term.

A “Low DSCR Period” commences if the debt service coverage ratio falls below 1.05x and ends if the debt service coverage ratio is at least 1.10x for two consecutive calendar quarters.

A “Lease Sweep Period” will commence upon the first monthly payment date following the occurrence of (a) with respect to each Lease Sweep Lease (as defined below), the tenant under Lease Sweep Lease exercises its right to terminate its lease, (b) the date that a Lease Sweep Lease is surrendered, cancelled or terminated prior to its expiration date, (c) the date that a tenant under a Lease Sweep Lease discontinues its business or “goes dark”; provided that a Lease Sweep Period will not be triggered under this clause (c) for so long as the Lease Sweep Business Discontinuance Conditions (as defined below) are met, (d) upon a monetary or material non-monetary default under a Lease Sweep Lease beyond any applicable cure period, (e) the occurrence of an insolvency proceeding for a tenant under a Lease Sweep Lease.

A Lease Sweep Period will end upon, (i) with respect to clauses (a), (b) and (c) above, the entirety of the Lease Sweep Lease space is leased pursuant to an approved triple net lease, (ii) with respect to clause (a), if such termination option under is not validly exercised by the tenant under the applicable Lease Sweep Lease by the latest exercise date specified in the Lease Sweep Lease, (iii) with respect to clause (d) above, the date the subject default is cured and (iv) with respect to clause (e) above, either (1) the applicable tenant insolvency proceeding has terminated or (2) the Lease Sweep Lease has been assigned to an acceptable third party.

A “Lease Sweep Lease” means (a) an Approved Triple Net Lease or (b) any replacement lease that covers all or any portion of the applicable Lease Sweep Lease space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 Sands Boulevard Bethlehem, PA 18015	Collateral Asset Summary – Loan No. 9 Wind Creek Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 85.0% 1.27x 7.1%

An “Approved Triple Net Lease” means either the ground lease entered into at origination or a lease entered into by the borrower, as landlord, after origination, which is approved in writing by the lender, covers the entire Wind Creek Leased Fee Property, has an initial term that extends at least 30 years beyond the end of the term of the Wind Creek Leased Fee Whole Loan and is a triple net lease.

“Lease Sweep Business Discontinuance Conditions” means the satisfaction of all of the following: (i) the applicable tenant under a Lease Sweep Lease is discontinuing its business either (x) in connection with alterations to the improvements (situated on the Wind Creek Leased Fee Property) owned or leased by such tenant under a Lease Sweep Lease made in accordance with the terms of the Lease Sweep Lease and, in the lender’s reasonable judgment, the tenant under the Lease Sweep Lease has sufficient funds to fully complete such alterations or (y) in connection with the restoration of the improvements (situated on the Wind Creek Leased Fee Property) owned or leased by such tenant under the Lease Sweep Lease as a result of a casualty or condemnation or other similar proceeding made in accordance with the terms of the Lease Sweep Lease and, in the lender’s reasonable judgment, (i) there are sufficient insurance proceeds or condemnation awards, as applicable, to fully complete such restoration, (ii) the applicable tenant has commenced and is diligently pursuing completion of such alterations or restoration, as applicable, (iii) to the extent the improvements were operated as a casino prior to the commencement of the applicable Lease Sweep Period, the lender is satisfied that such discontinuance will not in any way affect the ability to operate the improvements as a casino following the completion of the restoration or otherwise jeopardize the approvals, and (iv) the lender is satisfied that such alterations or restoration, as applicable, are completed by the earlier to occur of (x) the date that is six months prior to the stated maturity date and (y) the date that is four months following the date such alterations or restoration work (as applicable) was commenced.

Initial and Ongoing Reserves. At origination, the borrower deposited $1,365,880 into an interest reserve for payment of the first two debt service payments of the Wind Creek Leased Fee Whole Loan.

Tax Reserve. On a monthly basis, the borrower is required to deposit an amount equal to 1/12 of the estimated annual real estate taxes into a tax reserve. Notwithstanding, so long as (i) there is no event of default and (ii) an Approved Triple Net Lease (as defined below) is in full force and effect and is required to pay all real estate taxes, the monthly reserve requirement is waived.

Insurance Reserve. On a monthly basis, the borrower is required to deposit an amount equal to 1/12 of the estimated annual insurance premiums into an insurance reserve. Notwithstanding, so long as (i) there is no event of default and (ii) an Approved Triple Net Lease is in full force and effect and is required to pay all insurance premiums, the monthly insurance reserve requirement with respect to insurance being maintained by the ground tenant under its ground lease will be waived. In addition, as long as the Wind Creek Leased Fee Property is covered by an acceptable blanket policy (which is currently maintained), the monthly insurance requirement will be waived with respect to the insurance so maintained.

Replacement Reserve. On a monthly basis, the borrower is required to deposit an amount the lender reasonably determines will be needed in order to accumulate sufficient funds to pay all approved capital expenditures into a replacement reserve. Notwithstanding, so long as (i) there is no event of default and (ii) an Approved Triple Net Lease is in full force and effect and is required to pay all costs and expenses of a capital nature, the monthly reserve requirement is waived.

Interest Reserve. On a monthly basis, immediately following the date on which a quarterly installment of base rent is paid under the ground lease (other than the first installment of rent due on July 30, 2019 under the ground lease documents), the borrower is required to deposit an amount equal to the monthly debt service payment amount due on each of the next two succeeding monthly payment dates, which amounts are required to be transferred into the interest reserve account.

Lease Sweep Reserve: On each monthly payment date during the continuance of a Lease Sweep Period (as defined below), the borrower will be required to deposit all excess cash into the lease sweep reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1190 Discovery Way, 900 5th Avenue Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 10 Moffett Towers II – Buildings 3 & 4	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,450,000 44.3% 3.46x 13.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1190 Discovery Way, 900 5th Avenue Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 10 Moffett Towers II – Buildings 3 & 4	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,450,000 44.3% 3.46x 13.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1190 Discovery Way, 900 5th Avenue Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 10 Moffett Towers II – Buildings 3 & 4	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,450,000 44.3% 3.46x 13.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1190 Discovery Way, 900 5th Avenue Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 10 Moffett Towers II – Buildings 3 & 4	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,450,000 44.3% 3.46x 13.2%

Mortgage Loan Information
Loan Seller(1):	GACC
Loan Purpose:	Refinance
Credit Assessment
Fitch/DBRS(9):	BBB-(sf) / AA
Borrower Sponsor:	The Jay Paul Company
Borrower:	MT2 B3-4 LLC
Original Balance(2):	$34,450,000
Cut-off Date Balance(2):	$34,450,000
% by Initial UPB:	4.2%
Interest Rate(3):	3.76386%
Payment Date:	6th of each month
First Payment Date:	August 6, 2019
Anticipated Repayment Date(3):	July 6, 2029
Maturity Date(3):	June 6, 2034
Amortization(3):	Interest Only, ARD
Additional Debt(2)(4):	$315,550,000 Pari Passu Debt; $155,000,000 B Note; $85,000,000 Mezzanine
Call Protection(5):	L(24), YM1(1), DorYM1(88), O(7)
Lockbox / Cash Management:	Hard / In Place

Reserves(6)
	Initial	Monthly	Cap
Taxes:	$525,523	$87,587	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	NAP
TI/LC:	$23,165,933	$0	NAP
Free Rent:	$16,127,329	$0	NAP
Lease Sweep:	$0	Springing	$21,037,980
Debt Service:	$0	Springing	(6)
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Sunnyvale, CA
Year Built / Renovated:	2019 / NAP
Total Sq. Ft.:	701,266
Property Management:	Paul Holdings, Inc. d/b/a Jay Paul Company
Underwritten NOI:	$46,369,641
Underwritten NCF:	$46,224,616
Appraised Value(7):	$790,000,000
Appraisal Date:	December 1, 2019; January 1, 2020

Historical NOI(8)
Most Recent NOI:	NAP
2018 NOI:	NAP
2017 NOI:	NAP
2016 NOI:	NAP

Historical Occupancy(8)
Most Recent Occupancy:	100.0% (August 6, 2019)
2018 Occupancy:	NAP
2017 Occupancy:	NAP
2016 Occupancy:	NAP

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$34,450,000
Pari Passu Notes	315,550,000
Total Senior Notes	$350,000,000	$499 / $499	44.3% / 44.3%	3.47x / 3.46x	13.2% / 13.2%	13.2% / 13.2%
B Note	155,000,000
Whole Loan	$505,000,000	$720 / $720	63.9% / 63.9%	2.41x / 2.40x	9.2% / 9.2%	9.2% / 9.2%
Mezzanine Loan	85,000,000
Total Debt	$590,000,000	$841 / $841	74.7% / 74.7%	1.91x / 1.91x	7.9% / 7.8%	7.9% / 7.8%
(1)	The Moffett Towers II – Buildings 3 & 4 Loan (as defined below) was co-originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”), Barclays Capital Real Estate Inc. (“BCREI”) and Goldman Sachs Bank USA (“GS Bank”).

(2)	The Moffett Towers II – Buildings 3 & 4 Loan is part of a whole loan evidenced by 11 senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $350.0 million and three subordinate notes with an outstanding principal balance as of the Cut-off Date of $155.0 million.

(3)	The Moffett Towers II – Buildings 3 & 4 Whole Loan (as defined below) has an anticipated repayment date (the “ARD”) of July 6, 2029 and a stated maturity date of June 6, 2034. If the Moffett Towers II – Buildings 3 & 4 Whole Loan is not paid by the ARD, from and after the ARD, the Moffett Towers II – Buildings 3 & 4 Senior Loans (as defined below) and the Moffett Towers II – Buildings 3 & 4 Subordinate Loans (as defined below) will accrue interest at the Adjusted Interest Rate (defined below); however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate (“Excess Interest”) will be deferred. In addition, from and after the ARD, all excess cash flow from the Moffett Towers II – Buildings 3 & 4 Property after the payment of the reserves for tax and insurance, and mortgage and mezzanine loan interest calculated at the initial interest rate will be applied (i) first, to repay the outstanding principal balance of the Moffett Towers II – Buildings 3 & 4 Senior Loans, in the amount required to fully amortize (based on a 30-year amortization schedule) the outstanding principal balance of the entire Moffett Towers II – Buildings 3 & 4 Whole Loan, (ii) second, if the Moffett Towers II – Buildings 3 & 4 Senior Loans have been repaid in full, to repay the outstanding principal balance of the Moffett Towers II – Buildings 3 & 4 Subordinate Loans, in the amount required to fully amortize (based on a 30-year amortization schedule) the outstanding principal balance of the Moffett Towers II – Buildings 3 & 4 Whole Loan, (iii) third, if lender elects, to make reserve payments for capital expenditures, (iv) fourth, to pay operating costs, (v) fifth, to repay the outstanding principal balance of the Moffett Towers II – Buildings 3 & 4 Senior Loans until the entire outstanding principal balance is paid, (vi) sixth, to repay the outstanding principal balance of the Moffett Towers II – Buildings 3 & 4 Subordinate Loans until the entire outstanding principal balance is paid, (vii) seventh, to the payment of Excess Interest under the Moffett Towers II – Buildings 3 & 4 Senior Loans and (viii) eighth, to the payment of Excess Interest under the Moffett Towers II – Buildings 3 & 4 Subordinate Loans.

(4)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.

(5)	The lockout period for defeasance will be at least 24 payments beginning with and including the first payment date of August 6, 2019. Defeasance of the full $505.0 million Moffett Towers II – Buildings 3 & 4 Whole Loan is permitted after the earlier to occur of (i) two years after the closing date of the securitization that includes the last companion loan to be securitized and (ii) June 19, 2022.

(6)	See “Initial and Ongoing Reserves” herein.

(7)	The Cut-off Date LTV Ratio and Balloon LTV Ratio are calculated utilizing the “prospective at stabilization” appraised value of $790,000,000, which assumes that any remaining construction costs have been paid and that Facebook, Inc. (“Facebook”) the sole tenant, has taken occupancy, completed construction, and commenced rental payments (expected January 1, 2020 for Building 3 and December 1, 2019 for Building 4, pursuant to its leases). The Cut-off Date LTV Ratio and Balloon LTV Ratio calculated based on the “as is” appraised value of $726,000,000 for the Moffett Towers II – Buildings 3 & 4 Senior Loans is 48.2%, for the Moffett Towers II – Buildings 3 & 4 Whole Loan is 69.6%, and for the Moffett Towers II – Buildings 3 & 4 Total Debt is 81.3%. In addition, the appraisal concluded a “hypothetical go dark” appraised value of $610,000,000 as of May 3, 2018, equating to a Cut-off Date LTV and Balloon LTV for the Moffett Towers II – Buildings 3 & 4 Senior Notes of 57.4%, for the Moffett Towers II – Buildings 3 & 4 Whole Loan of 82.8% and for the Moffett Towers II – Buildings 3 & 4 Total Debt of 96.7%. At origination, the borrower reserved $23,165,933 for remaining construction costs and $16,127,329 representing 100% of the free rent.

(8)	The Moffett Towers II – Buildings 3 & 4 Property was constructed in 2019 and has been fully leased since June 1, 2019.

(9)	Fitch and DBRS provided the listed assessments for the Moffett Towers II – Buildings 3 & 4 Loan in the context of its inclusion in the mortgage pool.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1190 Discovery Way, 900 5th Avenue Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 10 Moffett Towers II – Buildings 3 & 4	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,450,000 44.3% 3.46x 13.2%

The Loan.    The Moffett Towers II – Buildings 3 & 4 loan (the “Moffett Towers II – Buildings 3 & 4 Loan”) is part of a whole loan (the “Moffett Towers II – Buildings 3 & 4 Whole Loan”) evidenced by 11 senior pari passu notes with an aggregate principal balance as of the Cut-off Date of $350.0 million (the “Moffett Towers II – Buildings 3 & 4 Senior Loans”) and three subordinate pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $155.0 million (the “Moffett Towers II – Buildings 3 & 4 Subordinate Loans”). The Moffett Towers II – Buildings 3 & 4 Whole Loan has an aggregate principal balance as of the Cut-off Date of $505.0 million and is secured by a first mortgage lien on the borrower’s fee simple interest in two office buildings located in Sunnyvale, California (collectively, the “Moffett Towers II – Buildings 3 & 4 Property”). Only the non-controlling Note A-2-B, with an outstanding principal balance as of the Cut-off Date of $34.45 million, is being contributed to the CD 2019-CD8 Trust and constitutes the Moffett Towers II Building 3 & 4 Loan.

The relationship between the holders of the Moffett Towers II - Buildings 3 & 4 Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans— The AB Whole Loans—Moffett Towers II – Buildings 3 & 4 Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-2-B	$34,450,000	$34,450,000	CD 2019-CD8	No
A-1-A, A-2-A, A-3-A, B-1, B-2, B-3	160,000,000	160,000,000	MFTII 2019-B3B4	Yes
A-1-B, A-1-D, A-1-E	139,750,000	139,750,000	BCREI	No
A-2-C, A-3-C	55,250,000	55,250,000	CGMT 2019-GC41(1)	No
A-1-C	50,000,000	50,000,000	BANK 2019-BNK19	No
A-3-B	65,550,000	65,550,000	GS Bank	No
Whole Loan	$505,000,000	$505,000,000
(1)	Expected to be contributed to the CGCMT 2019-GC41 transaction.

The Moffett Towers II – Buildings 3 & 4 Whole Loan was co-originated by DBNY, BCREI and GS Bank on June 19, 2019. The Moffett Towers II – Buildings 3 & 4 Whole Loan had an initial term of 120 months to the ARD and has a remaining term of 119 months to the ARD as of the Cut-off Date. The stated maturity date is June 6, 2034 (the “Moffett Towers II – Buildings 3 & 4 Stated Maturity Date”). The Moffett Towers II – Buildings 3 & 4 Whole Loan requires interest-only payments during its term until the ARD. From the first due date after the ARD until the Moffett Towers II – Buildings 3 & 4 Stated Maturity Date, the Moffett Towers II – Buildings 3 & 4 Whole Loan will amortize on a 30-year schedule.

The Moffett Towers II – Buildings 3 & 4 Senior Loans (including the Moffett Towers II – Buildings 3 & 4 Loan) and the Moffett Towers II – Buildings 3 & 4 Subordinate Loans accrue interest at a per annum interest rate (the “Adjusted Interest Rate”) equal to (i) prior to the ARD, 3.76386% and (ii) from and after the ARD, the sum of (a) 3.76386% plus (b) the positive difference between the Moffett Towers II – Buildings 3 & 4 Adjusted Blended Interest Rate and 3.76386%. The “Moffett Towers II – Buildings 3 & 4 Adjusted Blended Interest Rate” means a rate per annum equal to the greater of (a) 5.26386% or (b) the rate for U.S. dollar swaps with a 10-year maturity, as of two business days prior to the ARD, determined as provided in the loan documents, plus 1.50%. In addition, to the extent that there is excess cash flow after the payment of reserves, the excess cash flow will be applied as described in footnote 3 above.

Based on the “prospective at stabilization” appraised value of $790.0 million as of December 1, 2019 and January 1, 2020, which assumes that any remaining construction costs have been paid and that Facebook, the sole tenant, has taken occupancy, completed construction, and commenced rental payments (expected January 1, 2020 for Building 3 and December 1, 2019 for Building 4, pursuant to its leases), the Cut-off Date LTV for the Moffett Towers II – Buildings 3 & 4 Senior Loans is 44.3%, for the Moffett Towers II – Buildings 3 & 4 Whole Loan is 63.9%, and for the Moffett Towers II – Buildings 3 & 4 Total Debt is 74.7%. Based on the “as is” appraised value of $726.0 million as of May 3, 2019, the Cut-off Date LTV and the Balloon LTV for the Moffett Towers II – Buildings 3 & 4 Senior Loans is 48.2%, for the Moffett Towers II – Buildings 3 & 4 Whole Loan is 69.6%, and for the Moffett Towers II – Buildings 3 & 4 Total Debt is 81.3%. In addition, the appraisal concluded a “hypothetical go dark” appraised value of $610,000,000 as of May 3, 2018, equating to a Cut-off Date LTV and Balloon LTV for the Moffett Towers II – Buildings 3 & 4 Senior Notes of 57.4%, for the Moffett Towers II – Buildings 3 & 4 Whole Loan of 82.8% and for the Moffett Towers II – Buildings 3 & 4 Total Debt of 96.7%. At origination, the borrower reserved $23,165,933 for remaining construction costs and $16,127,329 representing 100% of the free rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1190 Discovery Way, 900 5th Avenue Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 10 Moffett Towers II – Buildings 3 & 4	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,450,000 44.3% 3.46x 13.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$505,000,000	85.6%	Loan Payoff	$408,943,870	69.3%
Mezzanine Loan	85,000,000	14.4	Upfront Reserves	39,818,785	6.7
			Closing Costs	26,972,612	4.6
			Return of Equity	114,264,733	19.4
Total Sources	$590,000,000	100.0%	Total Uses	$590,000,000	100.0%

The Borrower / Borrower Sponsor.    The borrower is MT2 B3-4 LLC, a single purpose Delaware limited liability company structured to be bankruptcy remote, with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Moffett Towers II – Buildings 3 & 4 Whole Loan. The non-recourse carveout guarantor under the Moffett Towers II – Buildings 3 & 4 Whole Loan is Paul Guarantor LLC. Paul Guarantor LLC is wholly owned by the Jay Paul Revocable Living Trust, of which Joseph K. Paul is trustee and grantor.

Joseph K. Paul is the founder of The Jay Paul Company, the borrower sponsor, a privately held real estate firm based in San Francisco, California. Founded in 1975, The Jay Paul Company concentrates on the acquisition, development, and management of commercial properties throughout California. The Jay Paul Company has developed over 11.0 million sq. ft. of institutional quality space. The Jay Paul Company’s portfolio includes other properties in Moffett Park, including Moffett Gateway, Moffett Towers, Moffett Towers II, and Moffett Place.

The Property.

Tenant Summary(1)
Tenant / Building	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent	Lease Expiration

Facebook(3) / Building 3	NR / NR / NR	350,633	50.0%	$55.60	50.0%	5/31/2034
Facebook(3) / Building 4	NR / NR / NR	350,633	50.0	$55.60	50.0	5/31/2034
Total / Wtd. Avg. Occupied		701,266	100.0%	$55.60	100.0%
Vacant		0	0
Total		701,266	100.0%

(1)	Based on the underwritten rent roll dated as of August 6, 2019.

(2)	U/W Base Rent PSF reflect the contractual base rent for the office portion as of May 1, 2019 for Building 4 and June 1, 2019 for Building 3 as well as the tenant's pro rata share of the amenity facility ($1,282,856 or $641,428 per building) and contractual rent steps through May 1, 2020 for Building 4 and June 1, 2020 for Building 3. Facebook is currently in a free rent period, as described below, and is anticipated to begin paying annual base rent of $52.20 PSF in December 2019 and January 2020 for Building 4 and Building 3, respectively.

(3)	Facebook has taken possession of both its spaces and has commenced with the design of the build out of the spaces. Facebook took possession of Building 3 in June 2019, is currently in a free rent period, and is anticipated to begin paying rent in January 2020. Facebook took possession of Building 4 in May 2019, is also currently in a free rent period, and is anticipated to begin paying rent in December 2019. We cannot assure you that this tenant will begin paying rent as anticipated or at all. See “—Escrows” below

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(2)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2021	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2022	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2023	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2024	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2025	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2026	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2027	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2028	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2029	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
Thereafter	2	701,266	100.0	701,266	100.0%	$55.60	100.0	100.0%
Vacant	NAP	NAP	NAP			NAP	NAP
Total / Wtd. Avg.	2	701,266	100.0%			$55.60	100.0%
(1)	Based on the underwritten rent roll dated August 6, 2019.

(2)	Annual U/W Base Rent PSF reflect the contractual base rent for the office portion as of May 1, 2019 for Building 4 and June 1, 2019 for Building 3 as well as the tenant's pro rata share of the amenity facility ($1,282,856 or $641,428 per building) and contractual rent steps through May 1, 2020 for Building 4 and June 1, 2020 for Building 3. Facebook is currently in a free rent period, described below, and is expected to begin paying annual base rent of $52.20 per sq. ft. in December 2019 and January 2020 for Building 4 and Building 3, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1190 Discovery Way, 900 5th Avenue Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 10 Moffett Towers II – Buildings 3 & 4	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,450,000 44.3% 3.46x 13.2%

The Moffett Towers II – Buildings 3 & 4 Property consists of two identical, newly-constructed, eight-story Class A office buildings totaling 701,266 sq. ft. located in Sunnyvale, California. The Moffett Towers II – Buildings 3 & 4 Property is 100.0% leased to Facebook on two separate 350,633 sq. ft., triple-net, substantially identical leases through May 31, 2034, each with two, seven-year extension options and no early termination rights. Facebook took possession of Building 3 in June 2019, is currently in a free rent period, and is anticipated to begin paying rent in January 2020. Facebook took possession of Building 4 in May 2019, is also currently in a free rent period, and is anticipated to begin paying rent in December 2019. At origination, $16,127,329, representing 100% of the free rent, was reserved with the lender.

Facebook has a right of first refusal to purchase the Moffett Towers II – Buildings 3 & 4 Property if the borrower is willing and able to accept an offer to sell the Moffett Towers II – Buildings 3 & 4 Property to one of Facebook’s competitors (currently defined as Alphabet Inc., Amazon, Inc., Apple Inc. and Microsoft Corporation) that remains active so long as Facebook has not assigned its leases to an unaffiliated third party and is not in material monetary default under its leases. This list of Facebook competitors may be updated once each calendar year; provided that (a) the list of Facebook competitors may only provide up to four entities at any time and (b) those entities must be in a similar industry which offers a similar product or service as the sole tenant.

The Moffett Towers II – Buildings 3 & 4 Property comprises a portion of the approximately 1.8 million sq. ft., five-building Moffett Towers II office campus (the “Moffett Towers II Campus”) located on 47.4 acres in Sunnyvale, California. The first phase of the Moffett Towers II Campus development included Moffett Towers II Building 1, Moffett Towers II Building 2 (both leased to Amazon), an enclosed parking structure, an adjacent surface parking lot, and a 59,648 sq. ft. fitness/amenities building. The second phase of the Moffett Towers II Campus development consists of Moffett Towers II Building 5 (also leased to Facebook) and an enclosed parking structure. The third and final phase consists of Moffett Towers II Building 4 (“Building 4”) (completed in May 2019), Moffett Towers II Building 3 (“Building 3”) (completed in June 2019), and an additional parking structure (expected completion in 2019).

The Moffett Towers II – Buildings 3 & 4 Property also features access to a 59,648 square foot non-collateral fitness/amenities building and separate parking structures with an overall parking ratio of 3.3 spaces per 1,000 square feet. In connection with the fitness/amenities space and parking structure (the “Common Areas”), the borrower is subject to a declaration of covenants, conditions, restrictions and easement and charges agreement (the “CCR”) made by MT II LLC, an affiliate of the borrower sponsor (the “Project CCR”). The Project CCR grants the borrower non-exclusive easement rights over the Common Areas. Ownership of the Common Areas governed by the Project CCR is held by Moffett Towers II Association LLC (the “Association”), an affiliate of the borrower sponsor, whose membership is comprised of the borrower and the owners of buildings 1, 2 and 5. The Association is obligated to maintain insurance coverage for the Common Areas and is also responsible for the maintenance of the Common Areas, subject to the terms of the Facebook leases. The Project CCR delineates shares of the voting interest in the Association based on the number of buildings at the Moffett Towers II Campus, with each completed building entitled to a proportionate share of the voting interest. Each building is entitled to a one-fifth share (20.0%) of the voting interest in the Association.

The borrower may consent to a subdivision of the Common Areas to a reduced common area parcel and a separate parcel owned by and on which an affiliate of the borrower may construct an office building, additional parking and other common area improvements. Such subdivision would be subject to certain conditions, including but not limited to, lender's consent not to be unreasonably withheld and provided that the release may not adversely affect use or access to or from the common area and the Moffett Towers II – Buildings 3 & 4 Property.

Facebook, the sole tenant, is a global technology and media company focused on building products that enable people to connect and share with friends and family through mobile devices, personal computers and other digital platforms. Facebook’s products include Facebook, Instagram, Messenger, WhatsApp and Oculus. As of year end 2018, Facebook reported that daily and monthly active users were 1.52 billion and 2.32 billion, respectively, representing a 9% increase year-over-year. Facebook’s reported 2018 revenue was $55.84 billion, up 37% from year end 2017. Facebook executed their leases at the Moffett Towers – Buildings 3 & 4 Property in March 2018 and took possession of the spaces in May and June 2019. According to the borrower sponsor, Facebook is currently utilizing Level10 (Jay Paul Company’s related contracting company) to complete their build out of Building 5 (non-collateral) and is expected to move employees into that building by August 2019. Facebook is expected to begin their first phase of Building 3 build out in August 2019 and move employees in by the end of 2019 or early 2020. The last building which Facebook is expected to phase in will be Building 4. In connection with its buildout, Facebook was provided with a tenant improvement allowance of $23,165,933 by the borrower, which amount has been fully reserved with the lender.

Environmental Matters. According to Phase I environmental reports, each dated May 13, 2019, there are no recognized environmental conditions or recommendations for further action at the Moffett Towers II – Buildings 3 & 4 Property.

The Market. The Moffett Towers II – Buildings 3 & 4 Property is located in Moffett Park, in the Sunnyvale submarket within Silicon Valley. Moffett Park is a 519-acre area comprised of recently developed office spaces and research and development buildings. Notable technology firms currently in Moffett Park include Google Inc., Hewlett Packard, Juniper Networks, Amazon.com, Lockheed-Martin, Microsoft, Motorola, NetApp and Rambus. The Moffett Towers II – Buildings 3 & 4 Property is north of State Highway 237, which forms the southern border of the Moffett Park area and provides access from Interstate 680 and Interstate 280 to the northeast and U.S. Highway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1190 Discovery Way, 900 5th Avenue Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 10 Moffett Towers II – Buildings 3 & 4	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,450,000 44.3% 3.46x 13.2%

101 in Sunnyvale to the southwest. U.S. Highway 101 runs northward through San Francisco and southward through San Jose, terminating in the City of Los Angeles. The Santa Clara County Transit System station is located across the street from the Moffett Towers II Campus and services the surrounding residential communities.

According to the appraisal, the Moffett Towers II – Buildings 3 & 4 Property is located in the Moffett Park office submarket of Silicon Valley. The appraisal notes that at the end of the first quarter of 2019, this submarket contained about 10.3 million sq. ft. of office inventory, or about 11.9% of the entire Silicon Valley office inventory of approximately 86.8 million sq. ft. The appraisal concluded overall vacancy in the Moffett Park office submarket was 0.8% as of the first quarter of 2019. The appraisal concludes that the overall average asking rental rate for office space in Sunnyvale, which includes the Moffett Park submarket, is $6.55 per square foot per month.

Comparable Office Leases(1)
Property Name / Location	Year Built	Stories	Tenant Name	Tenant Leased Space	Lease Date / Term	Lease Term (years)	Monthly Base Rent PSF
Moffett Towers II – Buildings 3 & 4 1190 Discovery Way and 900 5th Avenue Sunnyvale, CA	2019	8	Facebook	701,266(2)	Various(3)	11.7(3)	$4.35(3)
1001 N. Shoreline Blvd. Mountain View, CA	2017	4	Google	132,960	April 2018	12.0	$5.60
221 N. Mathilda Ave. Sunnyvale, CA	2018	3	23 and ME	154,987	May 2019	12.0	$5.80
520 Almanor Ave. Sunnyvale, CA	2019	4	Nokia, Inc	231,000	April 2019	12.5	$4.84
1111 Lockheed Martin Way Sunnyvale, CA	2017	8	Amazon	350,633	November 2017	10.5	$4.30
599 North Mathilda Ave. Sunnyvale, CA	2000	3	LinkedIn	76,031	January 2019	5.3	$4.18
(1)	Source: Appraisal.

(2)	Facebook’s lease began in May 2019 for Building 4 and June 2019 for Building 3. The lease terms for Building 3 and Building 4 are 180 months and 181 months, respectively.

(3)	Based on the underwritten rent roll dated August 6, 2019.

Cash Flow Analysis.

Cash Flow Analysis(1)(2)(1)
	U/W	U/W PSF(3)
Base Rent	$37,708,475	$53.77
In-Place U/W Amenities Rent	1,282,857	$1.83
Straight-Line Office Rent	8,564,468	$12.21
Straight-Line Amenities Rent	291,524	$0.42
Total Rental Revenue	$47,847,323	$68.23
Reimbursements	11,259,997	$16.06
Vacancy Loss	(1,477,683)	($2.11)
Effective Gross Income	$57,629,637	$82.18
Total Expenses	11,259,997	$16.06
Net Operating Income	$46,369,641	$66.12
Capital Expenditures	145,025	$0.21
Net Cash Flow	$46,224,616	$65.92
(1)	Historical financial information is not available, as the Moffett Towers II – Buildings 3 & 4 Property was built in 2019.

(2)	U/W PSF reflects the contractual base rent for the office portion as of May 1, 2019 for Building 4 and June 1, 2019 for Building 3 as well as the tenant's pro rata share of the amenity facility ($1,282,856 or $641,428 per building) and contractual rent steps through May 1, 2020 for Building 4 and June 1, 2020 for Building 3. Facebook is currently in a free rent period at both buildings and is anticipated to begin paying annual base rent of $52.20 per sq. ft. in December 2019 and January 2020 for Building 4 and Building 3, respectively.

Property Management.    The Moffett Towers II – Buildings 3 & 4 Property is currently managed by Paul Holdings, Inc. d/b/a Jay Paul Company, an affiliate of the borrower.

Lockbox / Cash Management.     The Moffett Towers II – Buildings 3 & 4 Whole Loan is structured with a hard lockbox and in-place cash management. The borrower is required to cause tenants to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower and the property manager are required to deposit all rents and gross revenue from the Moffett Towers II – Buildings 3 & 4 Property into such lockbox account within one business day of receipt. On each business day, all funds in the lockbox account are required to be swept into a lender-controlled cash management account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1190 Discovery Way, 900 5th Avenue Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 10 Moffett Towers II – Buildings 3 & 4	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,450,000 44.3% 3.46x 13.2%

On each due date prior to the ARD, all amounts in the cash management account are required to be applied to the payment of interest on the Moffett Towers II – Buildings 3 & 4 Whole Loan, the funding of required reserves, operating expenses, the payment of interest on the Moffett Towers II – Buildings 3 & 4 Mezzanine Loan, and payment of the property manager’s fees (subject to an annual fee cap of 3% of rents per calendar year (the “Annual Management Fee Cap”), with any remaining amounts to be applied as follows:

(a)	for so long as no Moffett Towers II – Buildings 3 & 4 Trigger Period is continuing, to the property manager and the borrower;

(b)	during the continuance of a Moffett Towers II – Buildings 3 & 4 Lease Sweep Period, (1) to the lease sweep account (subject to a cap equal to the applicable Moffett Towers II – Buildings 3 & 4 Lease Sweep Reserve Threshold, in which case any amounts exceeding such cap will be used to fund a debt service reserve, until (except in the case of an insolvency proceeding involving Facebook) the aggregate amount on reserve in such accounts equals the applicable reserved amount described in the definition of “Moffett Towers II – Buildings 3 & 4 Lease Sweep Period”) and (2) any remaining amounts, (x) if no other Moffett Towers II – Buildings 3 & 4 Trigger Period is continuing, to the property manager and the borrower, and (y) if another Moffett Towers II – Buildings 3 & 4 Trigger Period is continuing, as set forth in clause (c) below; and

(c)	during the continuance of a Moffett Towers II – Buildings 3 & 4 Trigger Period (other than a Moffett Towers II – Buildings 3 & 4 Lease Sweep Period), to an excess cash flow reserve to be held as additional collateral for the Moffett Towers II – Buildings 3 & 4 Whole Loan (in the case of a Moffett Towers II – Buildings 3 & 4 Trigger Period as described in clause (ii) of the definition thereof), subject to a cap of $35,063,300, with any excess amounts disbursed to the property manager and the borrower; and

On each due date from and after the ARD, all amounts in the cash management account are required to be applied to the payment of interest on the Moffett Towers II – Buildings 3 & 4 Whole Loan, the funding of required tax and insurance reserves, and the payment of interest on the Moffett Towers II – Buildings 3 & 4 Mezzanine Loan, with any remaining amounts to be applied as follows:

(a)	to repay the outstanding principal balance of the Moffett Towers II - Buildings 3 & 4 Senior Loans, in the amount required to fully amortize (based on a 30-year amortization schedule) the outstanding principal balance of the entire Moffett Towers - Buildings 3 & 4 Whole Loan;

(b)	if the Moffett Towers - Buildings 3 & 4 Senior Loans have been repaid in full, to repay the outstanding principal balance of the Moffett Towers II - Buildings 3 & 4 Subordinate Loans, in the amount required to fully amortize (based on a 30-year amortization schedule) the outstanding principal balance of the Moffett Towers II - Buildings 3 & 4 Whole Loan;

(c)	if lender elects, to make reserve payments for capital expenditures;

(d)	to pay operating expenses, subject to the Annual Management Fee Cap;

(e)	to repay the outstanding principal balance of the Moffett Towers II - Buildings 3 & 4 Senior Loans until the entire outstanding principal balance is paid;

(f)	to repay the outstanding principal balance of the Moffett Towers II - Buildings 3 & 4 Subordinate Loans until the entire outstanding principal balance is paid;

(g)	to the payment of Excess Interest under the Moffett Towers II - Buildings 3 & 4 Senior Loans; and

(h)	eighth, to the payment of Excess Interest under the Moffett Towers II - Buildings 3 & 4 Subordinate Loans.

A “Moffett Towers II – Buildings 3 & 4 Lease Sweep Reserve Threshold” means (a) with respect to a Moffett Towers II – Buildings 3 & 4 Lease Sweep Period continuing under clauses (iii) and/or (v) of the definition thereof, $21,037,980 or (b) with respect to a Moffett Towers II – Buildings 3 & 4 Lease Sweep Period continuing under clauses (i) and/or (ii) of the definition thereof, $30 per rentable sq. ft. of dark space and/or terminated space, as applicable.

A “Moffett Towers II – Buildings 3 & 4 Trigger Period” means each period (i) during the continuance of an event of default under the Moffett Towers II – Buildings 3 & 4 Whole Loan or the Moffett Towers II – Buildings 3 & 4 Mezzanine Loan, (ii) commencing when both (a) the entire Moffett Towers II – Buildings 3 & 4 Property is not leased to Facebook or a subsequent investment grade tenant and (b) either (1) the debt service coverage ratio (as calculated under the loan documents) of the Moffett Towers II – Buildings 3 & 4 Whole Loan, determined as of the last day of any fiscal quarter, is less than 1.90x, or (2) the aggregate debt service coverage ratio (as calculated under the loan documents) of the Moffett Towers II – Buildings 3 & 4 Whole Loan and the Moffett Towers II – Buildings 3 & 4 Mezzanine Loan, determined as of the last day of any fiscal quarter, is less than 1.50x, and ending when either (A) the debt service coverage ratio (as calculated under the loan documents) of the Moffett Towers II – Buildings 3 & 4 Whole Loan and the aggregate debt service coverage ratio (as calculated under the loan documents) of the Moffett Towers II – Buildings 3 & 4 Whole Loan and the Moffett Towers II – Buildings 3 & 4 Mezzanine Loan, in each case determined as of the last day of any two consecutive fiscal quarters, is at least 1.90x and 1.50x,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1190 Discovery Way, 900 5th Avenue Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 10 Moffett Towers II – Buildings 3 & 4	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,450,000 44.3% 3.46x 13.2%

respectively, or (B) at least $35,063,300 is reserved as excess collateral, (iii) during the continuance of a Moffett Towers II – Buildings 3 & 4 Lease Sweep Period, or (iv) from and after the ARD.

A “Moffett Towers II – Buildings 3 & 4 Lease Sweep Period” means, prior to the ARD, any period (i) commencing upon the date that Facebook (or any replacement tenant) cancels, terminates or delivers notice of cancellation or termination of any of its leases with respect to all or a material portion of the related space (at least 40,000 or more sq. ft. of space (or, if a full floor of space is less than 40,000 sq. ft. of space, a full floor of space)) and ending when (a) both (1) one or more replacement tenants acceptable to the lender is in possession and paying rent under one or more qualified replacement leases and (2) each of the debt service coverage ratio (as calculated under the loan documents) of the Moffett Towers II – Buildings 3 & 4 Whole Loan and the aggregate debt service coverage ratio (as calculated under the loan documents) of the Moffett Towers II – Buildings 3 & 4 Whole Loan and the Moffett Towers II – Buildings 3 & 4 Mezzanine Loan is at least equal to the respective debt service coverage ratio immediately prior to such period or (b) $35.00 per sq. ft. for the applicable terminated space has been reserved, (ii) commencing upon the date that Facebook (or any replacement tenant) goes dark at 20% or more of one of its leased spaces (unless such tenant or replacement tenant is an investment grade entity) and ending when (a) one or more replacement tenants acceptable to the lender is in possession of such space and paying rent under a qualified replacement lease or an investment grade subtenant has assumed such lease or (b) $50.00 per sq. ft. for the applicable terminated space has been reserved, (iii) during the continuance of a default of a lease of Facebook (or any replacement tenant) beyond any applicable notice and cure period and ending when (a) such default is cured and no other default occurs for three consecutive months following such cure or (b) $35.00 per sq. ft. for the applicable terminated space has been reserved, (iv) commencing upon the occurrence of an insolvency proceeding involving Facebook (or any replacement tenant) and ending when such insolvency proceedings have been terminated and each applicable lease has been affirmed, assumed or assigned in a manner satisfactory to the lender, or (v) commencing upon the date on which Facebook becomes rated by at least two of Fitch, Moody’s and S&P and is subsequently downgraded below investment grade and ending when (a) one or more replacement tenants acceptable to the lender is in possession and paying rent under one or more qualified replacement leases, (b) Facebook (or its parent) is restored as an investment grade entity or the entirety of the applicable space has been sublet to an investment grade subtenant which is paying rent at a contract rate no less than that of the rate under the Facebook lease or (c) $35,063,300 has been reserved.

Initial and Ongoing Reserves.

Tax Reserve. At loan origination, the borrower deposited $525,523 into a real estate tax reserve account. On a monthly basis, the borrowers are required to deposit an amount equal to 1/12 of the estimated annual real estate taxes, which currently equate to $87,587, into a tax reserve.

Insurance Reserve. Insurance escrows are waived so long as the Moffett Towers II – Buildings 3 & 4 Property is covered by an acceptable blanket policy (which is currently maintained). If such condition is no longer satisfied, on each monthly payment date, the borrower will be required to fund an insurance reserve equal to 1/12 of the amount that the lender estimates will be necessary to pay the annual insurance premiums.

Replacement Reserve. On a monthly basis, during the continuance of a Moffett Towers II – Buildings 3 & 4 Trigger Period, the borrower is required to escrow an amount equal to approximately $12,085 into a capital expenditure reserve.

Rollover Reserve. At loan origination, the borrower deposited $23,165,933 for outstanding tenant improvements relating to the Facebook space.

Free Rent Reserve. At loan origination, the borrower deposited $16,127,329 for outstanding rent concessions due under the Facebook lease. This reserve is inclusive of both free rent and gap rent. The rent concession reserve will be drawn down from August 2019 to December 2019.

Lease Sweep Reserve: On each monthly payment date during the continuance of a Lease Sweep Period, but only until the aggregate lease sweep funds transferred in the lease sweep account during the lease sweep in question (inclusive of the initial lease termination payment application made into the lease sweep account with respect to such Lease Sweep Period) equals the Moffett Towers II – Buildings 3 & 4 Lease Sweep Reserve Threshold , borrower is required to pay to lender, (i), the Required Minimum Monthly Lease Sweep Deposit Amount and (ii) available cash. The “Required Minimum Monthly Lease Sweep Deposit Amount” is equal to $1,031,600.

Debt Service Reserve: If, during a Lease Sweep Period, the aggregate lease sweep funds transferred into the lease sweep account during the Moffett Towers II – Buildings 3 & 4 Lease Sweep Period in question equals the Moffett Towers II – Buildings 3 & 4 Lease Sweep Reserve Threshold, then on each monthly payment date during such Moffett Towers II – Buildings 3 & 4 Lease Sweep Period, all Required Minimum Monthly Lease Sweep Deposit Amounts (as defined below) and available cash required to be deposited must be deposited into the Debt Service Reserve account.

Current Mezzanine or Subordinate Indebtedness. Concurrently with the origination of the Moffett Towers II – Buildings 3 & 4 Whole Loan, GS Bank, DBNY and BCREI made an $85,000,000 mezzanine loan (the “Moffett Towers II – Buildings 3 & 4 Mezzanine Loan”) to MT2 B3-4 Mezz LLC, the sole member of the borrower, which is secured by a pledge of the sole member’s ownership interest in the borrower. The Moffett Towers II – Buildings 3 & 4 Mezzanine Loan is coterminous with the Moffett Towers II – Buildings 3 & 4 Whole Loan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1190 Discovery Way, 900 5th Avenue Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 10 Moffett Towers II – Buildings 3 & 4	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,450,000 44.3% 3.46x 13.2%

and accrues interest at a per annum rate equal to (i) prior to the ARD, 5.75% and (ii) from and after the ARD, the greater of (a) 7.25% and (b) the rate for U.S. dollar swaps with a 10-year maturity, as of two business days prior to the ARD, plus 1.50%. The lenders of the Moffett Towers II – Buildings 3 & 4 Whole Loan and the Moffett Towers II – Buildings 3 & 4 Mezzanine Loan entered into an intercreditor agreement that provides for customary consent rights, cure rights and the right to purchase the defaulted mortgage loan. The Moffett Towers II – Buildings 3 &4 Mezzanine Loan was sold to a third party. See “Description of the Mortgage Pool—Additional Indebtedness—Existing Mezzanine Debt” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None; however, see “The Property” above regarding the release of a portion of the Common Area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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926 J Street Sacramento, CA 95814	Collateral Asset Summary – Loan No. 11 The Citizen Hotel Sacramento	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 53.4% 2.95x 14.9%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Acquisition
Borrower Sponsors:	Joao Woiler; Pedro Miranda
Borrower:	CL1 Sacramento, LLC
Original Balance(1):	$34,000,000
Cut-off Date Balance(1):	$34,000,000
% by Initial UPB:	4.2%
Interest Rate:	4.11000%
Payment Date:	6th of each month
First Payment Date:	September 6, 2019
Maturity Date:	August 6, 2029
Amortization:	Interest Only
Additional Debt(1):	$6,000,000 B Note, $5,950,000 Subordinate RASA Loans
Call Protection:	L(24), D(93), O(3)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$131,970	$26,394	NAP
Insurance:	$98,383	$6,887	NAP
FF&E:	$0	(3)	NAP
Other(4):	$6,172,287	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Sacramento, CA
Year Built / Renovated:	2008 / NAP
Total Rooms:	196
Property Management:	Interstate Management Company, LLC
Underwritten NOI:	$5,075,104
Underwritten NCF:	$4,180,922
Appraised Value(2):	$63,700,000
Appraisal Date:	July 1, 2020

Historical NOI
Most Recent NOI:	$5,853,010 (T-12 May 31, 2019)
2018 NOI:	$5,432,833 (December 31, 2018)
2017 NOI:	$4.761.703 (December 31, 2017)
2016 NOI:	$3,273,794 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	84.7% (T12 May 31, 2019)
2018 Occupancy:	84.5% (December 31, 2018)
2017 Occupancy:	89.2% (December 31, 2017)
2016 Occupancy:	83.7% (December 31, 2016)

Financial Information
Tranche	Cut-off Date Balance	Balance per Room Cut-off / Balloon	LTV Cut-off / Balloon(2)	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$34,000,000	$173,469 / $173,469	53.4% / 53.4%	3.58x / 2.95x	14.9% / 12.3%	14.9% / 12.3%
B Note	$6,000,000
Whole Loan	$40,000,000	$204,082 / $204,082	62.8% / 62.8%	2.51x / 2.06x	12.7% / 10.5%	12.7% / 10.5%
(1)	The Citizen Hotel Sacramento mortgage loan (“The Citizen Hotel Sacramento Loan”) is part of a whole loan evidenced by two promissory notes in the aggregate outstanding principal balance as of the Cut-off Date of $40 million (“The Citizen Hotel Sacramento Whole Loan”). The Citizen Hotel Sacramento Loan represents a senior interest, and the related B note represents a subordinate interest, in The Citizen Hotel Sacramento Whole Loan. See "Whole Loan Summary" herein.

(2)	The Appraised Value represents an “As Complete” value, as of July 1, 2020, which assumes the completion of the required PIP at the Citizen Hotel Sacramento Property (as defined below). At origination, the borrower reserved $6,147,912, which is approximately 125% of the anticipated cost of the required PIP. The “as is” appraised value of $57,300,000 as of June 13, 2019 results in a Cut-off LTV and Balloon LTV of 59.3% for the Citizen Hotel Sacramento loan and 69.8% for the Citizen Hotel Sacramento Whole Loan.

(3)	On each monthly payment date, the borrower is required to deposit into a furniture, fixtures and equipment (“FF&E”) reserve an amount equal to the greater of (i) the deposit required by the franchisor on account of FF&E under the franchise agreement, (ii) 1/12th of 4% of the gross income for the Citizen Hotel Sacramento Property during the immediately preceding calendar year, and (iii) 1/12th of 4% of the gross income for the Citizen Hotel Sacramento Property in the projected budget for the immediately succeeding year.

(4)	At origination, the borrower was required to fund a $6,147,912 PIP reserve, and an initial payment of $24,375 for an engineering reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

926 J Street Sacramento, CA 95814	Collateral Asset Summary – Loan No. 11 The Citizen Hotel Sacramento	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 53.4% 2.95x 14.9%

The relationship between the holders of The Citizen Hotel Sacramento Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans—The Citizen Hotel Sacramento Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A	$34,000,000	$34,000,000	CD 2019-CD8	No
B	6,000,000	6,000,000	KCM Sacramento LLC	Yes(1)
Whole Loan	$40,000,000	$40,000,000

(1) With respect to The Citizen Hotel Sacramento Whole Loan, the initial Control Note is Note B. Following the occurrence (and during the continuance) of a Note B control appraisal period (within the meaning of the related co-lender agreement), Note A will be the Control Note. See “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans—The Citizen Hotel Sacramento Whole Loan” in the Preliminary Prospectus.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$34,000,000	53.3%	Purchase Price	$56,000,000	88.2%
B Note	6,000,000	9.4	Upfront Reserves	6,402,639	10.1
Principal’s New Cash Distribution	21,229,157	33.4	Closing Costs	1,114,931	1.8
Other Sources	2,288,414	3.6
Total Sources	$63,517,570	100.0%	Total Uses	$63,517,570	100.0%

The Borrower / Borrower Sponsors. The borrower is CL1 Sacramento, LLC, a Delaware limited liability company structured to be bankruptcy remote with one independent director in its organizational structure. The borrower sponsors and non-recourse carveout guarantors are Joao Woiler and Pedro Miranda.

Mr. Pedro Miranda was previously the founder and CEO of Itacare Capital, a publicly traded investment company focused on Brazilian real estate. Mr. Miranda has over 20 years of real estate and finance experience, and has taken two financial companies public raising a total of $500 million. Mr. Joao Woiler is an experienced owner and operator of full-service hotels, and was previously the Executive Vice President of Regalia Group, the developer of Regalia on the Ocean, a $340 million residential tower in Sunny Isles and One Thousand Museum by Zaha Hadid, a $600 million residential condo, both in Miami, Florida.

The Property. The Citizen Hotel Sacramento property (“The Citizen Hotel Sacramento Property”) is a 196-room full service hospitality property in Sacramento, California. The Citizen Hotel Sacramento Property was originally built in 1925 as the California State Life Insurance Building. The 16-story office building closed in 2006 for extensive renovations and redevelopment and was reopened in December 2008 as a boutique concept known as The Citizen Hotel Sacramento. In 2015, the hotel was rebranded as a part of Marriot’s Autograph Collection, with a 21-year franchise agreement that expires September 1, 2040. The Citizen Hotel Sacramento Property features a fitness center, two-computer business center, 9,403 SF of meeting and banquet space, the Grange Restaurant & Bar, and off-site valet parking.

The Citizen Hotel Sacramento Property has a room mix of 101 king, 45 double/double, 28 queen, 14 one-bedroom suites, with five junior suites, two penthouse suites, and one governor’s suite. The guestroom bathrooms are standard in size, featuring a shower-in-tub or standalone shower and single sink with marble vanity area.

The hotel includes a 2,280 SF Plaza Park Ballroom, which is located on the ground floor and can accommodate large group events. Supporting the ballroom is the Quorum Room, located on the second floor, which features two flexible salons. Additionally, the hotel features a Metropolitan Terrace, which is located on the seventh floor. Furthermore the Scandal Lounge, located on the second floor above the lobby, is expected to be repurposed and converted into a lobby bar.

The Citizen Hotel Sacramento Property is subject to and encumbered by two deeds of trust held by the Redevelopment Agency Successor Agency of the City of Sacramento ("RASA"), securing the repayment of (1) a $5,100,000 loan (the "Hotel Development Loan") made in connection with the development of the hotel portion of the Citizen Hotel Sacramento Property (the "Hotel") and (2) an $850,000 loan (the "Restaurant Development Loan" and collectively with the Hotel Development Loan, the "RASA Loans") made in connection with the development of the restaurant portion of the Citizen Hotel Sacramento Property (the "Restaurant"). Each of the RASA Loans is interest-free. The Hotel Development Loan matures fifty years following the date that amortization payments are first required, a determination made based on revenue and net operating income generated by the Hotel. The Restaurant Development Loan was recently extended and matures on December 1, 2023, and amortization payments will commence upon the occurrence of a percentage rent under an imputed (or, if applicable, actual) lease for the operation of the Restaurant. Pursuant to a Subordination Agreement between the Citizen Hotel Sacramento Loan lender and RASA, the RASA Loans are fully subordinate to the Citizen Hotel Sacramento Loan and RASA is prohibited from exercising any of its rights to foreclose on the deed of trust securing the RASA Loans without the consent of the Citizen Hotel Sacramento Loan lender for so long as the Citizen Hotel Sacramento Loan remains outstanding.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

926 J Street Sacramento, CA 95814	Collateral Asset Summary – Loan No. 11 The Citizen Hotel Sacramento	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 53.4% 2.95x 14.9%

Historical Occupancy, ADR, RevPAR(1)(2)
	Citizen Hotel Sacramento			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2017	89.2%	$186.67	$166.57	80.9%	$169.94	$137.50	110.3%	109.8%	121.1%
2018	84.4%	$210.31	$177.60	81.2%	$179.14	$145.53	104.0%	117.4%	122.0%
YTD March 2019	87.2%	$231.68	$201.98	81.8%	$194.61	$159.13	106.6%	119.0%	126.9%
(1)	Source: Appraisal.

(2)	Variances between the information presented above and the information presented in the Cash Flow Analysis table with respect to Occupancy, ADR and RevPAR at The Citizen Hotel Sacramento Property are attributable to variances in reporting methodologies and/or timing differences.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2015	2016	2017	2018	T-12 5/31/2019	U/W	U/W per Room
Occupancy	78.2%	83.7%	89.2%	84.4%	84.7%	84.7%
ADR	$165.97	$171.46	$186.67	$210.31	$215.05	$215.05
RevPAR	$129.71	$143.49	$166.57	$177.60	$182.12	$182.12

Room Revenue	$9,279,585	$10,293,484	$11,916,737	$12,705,848	$13,028,607	$13,028,607	$66,472.48
F&B Revenue	7,710,422	7,530,950	7,689,358	7,843,694	8,091,983	8,091,983	$41,285.63
Other Revenue(1)	823,674	903,983	995,766	1,161,338	1,233,956	1,233,956	$6,295.69
Total Revenue	$17,813,681	$18,728,417	$20,601,861	$21,710,880	$22,354,546	$22,354,546	$114,053.81

Total Departmental Expense	$9,947,822	$10,049,674	$10,154,992	$10,408,249	$10,562,738	$10,562,738	$53,891.52
Total Undistributed Expense	3,746,628	4,603,382	5,127,368	5,290,549	$5,478,614	5,946,818	$30,340.91
Total Fixed Charges	1,401,231	801,567	557,798	579,249	460,184	769,887	$3,927.99
Total Operating Expenses	$15,095,681	$15,454,623	$15,840,158	$16,278,047	$16,501,536	$17,279,442	$88,160.42

Net Operating Income	$2,718,000	$3,273,794	$4,761,703	$5,432,833	$5,853,010	$5,075,104	$25,893.39
FF&E Expenses	712,444	749,137	824,074	868,435	894,182	894,182	$4,562.15
Net Cash Flow	$2,005,556	$2,524,657	$3,937,629	$4,564,398	$4,958,828	$4,180,922	$21,331.23

(1)	Other Income includes minor operating revenue, parking, and miscellaneous income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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41-23 Crescent Street Long Island City, NY 11101	Collateral Asset Summary – Loan No. 12 Crescent Club	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,500,000 28.3% 4.58x 14.6%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Credit Assessment
Fitch/DBRS/S&P(4):	BBBsf / AA(high) / N/A
Borrower Sponsors:	Leah Weiss; SW Trust
Borrower:	Crescent Club LLC
Original Balance:	$27,500,000
Cut-off Date Balance:	$27,500,000
% by Initial UPB:	3.4%
Interest Rate:	3.13200%
Payment Date:	1st of each month
First Payment Date:	September 1, 2019
Maturity Date:	August 1, 2029
Amortization:	Interest Only
Additional Debt(1):	$34,000,000 Mezzanine Debt
Call Protection:	L(24), D(93), O(3)
Lockbox / Cash Management:	Soft (Residential) Hard (Commercial) / In Place

Reserves
	Initial	Monthly	Cap
Taxes:	$10,500	$5,250	NAP
Insurance:	$27,181	$5,256	NAP
Replacement:	$100,000	Springing	$100,000
Immediate Repairs:	$55,770	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	High-Rise Multifamily
Collateral:	Fee Simple
Location:	Long Island City, NY
Year Built / Renovated:	2012 / NAP
Units(2):	130
Property Management:	Skyline Property Management NY Inc, d/b/a Prospect Management
Underwritten NOI:	$4,028,679
Underwritten NCF:	$3,999,755
Appraised Value:	$97,200,000
Appraisal Date:	June 21, 2019

Historical NOI
Most Recent NOI:	$4,224,955 (T-12 May 31, 2019)
2018 NOI:	$4,238,857 (December 31, 2018)
2017 NOI:	$4,140,127 (December 31, 2017)
2016 NOI(3):	NAV

Historical Occupancy
Most Recent Occupancy:	96.2% (June 24, 2019)
2018 Occupancy:	98.0% (December 31, 2018)
2017 Occupancy:	96.0% (December 31, 2017)
2016 Occupancy:	97.0% (December 31, 2016)

Financial Information
Tranche	Cut-off Date Balance	Balance per Unit Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$27,500,000	$211,538 / $211,538	28.3% / 28.3%	4.61x / 4.58x	14.6% / 14.5%	14.6% / 14.5%
Mezzanine Loan(1)	34,000,000
Total Debt	$61,500,000	$473,077 / $411,859	63.3% / 55.1%	1.09x / 1.08x	6.6% / 6.5%	7.5% / 7.5%
(1)	The mezzanine loan is currently held by John Hancock Life Insurance Company (U.S.A).

(2)	The Crescent Club property is comprised of 130 residential units and 7,649 sq. ft. of commercial space. The commercial income represents 7.2% of the effective gross income at the Crescent Club property. The residential units were 96.2% occupied and the commercial units were 100.0% occupied as of June 24, 2019.

(3)	The Crescent Club borrower sponsor acquired the Crescent Club Property in 2016. As a result, 2016 NOI is not available.

(4)	Fitch and DBRS provided the listed assessments for the Crescent Club Loan in the context of its inclusion in the mortgage pool. S&P does not provide a credit assessment but confirmed that the Crescent Club Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41-23 Crescent Street Long Island City, NY 11101	Collateral Asset Summary – Loan No. 12 Crescent Club	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,500,000 28.3% 4.58x 14.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$27,500,000	44.7%	Prior Loan Payoff	$60,386,317	98.2%
Mezzanine Loan	34,000,000	55.3	Return of Equity	303,402	0.5
			Reserves	193,451	0.3
			Closing Costs	616,830	1.0
Total Sources	$61,500,000	100.0%	Total Uses	$61,500,000	100.0%

The Borrower Sponsor The sponsor and non-recourse guarantor for the Crescent Club loan is Leah Weiss. In addition, SW Trust is a non-recourse guarantor. Leah Weiss is the trustee of SW Trust and has been actively involved with Weiss Realty for over 40 years. Weiss Realty is a family based real estate firm with 39 properties encompassing approximately 7.0 million sq. ft. of real estate. The majority of their properties are located in the New York metropolitan area throughout Brooklyn, Queens, Manhattan, the Bronx, Rockland County, and Albany.

The Property The Crescent Club property is a 130-unit, rent-stabilized multifamily property with ground floor retail space and a 29-car parking garage located at 41-23 Crescent Street in Long Island City, New York. The property was 96.2% (residential) and 100.0% (retail) occupied as of June 24, 2019. The property is comprised of 130 residential units (108,531 sq. ft.), 2 retail units (7,649 sq. ft.), and a 29-car parking garage. The restaurant tenant has two 5-year renewal options when its lease expires in July 2024. The Crescent Club property offers a unit-mix of 13 studio units, 71 one-bedrooms, 41 two-bedrooms, and 5 three-bedroom apartments. Amenities at the Crescent Club property include a lobby/concierge desk, roof deck, fitness center, outdoor yoga, resident lounge, kids room, and storage units.

The Crescent Club property benefits from a 421-a tax incentive program, of which it is in year nine of 15 of the tax exemption. Established as a benefit for rent-stabilized apartment buildings, the 421-a tax exemption in place at the Crescent Club property lasts for 15 years, providing the Crescent Club borrower a 100% exemption from any increases in the Crescent Club property’s real estate taxes for 11 years, then phasing out the exemption by 20% every year thereafter. The lender underwrote taxes to the average taxes over the term of the Crescent Club loan. Current unabated taxes are equal to $1,079,437 compared to underwritten abated taxes of $742,235. For additional information, see “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

Unit Mix(1)
Type	# of Units	Occupied Units	% Occupied	Avg. sq. ft. per Unit	Total sq. ft.	Avg. Rent per Unit
Studio	13	13	100.0%	524	6,816	$2,626
1BR / 1BA	71	67	94.4	692	49,143	$3,180
2BR / 2BA	41	40	97.6	1,111	45,536	$4,358
3BR / 2BA	1	1	100.0	1,436	1,436	$5,975
3BR / 2.5BA	4	4	100.0	1,400	5,600	$5,936
Total / Wtd. Avg.	130	125	96.2%	835	108,531	$3,603
Retail Sq. Ft./Rent PSF	2	2	100%	3,825	7,649	$30
(1)	Based on the underwritten rent roll dated as of June 24, 2019.

Cash Flow Analysis.

Cash Flow Analysis
	2017	2018	T-12 5/31/2019	U/W(1)	U/W per Unit
Base Rent	$5,014,853	$4,993,797	$4,974,405	$5,620,259	$43,232.76
Other Income(2)	275,033	296,609	307,425	421,177	$3,239.82
Less: Vacancy	0	0	0	(245,869)	($1,891.30)
Effective Gross Income(3)	$5,321,470	$5,343,321	$5,334,258	$5,847,996	$44,984.58
Total Operating Expenses(4)	1,181,343	1,104,464	1,109,303	1,819,317	$13,994.75
Net Operating Income	$4,140,127	$4,238,857	$4,224,955	$4,028,679	$30,989.84
TI/LC	0	0	0	0	$0.00
Capital Expenditures	0	0	0	28,924	$222.49
Net Cash Flow	$4,140,121	$4,238,857	$4,224,955	$3,999,755	$30,767.35
(1)	Based on the underwritten rent roll dated as of June 24, 2019.

(2)	Other Income consists of rent from the retail tenants and parking income.

(3)	The increase from T-12 Effective Gross Income to U/W Effective Gross Income is primarily due to new residential leases as well as a new management company.

(4)	The Crescent Club property benefits from a 421-a tax incentive program, of which it is in year nine of 15 of the tax exemption. The lender underwrote taxes to the average taxes over the term of the Crescent Club loan. Current unabated taxes are equal to $1,079,437 compared to underwritten abated taxes of $742,235.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13003 -13075 Victory Boulevard North Hollywood, CA 91606	Collateral Asset Summary – Loan No. 13 Victory Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 49.2% 2.02x 10.3%

Mortgage Loan Information
Loan Seller:	MPCC
Loan Purpose:	Refinance
Borrower Sponsors:	Steven Usdan; Helena Usdan; CCA Acquisition Company, LLC
Borrower:	KW Victory Plaza Loan, LLC
Original Balance:	$27,000,000
Cut-off Date Balance:	$27,000,000
% by Initial UPB:	3.3%
Interest Rate:	4.86000%
Payment Date:	1st of each month
First Payment Date:	February 1, 2019
Maturity Date:	January 1, 2029
Amortization:	Interest Only
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection:	L(17), YM1(96), O(7)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$82,970	$21,530	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$1,932	$46,368
TI/LC(2):	$1,164,688	$8,523	$204,552
Other(3):	$0	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	North Hollywood, CA
Year Built / Renovated:	1949, 1977-1978 / 2016-2017
Total Sq. Ft.:	136,580
Property Management:	Arcadia Management Group, Inc.
Underwritten NOI:	$2,775,386
Underwritten NCF:	$2,683,891
Appraised Value:	$54,900,000
Appraisal Date:	October 17, 2018

Historical NOI(4)
Most Recent NOI(5):	$2,564,330 (T-12 March 31, 2019)
2018 NOI:	$2,453,665 (December 31, 2018)
2017 NOI:	$1,666,084 (December 31, 2017)
2016 NOI:	$1,446,345 (December 31, 2016)

Historical Occupancy(4)
Most Recent Occupancy(5):	100.0% (July 22, 2019)
2018 Occupancy:	89.8% (December 31, 2018)
2017 Occupancy:	82.3% (December 31, 2017)
2016 Occupancy;	80.7% (December 31, 2016)

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$27,000,000	$198 / $198	49.2% / 49.2%	2.09x / 2.02x	10.3% / 9.9%	10.3% / 9.9%
(1)	Future mezzanine debt is permitted provided that, among other things, (i) the combined debt service coverage ratio is no less than what it was at loan origination (1.75x), (ii) the combined loan-to-value ratio is no more than 49.0%, (iii) the combined debt yield is no less than 8.6% and (iv) lease rollover in any given year of the remainder of the loan term shall not exceed 30% of net rentable area (“NRA”).

(2)	The Initial TI/LC Reserve includes outstanding tenant improvement obligations with respect to the Vallarta Supermarket (“Vallarta”) and Laque Nail Bar leases.

(3)	The Other Reserve includes the Vallarta trigger escrow (“Vallarta Trigger Escrow”). In the event a Vallarta cash management trigger event occurs during the loan term, under certain circumstances the borrower may cure such Vallarta trigger event by depositing $250,000 into the Vallarta Trigger Escrow.

(4)	The increase in NOI and Occupancy from 2016 to 2018 was due to a $10.3 million renovation and repositioning of the asset between 2016 and 2017.

(5)	The Most Recent NOI and Most Recent Occupancy include a lease with US Renal Care (8.9% of NRA and 11.5% of U/W Base Rent). US Renal Care is not in occupancy or paying rent and because the lease was signed after origination of the loan, there is no escrow for outstanding tenant improvements, leasing commissions or free rent. The US Renal Care lease is expected to commence upon delivery of the possession of the premises to US Renal Care with the borrower’s work substantially completed, which delivery is required to occur within six weeks after the issuance of permits for the borrower’s work (“Required Delivery Date”). Rent will commence 120 days from lease commencement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13003 -13075 Victory Boulevard North Hollywood, CA 91606	Collateral Asset Summary – Loan No. 13 Victory Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 49.2% 2.02x 10.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,000,000	100.0%	Loan Payoff	$24,696,683	91.5%
			Upfront Reserves	1,247,658	4.6%
			Closing Costs	576,145	2.1%
			Return of Equity	479,514	1.8%
Total Sources	$27,000,000	100.0%	Total Uses	$27,000,000	100.0%

The Borrower / Borrower Sponsors. The borrower is KW Victory Plaza Loan, LLC, a Delaware limited liability company. The borrower is a joint venture between CCA Acquisition Company, LLC (“CCA”) and Kennedy-Wilson, Inc. (“KW”).

The borrower sponsors and nonrecourse carveout guarantors are Steven Usdan, Helena Usdan, and CCA Acquisition Company, LLC. CCA was formed in 1998 by carveout guarantor, president and managing member, Steve Usdan. Since then CCA has acquired, re-developed or developed over 6.8 million sq. ft. of retail space, consisting of over 73 properties. CCA’s current portfolio consists of 42 commercial properties totaling over 4.1 million sq. ft. KW, headquartered in Beverly Hills, California, is a real estate investment company that has been in business for over 30 years and has 344 employees in 17 global offices as of the first quarter of 2019. KW has ownership interests in approximately 53 million sq. ft. of property globally.

The Property. The property is a 136,580 sq. ft. anchored neighborhood shopping center (the “Victory Plaza Property”) located in the North Hollywood area within Los Angeles. A majority of the Victory Plaza Property was constructed in 1977/1978, with the CitiBank building constructed in 1949. The borrower acquired the Victory Plaza Property in early 2014 and spent approximately $10.3 million on renovating and repositioning the asset in 2016/2017. Renovations consisted of a gut rehabilitation/construction of the Petco and Chipotle/Blaze buildings, tenant improvements, façade and sign renovation, new HVAC, roof replacement, and parking lot improvements. The Victory Plaza Property is improved with two multi-tenant retail buildings, one single-tenant bank branch building and a two-tenant pad building situated on a 12.2-acre site. Parking for the Victory Plaza Property includes 730 surface parking spaces, resulting in a parking ratio of approximately 5.35 spaces per 1,000 sq. ft.

The Victory Plaza Property is currently 100.0% leased by 23 tenants. The largest tenant, Vallarta Supermarket, occupies 31,117 sq. ft. (22.8% of NRA) through November of 2033. Vallarta had an original lease expiration of 2022 but executed a lease amendment on October 18, 2018 which extended the term to 2033. The borrower agreed to provide a TI allowance of $1 million and according to the store manager, Vallarta expects to spend another $1 million to $2 million of their own money to remodel the store in 2019. Since acquiring the Victory Plaza Property, the borrower has executed renewals or new leases for all but two tenants (97.1% of the NRA) including all of the anchor and junior anchor spaces (Vallarta, LA Fitness, Petco, CVS Pharmacy and US Renal Care), taking occupancy from 80.7% in 2016 to 100.0% in 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13003 -13075 Victory Boulevard North Hollywood, CA 91606	Collateral Asset Summary – Loan No. 13 Victory Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 49.2% 2.02x 10.3%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent(3)	Lease Expiration	YE 2018 Sales PSF	YE 2018 Occupancy Cost

LA Fitness	NR / NR / NR	28,830	21.1%	$20.81	19.8%	12/31/2025	NAP	NAP
Petco	NR / B3 / NR	15,000	11.0	$24.00	11.9	01/31/2028	NAP	NAP
US Renal Care(4)	NR / B3 / B	12,199	8.9	$28.50	11.5	12/31/2029	NAP	NAP
Vallarta Supermarket(5)	NR / NR / NR	31,117	22.8	$7.49	7.7	11/30/2033	$593	2.3%
Fashion Q	NR / NR / NR	4,000	2.9	$40.74	5.4	10/31/2020	$221	21.6%
CitiBank	A+ / Aa3 / A+	3,324	2.4	$47.02	5.2	09/30/2024	NAP	NAP
Laque Nail Bar	NR / NR / NR	3,504	2.6	$34.63	4.0	06/30/2026	NAP	NAP
Uncle Tony's Pizza	NR / NR / NR	2,600	1.9	$42.96	3.7	11/30/2022	NAP	NAP
Blaze Pizza(6)	NR / NR / NR	2,398	1.8	$46.00	3.6	06/30/2027	$436	11.9%
Fashion Q Shoes	NR / NR / NR	2,450	1.8	$40.74	3.3	10/31/2020	$134	35.5%
Subtotal / Wtd. Avg.		105,422	77.2%	$21.85	76.1%
Remaining Tenants		31,158	22.8	$23.23	23.9
Subtotal / Wtd. Avg. Occupied		136,580	100.0%	$22.16	100.0%
Vacant Space		0	0.0
Total / Wtd. Avg.		136,580	100.0%

(1)	Based on the underwritten rent roll dated as of July 22, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	U/W Base Rent PSF includes rent steps through February 1, 2020.

(4)	The US Renal Care lease is currently terminable by either party upon written notice delivered to the other party by August 23, 2019. In addition, if the borrower fails to deliver the premises within 90 days after the Required Delivery Date, US Renal Care has the right to terminate upon written notice; however, if the borrower causes the term commencement to occur within 10 business days after receipt of written notice, the termination notice is null and void. US Renal Care also has the one-time right to terminate its lease effective in year five of its lease term (2024) upon six months’ notice, which notice must be provided within the first 60 days of the fifth year, and payment of a termination fee equal to the sum of unamortized tenant improvements, unamortized leasing commissions and an amount equal to six months of rent and estimated NNN charges.

(5)	Vallarta Supermarket has the one-time right to terminate its lease effective November 30, 2022 if tenant is unable to obtain permits for tenant’s work by December 31, 2019 (the “Required Permit Date”) by providing written notice to the borrower on or prior to the Required Permit Date ("Permit Contingency"). In the event the tenant elects to terminate its lease because of the Permit Contingency, (i) the tenant may not proceed with the tenant's work and the borrower will not have the related $1,000,000 TI allowance obligation; and (ii) rent will remain at $4.24 per sq. ft. from December 1, 2019 through November 30, 2022 (instead of increasing to $7.49 per sq. ft.). Vallarta Supermarket’s work includes a small expansion, a new loading dock at the rear of the building and an interior remodel.

(6)	Blaze Pizza has the one-time right to terminate its lease upon written notice to the borrower within 60 days after the expiration of the fifth lease year (2022), if gross sales for the fourth lease year do not equal or exceed $1,300,000. Blaze Pizza must pay a termination fee in an amount equal to 50% of the tenant allowance plus $36,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13003 -13075 Victory Boulevard North Hollywood, CA 91606	Collateral Asset Summary – Loan No. 13 Victory Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 49.2% 2.02x 10.3%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	4	9,950	7.3	9,950	7.3%	$39.66	13.0	13.0%
2021	0	0	0.0	9,950	7.3%	$0.00	0.0	13.0%
2022	4	18,878	13.8	28,828	21.1%	$13.80	8.6	21.6%
2023	2	2,141	1.6	30,969	22.7%	$37.15	2.6	24.3%
2024	1	3,324	2.4	34,293	25.1%	$47.02	5.2	29.4%
2025	1	28,830	21.1	63,123	46.2%	$20.81	19.8	49.3%
2026	1	3,504	2.6	66,627	48.8%	$34.63	4.0	53.3%
2027	4	7,378	5.4	74,005	54.2%	$40.59	9.9	63.2%
2028	3	18,284	13.4	92,289	67.6%	$27.15	16.4	79.6%
2029	2	13,174	9.6	105,463	77.2%	$29.28	12.7	92.3%
Thereafter	1	31,117	22.8	136,580	100.0%	$7.49	7.7	100.0%
Vacant	NAP	0	0.0	136,580	100.0%	NAP	NAP
Total / Wtd. Avg.	23	136,580	100.0%			$22.16	100.0%

(1)	Based on the underwritten rent roll dated July 22, 2018.

(2)	Certain tenants may have termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this lease rollover schedule.

(3)	Includes contractual rent steps of $120,673 through February 1, 2020.

Cash Flow Analysis
	2016	2017	2018	T-12 3/31/2019	U/W(1)(2)	U/W (PSF)
Base Rent	$1,572,890	$1,936,372	$2,496,698	$2,534,214	$2,906,417	$21.28
Potential Income from Vacant Space	0	0	0	0	0	$0.00
Rent Steps(3)	0	0	0	0	120,673	$0.88
Total Reimbursement Revenue	334,367	395,004	639,491	777,885	827,545	$6.06
Percentage Rent	9,134	0	25,142	0	0	$0.00
Other Income(4)	5,000	302	7,842	10,598	26,225	$0.19
Less: Vacancy(5)	0	0	0	0	(192,731)	($1.41)
Effective Gross Income	$1,921,391	$2,331,678	$3,169,173	$3,322,697	$3,688,129	$27.00
Total Expenses	475,046	665,594	715,508	758,367	912,743	$6.68
Net Operating Income(6)	$1,446,345	$1,666,084	$2,453,665	$2,564,330	$2,775,386	$20.32
TI/LC	0	0	0	0	68,276	$0.50
Capital Expenditures	0	0	0	0	23,219	$0.17
Net Cash Flow	$1,446,345	$1,666,084	$2,453,665	$2,564,330	$2,683,891	$19.65
(1)	The U/W Base Rent was based on the underwritten rent roll dated July 22, 2019.

(2)	U/W Base Rent includes rent from US Renal Care ($347,672 or 11.5% of U/W Base Rent) which is not in occupancy or paying rent. The lease was executed on July 10, 2019 which was after origination of the loan, therefore there is no escrow for outstanding tenant improvements, leasing commissions, or free rent. The US Renal Care lease is expected to commence upon delivery of the possession of the premises to US Renal Care with the borrower’s work substantially completed (approximately six weeks after the issuance of permits for the borrower’s work) and rent will commence 120 days from lease commencement.

(3)	Contractual rent steps were underwritten through February 1, 2020.

(4)	U/W Other Income includes income from a cell tower lease. This income was historically included in Base Rent.

(5)	Vacancy is underwritten at 5.0%.

(6)	The increase in Net Operating Income (“NOI”) from 2016 to 2018 was due to a $10.3 million renovation and repositioning of the asset between 2016 and 2017. The increase from T-12 3/31/2019 NOI to U/W NOI is due to the new lease with US Renal Care.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3100-3500 Northwest 2nd Avenue Boca Raton, FL 33431	Collateral Asset Summary – Loan No. 14 Boca Raton Design Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 62.8% 1.89x 9.8%

Mortgage Loan Information
Loan Seller:	MPCC
Loan Purpose:	Refinance
Borrower Sponsor:	Timothy R. Lewis
Borrower:	Boca Raton Design Center, LLC
Original Balance:	$24,000,000
Cut-off Date Balance:	$24,000,000
% by Initial UPB:	3.0%
Interest Rate:	4.95000%
Payment Date:	1st of each month
First Payment Date:	February 1, 2019
Maturity Date:	January 1, 2029
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(31), D(85), O(4)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$67,050	$33,525	$0
Insurance:	$110,838	$12,758	$0
Replacement:	$0	$3,183	$0
TI/LC:	$0	$3,326	$80,000
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Mixed Use – Industrial/Self Storage
Collateral:	Fee Simple
Location:	Boca Raton, FL
Year Built / Renovated:	1998 / NAP
Total Sq. Ft.(1):	201,455
Property Management:	Lewis Property Management Company
Underwritten NOI:	$2,356,315
Underwritten NCF:	$2,278,174
Appraised Value:	$38,200,000
Appraisal Date:	November 2, 2018

Historical NOI
Most Recent NOI:	$2,330,101 (T-12 June 30, 2019)
2018 NOI:	$2,339,522 (December 31, 2018)
2017 NOI:	$2,201,210 (December 31, 2017)
2016 NOI:	$2,274,589 (December 31, 2016)

Historical Occupancy(2)
Most Recent Occupancy:	95.9% (July 19, 2019)(3)
2018 Occupancy:	97.0% (December 31, 2018)
2017 Occupancy:	97.0% (December 31, 2017)
2016 Occupancy:	97.0% (December 31, 2016)

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$24,000,000	$119 / $119	62.8% / 62.8%	1.96x / 1.89x	9.8% / 9.5%	9.8% / 9.5%
(1)	Total Sq. Ft. consists of 159,650 sq. ft. of industrial space and 41,805 sq. ft. of self storage space.

(2)	Historical Occupancy represents only the industrial component of the Boca Raton Design Center Property (as defined below).

(3)	Most Recent Occupancy represents the combined occupancy for industrial and self storage components at the Boca Raton Design Center Property. The remaining historical occupancies represent only the industrial component of the Boca Raton Design Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3100-3500 Northwest 2nd Avenue Boca Raton, FL 33431	Collateral Asset Summary – Loan No. 14 Boca Raton Design Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 62.8% 1.89x 9.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,000,000	100.0%	Loan Payoff(1)	$14,476,500	60.3%
			Upfront Reserves	177,889	0.7
			Closing Costs	304,432	1.3
			Return of Equity	9,041,179	37.7
Total Sources	$24,000,000	100.0%	Total Uses	$24,000,000	100.0%
(1)	Loan Payoff represents existing debt comprised of (i) a $13,511,936 mortgage originated by UBS (DBUBS 2011-LC2A) and (ii) defeasance costs of $964,564.

The Borrower / Borrower Sponsor. The borrower under the Boca Raton Design Center loan is Boca Raton Design Center, LLC a Delaware limited liability company and single purpose entity.

The borrower sponsor and non-recourse carveout guarantor is Timothy R. Lewis, founder of Lewis Rental Properties. Established in 1970, Lewis Rental Properties operates light industrial and warehouse rentals and mini storage in South Florida. All of the Lewis Rental Properties are family owned, operated and maintained.

The Property. The property consists of 201,455 square feet of mixed use space, which includes 159,650 sq. ft. of industrial space and a 41,805 sq. ft. self storage facility (265 climate controlled units) on an 11.32 acre site (the “Boca Raton Design Center Property”). The Boca Raton Design Center Property improvements were developed in 1998 by the borrower and consist of eleven buildings. Nine of the buildings are used for industrial space and two buildings are used as a two-story self storage facility. The industrial space is improved with 18’ clear heights, average finish of 20% and bay sizes ranging between 800 sq. ft. to 4,000 sq. ft. The two self-storage buildings have 69 first floor drive in garage units and 196 units on the second floor which are accessible via oversized elevators and stairs. Parking is provided by 356 surface parking spaces resulting in a parking ratio of approximately 1.8 spaces per 1,000 sq. ft. of rentable area.

The top five tenants at the Boca Raton Design Center Property based on net rentable area consist of Broadbandone Inc., Twisters, Kabafusion, MDG Advertising Inc. and Merle Wood Associates. The industrial component of the Boca Raton Design Center Property was 97.5% occupied by 76 distinct tenants as of the rent roll dated July 19, 2019. The self storage component of the Boca Raton Design Center Property was 89.6% occupied on a square foot basis and 79.2% on a per unit basis as of the rent roll dated July 19, 2019.

Industrial Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration(2)
Broadbandone Inc.	NR/NR/NR	32,850	20.6%	$17.58	21.2%	01/31/2021
Twisters	NR/NR/NR	14,750	9.2	16.25	8.8	05/31/2020
Kabafusion	NR/NR/NR	7,000	4.4	16.76	4.3	12/31/2019
MDG Advertising Inc.	NR/NR/NR	5,950	3.7	17.79	3.9	08/31/2019
Merle Wood Associates(3)	NR/NR/NR	5,800	3.6	17.50	3.7	Various
Sub Total / Wtd. Avg.		66,350	41.6%	$17.21	41.9%
Remaining Tenants		89,350	56.0%	$17.76	58.1%
Sub Total / Wtd. Avg.		155,700	97.5%	$17.52	100.0%
Vacant Space		3,950	2.5
Total / Wtd. Avg.		159,650	100.0%
(1)	Based on the underwritten rent roll dated as of July 19, 2019 for the industrial component of the Boca Raton Design Center Property.

(2)	Industrial leases at the Boca Raton Design Center Property are typically signed for one year with automatic lease extensions and 3% rent increases (unless tenant provides 60 days’ notice to vacate).

(3)	Merle Wood Associates leases 3,200 sq. ft. of space that expires on March 31, 2020 and 2,600 sq. ft. of space that expires on April 30, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3100-3500 Northwest 2nd Avenue Boca Raton, FL 33431	Collateral Asset Summary – Loan No. 14 Boca Raton Design Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 62.8% 1.89x 9.8%

The following table presents certain information relating to the lease rollover schedule of the industrial component at the Boca Raton Design Center Property:

Industrial Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Expiring(2)	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	41	54,700	34.3	54,700	34.3%	$17.41	34.9	34.9%
2020	38	65,700	41.2	120,400	75.4%	$17.46	42.0	76.9%
2021	1	32,850	20.6	153,250	96.0%	$17.58	21.2	98.1%
2022	0	0	0.0	153,250	96.0%	$0.00	0.0	98.1%
2023	1	2,450	1.5	155,700	100.0%	$21.00	1.9	100.0%
2024	0	0	0.0	155,700	100.0%	$0.00	0.0	100.0%
2025	0	0	0.0	155,700	100.0%	$0.00	0.0	100.0%
2026	0	0	0.0	155,700	100.0%	$0.00	0.0	100.0%
2027	0	0	0.0	155,700	100.0%	$0.00	0.0	100.0%
2028	0	0	0.0	155,700	100.0%	$0.00	0.0	100.0%
2029	0	0	0.0	155,700	100.0%	$0.00	0.0	100.0%
Thereafter	0	0	0.0	155,700	100.0%	$0.00	0.0	100.0%
Vacant	NAP	3,950	2.5	159,650	100.0%	NAP	NAP
Total / Wtd. Avg.	81	159,650	100.0%			$17.52	100.0%

(1)	Based on the underwritten rent roll dated as of July 19, 2019 for the industrial component at the Boca Raton Design Center Property.

(2)	Certain tenants have more than one lease and/or multiple suites.

(3)	Industrial leases at the Boca Raton Design Center Property are typically signed for one year with automatic lease extensions and 3% rent increases (unless tenant provides 60 days’ notice to vacate).

Cash Flow Analysis
	2016	2017	2018	T-12 6/30/2019	U/W	U/W PSF
Base Rent(1)	$2,471,319	$2,543,917	$2,629,343	$2,641,975	$2,728,259	$17.09
Potential Income from Vacant Space	0	0	0	0	64,000	$0.40
Rent Steps	0	0	0	0	0	$0.00
Total Reimbursement Revenue	0	0	0	0	0	$0.00
Other Income(2)	631,182	637,705	658,706	644,758	638,183	$4.00
Percentage Rent	0	0	0	0	0	$0.00
Less: Vacancy and Credit Loss(3)	0	0	0	0	(139,613)	($0.87)
Effective Gross Income	$3,102,501	$3,181,622	$3,288,049	$3,286,733	$3,290,829	$20.61
Total Expenses	827,912	980,412	948,527	956,632	934,514	$5.85
Net Operating Income	$2,274,589	$2,201,210	$2,339,522	$2,330,101	$2,356,315	$14.76
TI/LC	0	0	0	0	39,912	$0.25
Capital Expenditures	0	0	0	0	38,229	$0.24
Net Cash Flow	$2,274,589	$2,201,210	$2,339,522	$2,330,101	$2,278,174	$14.27
(1)	The U/W Base Rent PSF was based on the underwritten rent roll dated as of July 19, 2019 for the industrial component at the Boca Raton Design Center Property.

(2)	Other Income consists mainly of income from the 265 self storage units at the Boca Raton Design Property along with other miscellaneous income and late fees. T-12 6/30/2019 Other Income is based on the trailing 12 months of rent collected for the self storage units.

(3)	Vacancy and Credit Loss is underwritten at 5.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various Worcester, MA 01606	Collateral Asset Summary – Loan No.15 Liberty MA Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 66.2% 1.52x 10.9x

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Borrower Sponsors:	Andrew M. Cable; Cabfam LLC
Borrowers:	10-14 Liberty New Bond LLC; Liberty Norton Drive LLC; Liberty West Boylston Drive LLC
Original Balance(1):	$20,000,000
Cut-off Date Balance(1):	$20,000,000
% by Initial UPB:	2.5%
Interest Rate:	4.30000%
Payment Date:	1st of each month
First Payment Date:	September 1, 2019
Maturity Date:	August 1, 2029
Amortization:	Amortizing Balloon
Additional Debt:	$15,500,000 Pari Passu Debt
Call Protection(2):	L(24), D(93), O(3)
Lockbox / Cash Management:	Soft Springing Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$50,850	$50,850	NAP
Insurance:	$100,000	$0	NAP
Replacement:	$100,000	Springing	$100,000
TI/LC:	$500,000	$22,529(3)	NAP
Immediate Repairs:	$64,125	$0	NAP
Other(4):	$0	Springing	NAP
Property Information
Single Asset / Portfolio:	Portfolio of 3 properties
Property Type:	Industrial / Office
Collateral:	Fee Simple
Location:	Worcester, MA
Year Built / Renovated:	Various/Various
Total Sq. Ft.:	360,469
Property Management:	Liberty Properties Corp.
Underwritten NOI:	$3,859,392
Underwritten NCF:	$3,534,970
Appraised Value:	$53,660,000
Appraisal Date:	July 2, 2019

Historical NOI(5)
Most Recent NOI:	$3,975,311 (T-12 April 30, 2019)
2018 NOI:	$3,758,395 (December 31, 2018)
2017 NOI:	$3,227,678 (December 31, 2017)
2016 NOI:	$2,349,936 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	86.1% (June 20, 2019)
2018 Occupancy:	86.0% (December 31, 2018)
2017 Occupancy:	86.0% (December 31, 2017)
2016 Occupancy:	90.2% (December 31, 2016)

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$20,000,000
Pari Passu Notes	$15,500,000
Whole Loan	$35,500,000	$98 / $72	66.2% / 48.2%	1.66x / 1.52x	10.9% / 10.0%	14.9% / 13.7%
(1)	The Liberty MA Portfolio loan is part of a whole loan evidenced by three pari passu promissory notes in the aggregate outstanding principal balance as of the Cut-off Date of $40 million. See “Whole Loan Summary” chart herein.

(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of September 1, 2019. Defeasance of the full $35.5 million Liberty MA Portfolio Whole Loan is permitted after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu companion loan to be securitized and (ii) September 1, 2023. The Liberty MA Portfolio Whole Loan permits the partial defeasance and release of individual properties. See “Description of the Mortgage Pool— Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus for additional information.

(3)	The borrower will not be obligated to make the monthly TI/LC reserve deposit if (i) no event of default is continuing, (ii) the Central MA Spec. Ed. lease is extended for three years past the maturity date of the Liberty MA Portfolio Whole Loan, such extension is acceptable to the lender, and Central MA Special Education delivers an acceptable estoppel to the lender, and (iii) the debt service coverage ratio is greater than or equal to 1.25x.

(4)	In the event A. Shulman, Inc. or Central MA Spec. Ed fails to renew their lease (12 and 18 months prior to the end of each tenant’s lease, respectively), gives notice to vacate or “go dark”, among other things, the Liberty MA Portfolio borrower is required to deposit excess cash flow into a reserve account.

(5)	See “Cash Flow Analysis” herein for further discussion of historical operating performance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Worcester, MA 01606	Collateral Asset Summary – Loan No.15 Liberty MA Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 66.2% 1.52x 10.9x

The relationship between the holders of the Liberty MA Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$20,000,000	$20,000,000	CD 2019-CD8	Yes
A-2	10,000,000	10,000,000	CCRE	No
A-3	5,500,000	5,500,000	CCRE	No
Whole Loan	$35,500,000	$35,500,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$35,500,000	100.0%	Loan Payoff	$22,104,032	62.3%
			Return of Equity	12,050,686	33.9
			Closing Costs	630,307	1.8
			Reserves	714,975	2.0
Total Sources	$35,500,000	100.0%	Total Uses	$35,500,000	100.0%

The Borrower Sponsor The borrower sponsors and non-recourse carveout guarantors for the Liberty MA Portfolio Whole Loan are Andrew M. Cable and Cabfam LLC. Andrew M. Cable is the President of Liberty Companies, which was established in 1980 by Austin Cable. Located in Newton, Massachusetts, Liberty Companies’ management team has over 50 years of combined experience in developing and marketing more than 30 million sq. ft. of industrial, manufacturing, office, R&D and retail properties throughout the U.S. Liberty Companies currently manages more than five million sq. ft. of industrial and office properties located primarily in New England.

The Property. The Liberty MA Portfolio properties (the “Liberty MA Portfolio Properties”) are comprised of one mixed use property and two industrial properties totaling 360,469 sq. ft. located in Worcester, Massachusetts along Interstate 190, the main North/South thoroughfare in Central Massachusetts.

The 10-14 New Bond Street property consists of 277,575 sq. ft. (77.0% of NRA), 118,068 sq. ft. of which is office/classroom space and 159,507 sq. ft. of which is industrial space. Additionally, the property contains 20 loading docks, three drive-in dock doors and 25-30 foot clear heights. The 10-14 New Bond Street property was built in 1901, underwent a renovation in 2008 and in 2017, the Liberty MA Portfolio borrower invested $13.5 million in tenant improvements for Central Massachusetts Special Education Collaborative, which occupies 118,068 sq. ft. The remaining space at the 10-14 New Bond Street property is leased by A. Schulman, Inc., Reed Machinery, Inc. and United Rentals. The 10-14 New Bond Street property is currently 81.9% occupied.

The 151 West Boylston Street property consists of 50,370 sq. ft. (14.0% of NRA), 32,970 sq. ft. of which is office space and 17,400 sq. ft. of which is industrial space. The 151 West Boylston Street property was built in 1920 and underwent a renovation in 2014. The 151 West Boylston Street property consists of 32,970 sq. ft. of office space and 17,400 sq. ft. of industrial space with 15 to 25 foot clear heights. The 151 West Boylston Street property is currently 100% occupied by three tenants. These three tenants are Massachusetts State Lottery, US Department of Agriculture and Massachusetts Department of Children & Families.

The 8 New Bond Street property consists of 32,524 sq. ft. (9.0% of NRA) of office space. The 8 New Bond Street property was built in 1890 and underwent a renovation in 2015. The 8 New Bond Street property is currently 100.0% occupied by Massachusetts Department of Environmental Protection.

As of June 20, 2019, the Liberty MA Portfolio Properties were 86.1% occupied by eight tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Worcester, MA 01606	Collateral Asset Summary – Loan No.15 Liberty MA Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 66.2% 1.52x 10.9x

Tenant Summary(1)
Tenant / Building	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Central MA Spec. Ed(3)	NR/NR/NR	118,068	32.8%	$17.67	40.5%	8/31/2027
A. Schulman, Inc.	NR/NR/NR	73,859	20.5	$5.63	8.1	9/30/2020
Commonwealth of MA (DEP)(4)	AA+/Aa1/AA	32,524	9.0	$22.71	14.3	11/16/2024
Reed Machinery, Inc	NR/NR/NR	25,242	7.0	$5.45	2.7	12/31/2021
Commonwealth of Mass (DCF East)(5)	AA+/Aa1/AA	24,268	6.7	$26.39	12.4	8/3/2024
Subtotal/ Wtd. Avg.		273,961	76.0%	$14.67	78.0%
Remaining Occupied		36,252	10.1	$21.47	22.0
Total / Wtd. Avg. Occupied		310,213	86.1%	$15.46	100.0%
Vacant		50,256	13.9
Total		360,469	100.0%
(1)	Based on the underwritten rent roll dated as of June 20, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Central MA Spec. Ed does not have any appropriations clause or early termination options.

(4)	In the event that the Commonwealth of Massachusetts fails to provide specific appropriations to Commonwealth of MA (DEP), the tenant may terminate its lease at the commencement of the applicable fiscal year.

(5)	In the event that the Commonwealth of Massachusetts fails to provide specific appropriations to Commonwealth of Mass (DCF East), the tenant may terminate its lease at the commencement of the applicable fiscal year.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	1	8,702	2.4	8,702	2.4%	$23.50	4.3	4.3%
2020	1	73,859	20.5	82,561	22.9%	$5.63	8.7	12.9%
2021	2	42,642	11.8	125,203	34.7%	$12.58	11.2	24.1%
2022	0	0	0.0	125,203	34.7%	$0.00	0.0	24.1%
2023	0	0	0.0	125,203	34.7%	$0.00	0.0	24.1%
2024	2	56,792	15.8	181,995	50.5%	$24.29	28.7	52.9%
2025	0	0	0.0	181,995	50.5%	$0.00	0.0	52.9%
2026	0	0	0.0	181,995	50.5%	$0.00	0.0	52.9%
2027	2	128,218	35.6	310,213	86.1%	$17.64	47.1	100.0%
2028	0	0	0.0	310,213	86.1%	$0.00	0.0	100.0%
2029	0	0	0.0	310,213	86.1%	$0.00	0.0	100.0%
Thereafter	0	0	0.0	310,213	86.1%	$0.00	0.0	100.0%
Vacant	NAP	50,256	13.9	360,469	100.0%	NAP	NAP	100.0%
Total / Wtd. Avg.	8	360,469	100.0%			$15.46	100.0%
(1)	Based on the underwritten rent roll dated June 20, 2019.

(2)	Certain tenants may have contraction or termination options that may become exercisable prior to the originally stated expiration date of the tenant that are not considered in this lease rollover schedule.

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-12 4/30/2018	U/W	U/W PSF
Gross Potential Rent(1)	$3,925,203	$4,127,691	$4,575,309	$4,672,388	$5,149,131	$14.28
Total Recoveries	520,941	558,801	923,645	1,043,482	1,020,467	$2.83
Gross Potential Income	$3,816,143	$4,686,493	$5,498,954	$5,715,870	$6,169,598	$17.12
Less: Vacancy(2)	0	0	0	0	(456,077)	($1.27)
Effective Gross Income	$3,816,143	$4,686,493	$5,498,954	$5,715,870	$5,713,521	$15.85
Total Operating Expenses	1,466,207	1,458,815	1,740,559	1,740,559	1,854,129	$5.14
Net Operating Income	$2,349,936	$3,227,678	$3,758,395	$3,975,311	$3,859,392	$10.71
TI/LC	0	0	0	0	270,352	$0.75
Capital Expenditures	0	0	0	0	54,070	$0.15
Net Cash Flow	$2,349,936	$3,227,678	$3,758,395	$3,975,311	$3,534,970	$9.81
(1)	U/W Gross Potential Rent is based on the underwritten rent roll dated June 20, 2019 and includes rent steps through January 2020 ($122,647).

(2)	U/W Vacancy is based on in-place economic vacancy of 7.4%. As of June 20, 2019 the Liberty MA Portfolio Properties were 86.1% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND
OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., Citigroup Global Markets Inc., MUFG Securities Americas Inc., Academy Securities, Inc. and Drexel Hamilton, LLC or any other underwriter, (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the CD 2019-CD8 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-CD8 (the "Offering Document").  The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.